EXHIBIT 4.63

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FORTY-FOURTH SUPPLEMENTAL INDENTURE

Dated as of June 15, 2004

Amending and Restating the
Central Vermont Public Service Corporation Indenture of Mortgage
Dated as of October 1, 1929

RECORDING INFORMATION

                                                                                             Town Clerk's Office - Received this Forty-Fifth Supplemental Indenture for record on the                   day of                             , 2004, at              o'clock,        .M., and filed the bound copy as Book              in accordance with T 24 V.S.A., Section 1155, and cross-indexed in the Land Records in Book                   at Page                  .

Attest:	Town Clerk
TABLE OF CONTENTS

SECTION	HEADING	PAGE
Recitals		1
PART ONE	RESTATEMENT OF INDENTURE	3
ARTICLE ONE	DEFINITIONS	6
Section 1.01. Section 1.02.	General Specific Definitions	6 6
ARTICLE TWO	GENERAL PROVISIONS AS TO THE BONDS	18
Section 2.01. Section 2.02. Section 2.03. Section 2.04. Section 2.05. Section 2.06. Section 2.07. Section 2.08. Section 2.09. Section 2.10. Section 2.11. Section 2.12. Section 2.13. Section 2.14.

General Designation, Form, Registration and Limitation in
      General Amount of Bonds
Execution of Bonds
Number and Designation of Bonds
Authentication and Delivery of Bonds by Trustee
Bonds Issuable in Series; Terms of Bonds
Procedure for Creation of New Series of Bonds
Equal Security of Bonds
Date of Bonds and Interest
Bond Register, Registrar and Transfer Agent
Transfer of Bonds; Charges Therefor; Ownership of Bonds
Temporary Bonds
Replacement Bonds
Effect of Replacement
Disposition of Surrendered Bonds

		18 18 18 19 19 19 19 20 20 20 21 21 22 22
ARTICLE THREE	BONDS OF THE PRE-RESTATEMENT SERIES	22
ARTICLE FOUR	ISSUANCE OF ADDITIONAL BONDS	23
Section 4.01. Section 4.02. Section 4.03. Section 4.04.	Issuance of Additional Bonds Based on Net Utility Plant Additional Bonds Against Deposit of Cash Withdrawal of Deposited Cash Supplemental Indentures	23 25 26 27
ARTICLE FIVE	COVENANTS OF THE COMPANY	27

Section 5.01.
Section 5.02.
Section 5.03.
Section 5.04.

Section 5.05.
Section 5.06.
Section 5.07.
Section 5.08.
Section 5.09.
Section 5.10.
Section 5.11.
Section 5.12.
Section 5.13.
Section 5.14.
Section 5.15.
Section 5.16.
Section 5.17.
Section 5.18.

Payment
Maintenance of Office or Agency
Taxes and Assessments
Maintenance of Corporate Existence and Rights, Compliance
      With Laws
Carry on Business and Maintain Property
Insurance
Maintenance of Long Term Debt
Interest Charges Coverage
Dividends, Stock Purchases, Restricted Investments
Unregulated Subsidiary Investments; Guaranty of Obligations
Restrictions on Encumbrances
Transactions with Affiliates
Regulated Subsidiary Debt
Records of Account and Certificate
Certificate as to Compliance
Warranty of Title and Further Assurances
Paying Agents
Payment of Certain Charges

		27 28 28 28 29 29 30 30 30 31 32 34 34 34 35 35 36 37
ARTICLE SIX	DEFAULT PROVISIONS AND REMEDIES	37
Section 6.01. Section 6.02. Section 6.03. Section 6.04. Section 6.05. Section 6.06. Section 6.07. Section 6.08. Section 6.09. Section 6.10. Section 6.11.

Events of Default Defined; Acceleration of Maturity;
      Rescission and Annulment
Covenant to Make Payments upon Default
Remedies in Case of Default
Trustee's Powers
Application of Moneys by Trustee
Limitation on Suits; Preservation of Rights to Payment and to
      Sue
Remedies Cumulative
Rights of Bondholders to Direct Trustee; Waivers
Notice by Trustee of Defaults
Costs of Suit
Waiver of Appraisement and Other Laws

		37 39 39 41 42 43 44 44 44 44 45
ARTICLE SEVEN	THE TRUSTEE	45
Section 7.01. Section 7.02. Section 7.03. Section 7.04. Section 7.05. Section 7.06. Section 7.07. Section 7.08. Section 7.09. Section 7.10. Section 7.11. Section 7.12.

Certain Duties and Responsibilities
Certain Rights of the Trustee
Trustee Note Responsible for Certain Matters
Trustee's Relationship with Company
Trust Moneys
Trustee's Compensation
Reliance on Officers' Certificates by Trustee and Other
      Persons
Corporate Trustee Required; Eligibility
Resignation and Removal of Trustee; Appointment of
      Successor

Acceptance of Appointment by Successor
Successor to Trustee
Separate of Co-Trustee, Powers

		45 46 47 48 48 48 48 49 49 50 51 51
ARTICLE EIGHT	CONCERNING THE BONDHOLDERS	52
Section 8.01. Section 8.02. Section 8.03.	Evidence of Action Proof of Execution Effect of Actions by Holders of Bonds	52 52 53
ARTICLE NINE	SUPPLEMENTAL INDENTURES	53
Section 9.01. Section 9.02. Section 9.03. Section 9.04. Section 9.05. Section 9.06.

Supplemental Indenture Without Consent of Bondholders
Modification of Indenture
Effect of Supplemental Indenture
Trust Indenture Act
Notation of Changes on Bond
Trustee's Reliance on Opinion of Counsel

		53 54 55 55 56 56
ARTICLE TEN	CONSOLIDATION, MERGER, AND SALE	56
Section 10.01. Section 10.02. Section 10.03.

Consolidation, Mergers or Sales Where the Company is Not
      the Surviving Corporation Permitted on Certain Terms
Successor Company Substituted
Consolidations or Mergers Where the Company is the
      the Surviving Corporation

		56 57 58
ARTICLE ELEVEN	POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY	59
Section 11.01. Section 11.02. Section 11.03. Section 11.04. Section 11.05. Section 11.06. Section 11.07

Possession and Use of Mortgaged Property
Disposition of Mortgaged Property without Release
Release of Mortgaged Property
Eminent Domain and Other Governmental Takings
Purchaser Protected
Powers Exercisable Notwithstanding Event of Default
Powers Exercisable by Receiver or Trustee

		59 59 60 63 64 65 65
ARTICLE TWELVE	REDEMPTION OF BONDS	65
Section 12.01. Section 12.02. Section 12.03. Section 12.04. Section 12.05. Section 12.06.	Redemption Price and Manner of Redemption Selection of Bonds to be Redeemed Notice of Redemption Partial Redemption of Bond Payment of Redemption Price Cancellation of Bonds	65 65 66 67 67 67
ARTICLE THIRTEEN	SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS	68
Section 13.01. Section 13.02. Section 13.03. Section 13.04.	Satisfaction and Discharge of Indenture Funds Deposited for Payment of Bonds Moneys Held by Paying Agent Moneys Held by Trustee	68 69 69 69
ARTICLE FOURTEEN	APPLICATION, INVESTMENT AND WITHDRAWAL OF TRUST MONEYS	69
Section 14.01. Section 14.02. Section 14.03. Section 14.04. Section 14.05. Section 14.06. Section 14.07. Section 14.08. Section 14.09. Section 14.10.

"Trust Moneys" Defined
Payment of the Outstanding Bonds
Withdrawal of Disposition Proceeds
Withdrawal of Insurance Proceeds
Withdrawal of Amounts not in excess of $50,000
Powers Exercisable Notwithstanding Event of Default
Powers Exercisable by Trustee or Receiver
Disposition of Bonds Retired
Condemnation of All Mortgaged Property
Investment of Trust Moneys

		69 70 70 72 74 74 75 75 75 76
ARTICLE FIFTEEN	IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS	77
ARTICLE SIXTEEN	PLEDGED SECURITIES	77
Section 16.01. Section 16.02. Section 16.03. Section 16.04.	Deposit of Pledged Securities Income on Pledged Securities Voting of Pledged Securities Principal and Other Payment	77 78 78 79
ARTICLE SEVENTEEN	MISCELLANEOUS PROVISIONS	79
Section 17.01. Section 17.02. Section 17.03. Section 17.04. Section 17.05. Section 17.06. Section 17.07. Section 17.08.

Successors and Assigns
Service of Notices
Vermont Law Applicable
Certificates or Opinions to Trustee
Counterparts
Effect of Headings and Table of Contents
Acceptance of Trust by Trustee
Separability of Indenture Provisions

		79 79 79 80 80 80 80 80
PART TWO	AMENDMENT OF OUTSTANDING BONDS AND PRIOR SUPPLEMENTAL INDENTURES	80
ARTICLE ONE	RESTATEMENT OF TERMS AND PROVISIONS OF SERIES JJ BONDS	81
Section 1.01.	Terms and Provisions of Series JJ Bonds	81
ARTICLE TWO	RESTATEMENT OF TERMS AND PROVISIONS OF SERIES NN BONDS	81
Section 1.01.	Terms and Provisions of Series NN Bonds	81
ARTICLE THREE	RESTATEMENT OF TERMS AND PROVISIONS OF SERIES OO BONDS	81
Section 1.01.	Terms and Provisions of Series OO Bonds	81
ARTICLE FOUR	RESTATEMENT OF TERMS AND PROVISIONS OF SERIES PP BONDS	82
Section 1.01.	Terms and Provisions of Series PP Bonds	82
ARTICLE FIVE	RESTATEMENT OF TERMS AND PROVISIONS OF SERIES QQ BONDS	82
Section 1.01.	Terms and Provisions of Series QQ Bonds	82
ARTICLE SIX	RESTATEMENT OF TERMS AND PROVISIONS OF SERIES RR BONDS	82
Section 1.01.	Terms and Provisions of Series RR Bonds	82
Signature		83
ATTACHMENTS:
EXHIBIT A	----	Form of Bonds
EXHIBIT B	----	Form of Net Utility Plant Certificate
EXHIBIT C	----	Form of Available Earnings Certificate
EXHIBIT D	----	Form of Capitalization Certificate
EXHIBIT E	----	Terms and Provisions of Series JJ Bonds
EXHIBIT F	----	Terms and Provisions of Series NN Bonds
EXHIBIT G	----	Terms and Provisions of Series OO Bonds
EXHIBIT H	----	Terms and Provisions of Series PP Bonds
EXHIBIT I	----	Terms and Provisions of Series QQ Bonds
EXHIBIT J	----	Terms and Provisions of Series RR Bonds
SCHEDULE I	----	Description of Real Property

              This Forty-Fourth Supplemental Indenture is dated as of June 15, 2004 and entered into by and between CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the State of Vermont, having offices at 77 Grove Street, Rutland, Vermont  05701 (hereinafter referred to as the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (successor to Old Colony Trust Company as trustee and other successor trustees), having an office at 1 Federal Street, Boston, Massachusetts  02110, as Trustee (hereinafter generally referred to as the "Trustee"), with reference to the following Recitals:

RECITALS

              The background of this Forty-Fourth Supplemental Indenture is:

              A.      The Company has heretofore executed and delivered to the Old Colony Trust Company, as trustee, its Indenture of Mortgage dated as of October 1, 1929 (hereinafter sometimes referred to as the "Original Indenture") and has executed and delivered to said trustee and various successors, as the case may be, the following supplemental indentures thereto: (a) First Supplemental Indenture dated as of August 1, 1936; (b) Second Supplemental Indenture dated as of November 15, 1943; (c) Third Supplemental Indenture dated as of December 1, 1943; (d) Fourth Supplemental Indenture dated as of April 1, 1944; (e) Fifth Supplemental Indenture dated as of February 1, 1945; (f) Sixth Supplemental Indenture dated as of September 2, 1947; (g) Seventh Supplemental Indenture dated as of July 15, 1948; (h) Eighth Supplemental Indenture dated as of May 3, 1950; (i) Ninth Supplemental Indenture dated as of August 1, 1951; (j) Tenth Supplemental Indenture dated as of May 1, 1952; (k) Eleventh Supplemental Indenture dated as of July 10, 1953; (l) Twelfth Supplemental Indenture dated as of September 1, 1953; (m) Thirteenth Supplemental Indenture dated as of June 1, 1954; (n) Fourteenth Supplemental Indenture dated as of April 18, 1956; (o) Fifteenth Supplemental Indenture dated as of February 1, 1957; (p) Sixteenth Supplemental Indenture dated as of March 15, 1960; (q) Seventeenth Supplemental Indenture dated as of March 1, 1962; (r) Eighteenth Supplemental Indenture dated as of March 2, 1964; (s) Nineteenth Supplemental Indenture dated as of March 1, 1965; (t) Twentieth Supplemental Indenture dated as of December 1, 1966; (u) Twenty-First Supplemental Indenture dated as of January 3, 1967; (v) Twenty-Second Supplemental Indenture dated as of December 1, 1967; (w) Twenty-Third Supplemental Indenture dated as of July 1, 1969; (x) Twenty-Fourth Supplemental Indenture dated as of December 1, 1969; (y) Twenty-Fifth Supplemental Indenture dated as of May 15, 1971; (z) Twenty-Sixth Supplemental Indenture dated as of April 15, 1973; (aa) Twenty-Seventh Supplemental Indenture dated as of April 1, 1975; (bb) Twenty-Eighth Supplemental Indenture dated as of April 25, 1977; (cc) Twenty-Ninth Supplemental Indenture dated as of July 29, 1977; (dd) Thirtieth Supplemental Indenture dated as of September 15, 1978; (ee) Thirty-First Supplemental Indenture dated as of September 1, 1979; (ff) Thirty-Second Supplemental Indenture dated as of June 1, 1981; (gg) Thirty-Third Supplemental Indenture dated as of August 15, 1983; (hh) Thirty-Fourth Supplemental Indenture dated as of January 15, 1985; (ii) Thirty-Fifth Supplemental Indenture dated as of December 15, 1989; (jj) Thirty-Sixth Supplemental Indenture dated as of December 10, 1990; (kk) Thirty-Seventh Supplemental Indenture dated as of December 10, 1991; (ll) Thirty-Eighth Supplemental Indenture dated as of December 10, 1993; (mm) Thirty-Ninth Supplemental Indenture dated as of December 29, 1997; (nn) Fortieth Supplemental Indenture dated as of January 28, 1998; (oo) Forty-First Supplemental Indenture dated as of July 19, 1999; (pp) Forty-Second Supplemental Indenture dated as of June 11, 2001; and (qq) Forty-Third Supplemental Indenture dated as of April 1, 2003 (the Original Indenture and such supplemental indentures being sometimes collectively referred to as the "Indenture") for the purpose of securing Bonds of the Company to be issued in series from time to time in the manner and subject to the conditions set forth in the Indenture;

              B.      There are presently issued and outstanding under the Indenture the following Bonds (the "Outstanding Bonds") in the following principal amounts and with the maturity dates indicated:

              (i)      $15,000,000 aggregate principal amount of the Company's Series JJ, 8.91% Bonds due December 15, 2031 (the "Series JJ Bonds");

              (ii)      $3,000,000 aggregate principal amount of the Company's Series NN, 6.27% Bonds due December 15, 2008 (the "Series NN Bonds");

              (iii)      $17,500,000 aggregate principal amount of the Company's Series OO, 6.90% Bonds due December 15, 2023 (the "Series OO Bonds");

              (iv)      $5,133,562 aggregate principal amount of the Company's Series PP (Millstone) Bonds due December 16, 2015 (the "Series PP Bonds");

              (v)      $5,788,750 aggregate principal amount of the Company's Series QQ (Seabrook) Bonds due December 16, 2009 (the "Series QQ Bonds"); and

              (vi)      $6,015,275.35 aggregate principal amount of the Company's Series RR (East Barnet) Bonds due December 16, 2013 (the "Series RR Bonds");

              C.      The Company, in the exercise of the power and authority conferred upon or reserved to it by the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Forty-Fourth Supplemental Indenture (hereinafter sometimes referred to as the "Forty-Fourth Supplemental Indenture") in order to amend and restate in its entirety the Indenture which will be effective as of June 15, 2004;

              D.      The Company has obtained and filed with the Trustee the written consent of all of the holders of the Outstanding Bonds to the restatement of, and other amendments to, the Indenture which are hereinafter set forth;

              E.      The Company has determined that all conditions and requirements necessary to make this Forty-Fourth Supplemental Indenture, in the form and on the terms hereof, a valid, binding and legal agreement in accordance with its terms and the purposes herein expressed, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

              NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company at or before the delivery of these presents, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company hereby covenants and agrees with the Trustee, and its successors in the trust under the Indenture, for the equal benefit of all present and future bondholders as follows:

PART ONE
RESTATEMENT OF INDENTURE

              The first Whereas paragraph and all provisions of the Original Indenture which follow such paragraph including, without limitation, the Granting Clauses and Articles I through XVII of such Original Indenture, and all of the indentures supplemental thereto other than this Forty-Fourth Supplemental Indenture, are hereby amended and restated in their entirety to read as follows, provided that this restatement shall not affect any specific terms or provisions of the Bonds outstanding contained in the Bonds themselves except as herein or hereinafter otherwise provided and the form of bond hereafter issued under the Indenture shall only be in registered form and the form of such bond to be used hereafter is set forth in Exhibit A hereto:

              WHEREAS, the Company owns and possesses the property hereinafter described, together with certain franchises, permits, rights and privileges, and has legal authority to make and execute this mortgage upon all such property, franchises, permits, rights and privileges, and to issue its bonds as herein provided; and

              WHEREAS, the Company desires to provide funds for its corporate purposes and to that end, pursuant to votes or resolutions regularly adopted by its Board of Directors at meetings duly and regularly called and held for the purpose, has duly determined to borrow money and for that purpose to issue its Bonds (hereinafter sometimes referred to as the "Bonds") to be secured by this indenture of mortgage or deed of trust as amended and supplemented (hereinafter sometimes referred to as the "Indenture") on the properties of the Company, as hereinafter provided, said Bonds to be issued from time to time in one or more series, without limitation as to the aggregate principal amount of Bonds of all series that may be authenticated, issued and outstanding hereunder, but subject to the restrictions and provisions contained in this Indenture with respect thereto, the Bonds of each series to be in fully registered form without coupons (hereinafter referred to as registered Bonds), and to bear such date, to be payable on such date, or in case of serial maturities on such dates, and at such place or places, to bear interest at such rate payable at such time or times and at such place or places, to bear such designation or title herein provided for, and to contain such provisions, if any, with respect to tax exemptions, tax reimbursements, redemption, sinking fund, conversion into stock or other securities of the Company, limitations as to aggregate principal amount of Bonds of such series issuable and/or other characteristics not in conflict with the terms of this Indenture as the Board of Directors shall determine with respect to each successive series prior to the authentication of any Bonds thereof; and

              WHEREAS, all acts and things necessary to make the Bonds, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid mortgage or deed of trust to secure the payment of the principal and interest of all Bonds issued hereunder, have been done and performed, and the creation, execution and delivery of this Indenture and the creation, execution and issue of bonds subject to the terms hereof, have in all respects been duly authorized;

              NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase of the bonds by the holders thereof, and of the sum of One Dollar duly paid by the Trustee, to the Company, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal and interest of all Bonds which shall be issued hereunder, and for the purpose of securing the faithful performance and observance of all the covenants and conditions hereinafter, and/or in any supplemental indenture, set forth, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted, conveyed and confirmed and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant, convey and confirm unto the Trustee, as herein provided, and its successor or successors in the trust hereby created, forever the following described property, rights, titles and interests of the Company (collectively, the "Mortgaged Property") and grants a security interest therein as permitted by applicable law: all and singular the plants, rights, accounts, permits, franchises, privileges, easements and property, real, personal and mixed, now owned by the Company or which may hereafter be acquired by it, together with the rents, issues and profits thereof, including, without limiting the generality of the foregoing, all real property specifically described in Schedule I hereto, excepting, however, and there are hereby expressly reserved from the lien and effect of this Indenture, (a) all lamps and supplies, machinery, appliances, goods, wares, and other removable property now or at any time handled by the Company for sale as merchandise or not in use or connected as fixtures with its own plants, and consumable supplies and (b) Bank Receivables and (c) all cash and all bonds, stocks and other securities now owned or which may hereafter be owned by the Company and which are not deposited under this Indenture and (d) the last day of each of the demised terms created by any lease of property now leased to the Company, and the last day of any demised term under each and every lease hereafter acquired by the Company and under each and every renewal of any lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company and (e) all telephone properties, whether now owned or hereafter acquired by the Company (property of the character described in the foregoing clauses (a), (b), (c), (d) and (e) being herein sometimes called "Excepted Property"); provided, however, that if an Event of Default as defined in Section 6.01 hereof shall happen and be continuing and if thereafter the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged Property, such Trustee or receiver or trustee may, to the extent not prohibited by law, take possession of any and all of the Excepted Property then on hand and use and administer and consume the same to continue the operations of the Mortgaged Property in all respects as if such Excepted Property were part of the Mortgaged Property, accounting therefor, if required by law, to such persons, if any, as may be lawfully entitled to such an accounting.

              Without in any way limiting or restricting the generality of the foregoing, there is included in this conveyance and included in Mortgaged Property, and the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants, conveys and confirms to the Trustee and its successor or successors in the trust hereby created the following described property, together with all tenements, hereditaments and appurtenances thereunto belonging or appertaining, owned by the Company, to-wit:

              First. All and singular the electrical plants and systems and the gas plants and systems of the Company wherever located, together with all equipment, structures, buildings, dams, canals, pen-stocks, engines, boilers, benches, holders, condensers, pumps, machinery, transformers, tools, mains, pipes, conduits, insulators, dynamos, meters, wires, transmission and distribution lines, towers, poles, electrical conductors, motors, rights-of-way, leases, contracts, ordinances, rights, privileges, franchises, permits, easements in any wise appertaining to said plants and systems or any of them and/or the operation thereof, including all the fixed assets, equipment, transmission and distribution systems, franchises, rights and easements;

              Second. Any and all cash, stocks, bonds, obligations and other like securities from time to time hereafter by delivery or by writing of any kind for the purposes hereof pledged, assigned or transferred to the Trustee by the Company or by anyone on its behalf or with its written consent, and the Trustee is hereby authorized to receive any such property at any and all times as and for additional security. Any such pledge, assignment or transfer by the Company or by any one on its behalf, or with its written consent, pursuant to the provisions of this clause, as and for additional security, may, notwithstanding anything herein contained, be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument in writing then to be executed by the Company or the person or corporation assigning, mortgaging, pledging or transferring the same and by the Trustee respecting the use, management and disposition of the property so pledged, transferred or assigned.

              TO HAVE AND TO HOLD, all said property hereby conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues and profits thereof, as well as all such after-acquired property, unto the Trustee, its successor or successors in trust and its assigns forever;

              SUBJECT, HOWEVER, to Permitted Encumbrances (as defined in Section 1.02).

              BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders of all Bonds now or hereafter issued hereunder, pursuant to the provisions hereof, and for the enforcement of the payment of said Bonds when payable and the performance of and compliance with the covenants and conditions of this Indenture, without any preference, distinction or priority as to lien or otherwise of any Bond or Bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as herein otherwise expressly provided; but so that each and every Bond now or hereafter issued hereunder shall have the same lien, and so that the interest and principal of every such Bond shall, subject to the terms hereof, be equally and proportionately secured hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery hereof.

              And it is expressly declared that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said property hereby mortgaged or pledged is to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, that is to say:

ARTICLE ONE
DEFINITIONS

              Section 1.01.      General. For all purposes of this Indenture (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) the terms defined in this Article One shall have the respective meanings specified in this Section 1.01 and in Section 1.02.

              All references in this instrument to designated Articles, Sections or other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words herein, hereof and hereunder and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision.

              All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, either directly or by reference therein to the Securities Act of 1933, as amended, shall have the meanings assigned to such terms therein.

              Section 1.02      Specific Definitions.

              "Acceptable Bank" means any bank or trust company (including the Trustee) (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $100,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

              "Accounting Requirements" means generally accepted accounting principles consistently applied or such other system of accounts prescribed by the Vermont Public Service Board at the time in effect or any substitute system of accounts prescribed by any successor commission or commissions empowered to regulate the rates and charges of the Company for the transmission and distribution of electric power.

              "Additional Bonds" shall have the meaning set forth in Section 4.01.

              "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests (excluding any preferred stock) of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

              "Appraiser" means a Person engaged in the business of appraising real or personal property whether or not employed by or in any way affiliated with the Company.

              "Authorized Newspaper" means The Wall Street Journal (all United States editions) or if The Wall Street Journal ceases publication, any newspaper printed in the English language, nationally known in the United States, and customarily published on each business day of the year, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.

              "Available Earnings Certificate" has the meaning stated in Section 4.01.

              "Bank Receivables" means any accounts receivable of the Company with respect to which the Company grants a lien to one or more Banks (herein the "Bank") to secure loans from the Bank in connection with an accounts receivable financing by the Company; provided that (i) the aggregate amount of accounts receivable financing secured by such liens at any time shall not exceed $10,000,000 and (ii) if an Event of Default shall occur and be continuing and the Bank shall receive written notice thereof from the Trustee or the Company, the Bank shall not be entitled to the grant of any liens thereafter on accounts receivable of the Company.

              "Board of Directors" means the board of directors of the Company or any authorized committee of said board.

              "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

              "Bond" or "Bonds" means any bond or bonds that have been or may be issued and delivered under this Indenture and supplements hereto.

              "Bond Register" and "Bond Registrar" shall have the respective meanings stated in Section 2.09. The term Bond Registrar shall include any co-registrar of the Bonds named pursuant to such Section and the term Bond Register shall include any duplicate kept by such co-registrar as required by such Section.

              "Bondholder" or "holder of Bonds," or other similar term, when used with respect to any Bond, means the Person in whose name such Bond is registered in the Bond Register.

              "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Boston, Massachusetts or New York, New York are required or authorized to be closed.

              "Capitalization Certificate" has the meaning set forth in Section 4.01.

              "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

              "Capitalized Rentals" of any Person shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on the balance sheet of such Person, in accordance with Accounting Requirements.

              "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time hereafter such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

              "Company" means Central Vermont Public Service Corporation, a Vermont corporation, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

              "Company Order" and "Company Request" mean, respectively, any written order or request signed in the name of the Company by its President or a Vice President and by its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer.

              "Debt" means, with respect to any Person, without duplication,

              (a)      its liabilities for borrowed money;

              (b)      its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable or a performance bond or similar obligation arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (c)      its Capitalized Rentals;

              (d)      all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

              (e)      any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

              Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

              "Default" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.01.

              "Earnings Available for Interest Charges" for any twelve-month period shall mean Net Earnings for such period plus, to the extent deducted in computing Net Earnings, an amount equal to the aggregate Interest Charges for such period.

              "Engineer" means any Person engaged in the engineering profession whether or not employed by, or in any way affiliated with, the Company.

              "Event of Default" has the meaning stated in Section 6.01.

              "Excepted Property" has the meaning stated in the Granting Clauses.

              "Forty-Fourth Supplemental Indenture" has the meaning stated in Paragraph C of the Recitals.

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America except as modified by Accounting Requirements then in effect.

              "Granting Clauses" shall mean the granting clauses of this Indenture.

              "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Debt or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

              (a)      to purchase such Debt or obligation or any property constituting security therefor;

              (b)      to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

              (c)      to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

              (d)      otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

              In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

              "Indenture" shall mean the Indenture of Mortgage dated as of October 1, 1929, as amended and supplemented from time to time.

              "Independent" when used with respect to any specified Person means such a Person, who, or firm or corporation that, (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Bonds or in any Affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that the opinion or certificate of any Independent Person shall be furnished to the Trustee, such Person shall be appointed by a Company Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

              "Institutional Holder" means any bank, trust company, savings and loan association, pension plan, investment company, insurance company, or any other similar financial institution or entity, regardless of legal form that is a Bondholder.

              "Interest Charges" shall mean for any period the sum of (1) all interest for such period on all Bonds Outstanding under this Indenture except any Bonds issued under the provisions of Section 4.02 in respect of which the Trustee then holds deposited cash (whether invested in obligations of the government of the United States of America or not so invested), which was deposited against the authentication of such Bonds, and (2) interest for such period on all indebtedness of the Company secured by liens on the Mortgaged Property which is Prior Lien Debt (excepting any such indebtedness the evidences of which shall then be held by the Trustee under the provisions of this Indenture or by the trustee under any mortgage constituting a lien superior to the lien of this Indenture on any part of the Mortgaged Property, and any such indebtedness for the payment or redemption of which the necessary moneys shall have been deposited with the trustee under the mortgage securing the same).

              "Investments" means any investment, made in cash or by delivery of property by the Company or any of its Regulated Subsidiaries in any Person, whether by acquisition of stock, or by loan, advance or capital contribution.

              "Long Term Debt" shall mean as of any date of determination, the total of all Debt of the Company outstanding on such date having a final maturity of more than one year from the date of origin thereof or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin, including all payments in respect thereof that are required to be made within one year from the date of any determination of Long Term Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP.

              "Make-Whole Amount" means, with respect to each series of Bonds, the "Make-Whole Amount" (or any other premium), if any, as defined in the Supplemental Indenture applicable to such series of Bonds, to be due and payable in the event of an optional prepayment of the Bonds by the Company and such Make-Whole Amount shall be payable under Article Six where specified only if the Bonds become due by declaration and shall be calculated as though the Company exercised its right to optionally prepay the Bonds on, with the Bonds becoming due on, the date of such declaration.

              "Mortgaged Property" means all property conveyed, assigned, pledged or mortgaged to the Trustee hereunder to secure the Bonds from time to time Outstanding.

              "Net Earnings" shall mean net earnings of the Company for any period which is deemed to be the amount remaining after deducting from the total gross earnings and income of the Company, derived from all sources for such period (except for profits and losses from sales of capital assets and taxes in respect of any such profits), all of the Company's operating expenses for such period, including rentals, taxes (excluding income taxes), insurance, charges for current maintenance, repairs and depreciation. When determining Net Earnings for the issuance of Additional Bonds, in case any property owned by the Company at the time of the date of determination shall not have been owned by it during any part of any such period or shall have been owned by it during a part only of such period, then and in every such case the net earnings of such property during such period, or during such part thereof as shall have preceded the acquisition of said property by the Company, shall be considered and treated as net earnings of the Company for such period, and shall be included in such net earnings of the Company and in case any property owned by the Company during any part of such period is sold or otherwise disposed of prior to the date of determination, then in such case the net earnings of such property during such period shall be excluded in determining the net earnings of the Company for such period and in the event that utility rates were changed during such period, the gross revenues of the Company, less related expenses and charges, shall be adjusted to reflect on an annualized basis for such period the effect of the increase or decrease in gross revenues of the Company attributable to such higher or lower rates. As used in this definition "date of determination" means (i) for purposes of calculating Net Earnings to determine compliance with Section 4.01(d) in connection with a request to authenticate Bonds, the date of authentication of such Bonds, and (ii) for purposes of calculating Net Earnings to determine compliance with Section 5.07 as of the end of a fiscal quarter, the last day of such fiscal quarter.

              "Net Income" has the meaning set forth in Section 5.09.

              "Net Plant Bondable Capacity" shall mean as of the date of determination an amount equal to (i) 70% of Net Utility Plant as of a date specified pursuant to Section 4.01, minus (ii) the Net Plant Reduction Amount.

              "Net Plant Reduction Amount" shall mean as of the date of determination the following applicable amount:

If the date of determination is in the calendar year of:	The applicable amount shall be:
2004	$24,000,000
2005	21,000,000
2006	18,000,000
2007	15,000,000
2008	12,000,000
2009	9,000,000
2010	6,000,000
2011	3,000,000
2012 and thereafter	-0-

              "Net Utility Plant" shall mean as of a specified date the result obtained by subtracting from the Original Cost of all Utility Plant as of such date, an amount equal to the accrued depreciation applicable to such Utility Plant as carried on the books of the Company as of such date, consistent with Accounting Requirements. As used in this definition, the following terms have the meanings set forth:

              (1)      The term "Utility Plant" shall mean all property and all permanent improvements, extensions, additions and betterments (including equipment), to or about the plants and properties of the Company which are used or useful in the business of the purchase, production, transmission, distribution and sale of electricity and are properly chargeable under Accounting Requirements to the plant account and which are subject to the lien of the Indenture, excluding (i) all Excepted Property and (ii) all Capitalized Leases, intangible plant and any nuclear fuel.

              (2)      The term "Original Cost", as applied to Utility Plant, shall mean Utility Plant recorded on the Company's books in accordance with Accounting Requirements, prior to the deduction for accumulated depreciation.

              "Net Utility Plant Certificate" has the meaning stated in Section 4.01.

              "Officers' Certificate" shall mean a certificate signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company.

              "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who must be satisfactory to the Trustee and who may be of counsel for the Company.

              "Original Cost" shall have the meaning set forth in the definition of Net Utility Plant.

              "Outstanding" when used with respect to Bonds means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

              (1)      Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and those portions of the principal of Bonds that have been paid;

              (2)      Bonds for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the holders of such Bonds; provided, that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

              (3)      Bonds alleged to have been destroyed, lost or stolen that have been replaced as provided in Section 2.12;

              provided, however, that in determining whether the holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Trustee knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or such other obligor.

              "Paying Agent" means any Person authorized by Board Resolution to pay the principal of (and premium, if any) or interest on any Bonds on behalf of the Company.

              "Permitted Encumbrances" means any of the following:

              (1)      The lien of this Indenture.

              (2)      Liens for taxes and assessments for the then current year and taxes and assessments not delinquent or for taxes and assessments being contested in accordance with Section 5.03 hereof.

              (3)      Defects in the title to lands traversed by easements or rights-of-way in favor of the Company, or liens on such lands securing indebtedness issued by Persons other than the Company, not assumed by the Company and on which the Company does not customarily pay interest, provided, in any of the above cases, that, in the opinion of counsel for the Company, the power under eminent domain or similar statutes is available to the Company to condemn or acquire easements or rights-of-way sufficient for its purposes over the land traversed by such easements or rights-of-way or over other lands adjacent thereto.

              (4)      Liens of judgments (i) the execution of which has been stayed, or (ii) with respect to which the time for appeal shall not have expired, or (iii) that shall be in the course of appeal, or (iv) the payment of which, in the Opinion of Counsel, has been adequately secured otherwise than by such liens, or (v) that do not aggregate more than $1,000,000.

              (5)      Undetermined liens or charges incidental to construction so long as (i) the Company has no actual notice that any action has been taken in or before any court to perfect such liens and charges, or (ii) the execution of which has been stayed, or (iii) with respect to which the time for appeal shall not have expired, or (iv) that shall be in the course of appeal, or (v) the payment of which, in the Opinion of Counsel, has been adequately secured otherwise than by such liens, or (v) that do not aggregate more than $1,000,000.

              (6)      Rights reserved to or vested in any municipality or public authority by the terms of any franchise, grant, license or permit or by any provision of law to purchase or recapture or to designate a purchaser of any property of the Company.

              (7)      Easements or reservations in any property of the Company for the purpose of roads, railroads, pipe, sewer, telephone, electric and power lines and other like purposes that do not materially impair the use of such property in the operation of the business of the Company.

              (8)      Rights reserved to or vested in any municipality or public authority to use or control or regulate any property of the Company, including zoning laws and ordinances.

              (9)      If the Company shall have acquired any property subject to terms, conditions, agreements, leases, covenants, exceptions, restrictions or reservations that do not secure any obligation and that do not materially impair the use of such property in the operation of the business of the Company, any such term, condition, agreement, lease, covenant, exception, restriction or reservation.

              (10)      Liens, the validity of which is being contested or disputed in good faith by the Company and in respect of which the Company has set aside adequate reserves.

              (11)      Any liens in respect of which cash sufficient to pay or redeem all obligations secured thereby shall be held in trust for the purpose by the Trustee.

              (12)      Any mechanic's liens, landlord's liens, liens for workmen's compensation awards and other statutory liens, provided that (i) no such liens shall be prior to the lien of this Indenture, or (ii) the execution of which has been stayed, or (iii) with respect to which the time for appeal shall not have expired, or (iv) that shall be in the course of appeal, or (v) the payment of which, in the Opinion of Counsel, has been adequately secured otherwise than by such liens, or (v) that do not aggregate more than $1,000,000.

              (13)      Irregularities or deficiencies in the record evidence of title to real property that (i) in the opinion of counsel for the Company are inconsequential or (ii) exist with respect to real property of which the Company has been in possession for a sufficient period of time to have acquired title thereto by adverse possession under applicable law.

              (14)      Permitted Prior Liens.

              (15)      liens, security interests, charges or encumbrances on or over the Company's joint ownership interests in the Millstone #3 nuclear generating facility, the Joseph C. McNeil plant, the Wyman #4 plant and the Highgate Interconnection Facility or any portion thereof, or any facilities or properties associated with such generating and transmission facilities or nuclear fuel or other fuel, in any stage, for use in or with such facilities, provided that no such liens shall be prior to the lien of this Indenture or materially impair the use of such property in the operation of the business of the Company.

              (16)      Second Mortgage Indenture dated as of July 15, 1999 between the Company and The Bank of New York, as Trustee, as supplemented by a First Supplemental Indenture dated as of July 15, 1999 (collectively, the "Second Mortgage"); provided the Second Mortgage shall not be a Permitted Encumbrance after August 2, 2004.

              In determining, for the purpose of any opinion to be delivered under this Indenture, whether any of the encumbrances referred to in paragraphs (7), (9) and (15) above materially impair the use of the property subject thereto in the operation of the business of the Company, counsel giving such opinion may rely on an Officers' Certificate.

              Any cash deposited with the Trustee in accordance with paragraph (11) above shall be held by the Trustee and applied by it to the discharge of the lien in respect of which it was deposited when and if such lien shall have been finally determined by a court of competent jurisdiction or when so directed by the Company prior to such adjudication. Any cash so deposited remaining after the discharge of such lien shall be returned to the Company. The Trustee may rely upon an Opinion of Counsel as to any such adjudication and as to the discharge of such lien.

              Any cash deposited with the Trustee pursuant to paragraph (11) above held at the date of discharge of this Indenture shall be repaid to the Company upon Company Order.

              "Permitted Prior Lien" means any mortgage, security interest, lien or encumbrance described in Section 5.11(a) hereof but only to the extent permitted therein.

              "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

              "Pledged Securities" has the meaning set forth in Section 16.01.

              "Preferred Stock" means, in respect of any corporation, shares of the capital stock of such corporation that are entitled to preference or priority over any other shares of the capital stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

              "Pre-Restatement Series" shall have the meaning set forth in Article Three.

              "Prime Rate" shall have the meaning set forth in Section 5.18.

              "Prior Lien Debt" shall have the meaning set forth in Section 5.11(a).

              "Pro Forma Interest Charges" for any twelve month period shall mean as of the date of any determination thereof, the aggregate amount of all Interest Charges which would be payable by the Company in such period determined on a pro forma basis after giving effect to the issuance of any Bonds then proposed to be issued.

              "Regulated Subsidiary" means (i) a subsidiary of the Company which is regulated by the Vermont Public Service Board or the New Hampshire Public Utilities Commission or any successor regulatory commission or agency to either and any other subsidiary that is subject to federal or state regulation as a public utility company and (ii) Custom Investment Corporation and C.V. Realty, Inc.

              "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

              "Responsible Officer," when used with respect to the Trustee, shall mean (i) when U.S. Bank National Association is acting as Trustee, any Vice President or any officer in the Corporate Finance Department, or (ii) when any successor to U.S. Bank National Association is acting as Trustee, any Vice President or any officer in the department of such successor that is responsible for the administration of the trust under the Indenture.

              "Restatement Date" shall mean June 15, 2004.

              "Restated Indenture" shall mean the Indenture as restated in the Forty-Fourth Supplemental Indenture dated as of June 15, 2004.

              "Restricted Investment" has the meaning set forth in Section 5.10.

              "Series JJ Bonds" has the meaning set forth in paragraph B of the Recitals.

              "Series NN Bonds" has the meaning set forth in paragraph B of the Recitals.

              "Series OO Bonds" has the meaning set forth in paragraph B of the Recitals.

              "Series PP Bonds" has the meaning set forth in paragraph B of the Recitals.

              "Series QQ Bonds" has the meaning set forth in paragraph B of the Recitals.

              "Series RR Bonds" has the meaning set forth in paragraph B of the Recitals.

              "Shareholders' Equity" shall mean the sum of the par value of the capital stock of the Company and premium, if any, plus the paid-in capital and retained earnings of the Company, determined in accordance with Accounting Requirements.

              "Subsidiary" shall mean as to any Person, any corporation, association or other business entity in which such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies or an agreement limiting such right, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its subsidiaries). Unless the context otherwise clearly requires, any reference to a "subsidiary" is a reference to a subsidiary of the Company.

              "Total Capitalization" shall mean, as of any date as of which the amount thereof is to be determined, the sum of (1) Shareholders' Equity as of the end of the most recent fiscal quarter of the Company and (2) Long Term Debt.

              "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as in force at the date of execution of this Indenture, or, if this Indenture is first qualified under the Trust Indenture Act after such date of execution, as in force at the date of such qualification.

              "Trust Moneys" has the meaning stated in Section 14.01.

              "Trustee" means U.S. Bank National Association, a national banking association, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Trustee.

              "Unregulated Subsidiary" means any Subsidiary of the Company which is not a Regulated Subsidiary.

              "Unregulated Subsidiary Investment" has the meaning set forth in Section 5.10.

              "Utility Plant" shall have the meaning set forth in the definition of "Net Utility Plant."

ARTICLE TWO
GENERAL PROVISIONS AS TO THE BONDS

              Section 2.01.     General Designation, Form, Registration and Limitation in Amount of Bonds. The Bonds issued under this Indenture after the Restatement Date shall be designated generally as the Company's First Mortgage Bonds, with the Bonds of each series to be designated in such distinctive manner as the Board of Directors may determine. All Bonds to be secured hereby shall be registered bonds without coupons. Such Bonds and the Trustee's certificate of authentication to be endorsed on all Bonds shall be substantially in the form set forth in Exhibit A attached hereto and made a part hereof, subject only to such variations, additions, substitutions and omissions as are required or permitted by this Indenture. The definitive Bonds shall be printed, typed, lithographed or engraved or produced by any combination of these methods, or may be produced in any other manner permitted by the rules of any national securities exchange, all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

              The aggregate principal amount of Bonds that may be executed and delivered and be Outstanding under this Indenture is not limited, except as may be provided in Article Four hereof and except as may be limited by law.

              Section 2.02.      Execution of Bonds. All Bonds to be secured hereby, whether temporary or definitive, shall be signed by the President or a Vice President of the Company, and the corporate seal of the Company shall be thereto affixed and attested by its Secretary or an Assistant Secretary, which seal and which signatures may be facsimiles. Any Bond secured hereby may be signed or sealed by any person who may be an officer of the Company at the time of such signing or sealing, although such person may not have been such officer at the date of such Bond. In case any officer who shall sign or seal or whose facsimile signature has been placed upon a Bond shall cease to be such officer before the Bonds so signed or sealed shall have been actually authenticated and delivered by the Trustee, such Bond may, nevertheless, be issued, authenticated and delivered as though such person had not ceased to be an officer of the Company.

              Section 2.03.      Number and Designation of Bonds. Bonds authenticated under this Indenture shall bear such letters, numbers or other identification marks as may be determined by the Company and approved by the Trustee and may contain therein or have imprinted thereon such legend or legends as may be required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules of any national securities exchange.

              Section 2.04.      Authentication and Delivery of Bonds by Trustee. All Bonds, when executed by the Company, shall be delivered to the Trustee to be authenticated by it and the Trustee shall authenticate and deliver the same only as provided in this Indenture. Only such Bonds as shall bear thereon the certificate of the Trustee, duly signed, shall be secured by this Indenture, or entitled to any lien or benefit hereunder, and such certificate of the Trustee upon any such Bond executed on behalf of the Company shall be conclusive evidence, and the only evidence, that the Bond so authenticated has been duly issued hereunder and that the holder thereof is entitled to the benefits of the trust hereby created.

              Section 2.05.      Bonds Issuable in Series; Terms of Bonds. At the option of the Company, the Bonds may be issuable in one or more series. The Bonds of any series issued after the Restatement Date may (1) be given a distinguishing name which must contain "First Mortgage Bonds" and show the series letter, number or identification mark determined pursuant to Section 2.03, (2) be of such denomination or denominations, (3) bear such rate of interest, payable on such interest payment dates, (4) mature at such time, and in the case of Bonds of serial maturities, at such times, (5) contain such provisions as to payment of, or payment without deduction for, or reimbursement for, any tax or taxes, (6) contain such provisions respecting any sinking, amortization, improvement, renewal or other analogous fund for the exclusive benefit of any one or more series, (7) be exchangeable for or convertible into stock or other securities, (8) be redeemable at such price or prices and upon such terms, (9) be payable and subject to registration and transfer at such place or places, and (10) contain such other provisions not inconsistent with the terms of this Indenture, all as may be specified in such Bonds and in the Board Resolutions and the supplemental indenture providing for the creation and issuance of such series. All Bonds of any one series shall be identical in all respects, except that they may differ as to denomination, date and, in the case of Bonds with serial maturities, as to time of maturity, interest rate and redemption price. The denomination of any series of Bonds shall be One Thousand Dollars ($1,000) or any multiple thereof if not otherwise specified in the Board Resolution or supplemental indenture creating the series.

              Section 2.06.      Procedure for Creation of New Series of Bonds. Whenever the Company shall determine to create a new series of Bonds secured by this Indenture, it shall file with the Trustee a Board Resolution describing such series, and shall execute, acknowledge and deliver a supplemental indenture likewise describing such series, stating the amount of additional Bonds to be issued pursuant thereto and containing such other provisions as may be necessary or appropriate, and thereafter Bonds of such series may be issued from time to time subject to the conditions and provisions of this Indenture.

              Section 2.07.      Equal Security of Bonds. No series of Bonds issued hereunder shall have any preference as to the security afforded by this Indenture over any other series of Bonds issued or to be issued hereunder, and no Bond of any series shall have any such preference over any other Bond of the same or any other series; provided, however, that the Bonds of any series may contain terms and conditions that differ from Bonds of other series in the respects set forth in Section 2.05 hereof; and provided, further, that the Company may authorize, execute and deliver indentures supplemental to this Indenture for the purposes set forth in Subsection (b) of Section 9.01 hereof.

              Section 2.08.      Date of Bonds and Interest. All Bonds issued under this Indenture shall bear interest from, and shall be dated as of, the interest payment date next preceding the date on which the same shall be authenticated by the Trustee, or, if such date of authentication shall be an interest payment date, such Bonds shall bear interest from and shall be dated as of such interest payment date, or if such date of authentication shall be a date prior to the first interest payment date for the Bonds of the series being authenticated, such Bonds shall bear interest from, and shall be dated as of, the commencement of the first interest period for such series, which may be the date of initial issuance of such Bonds; provided, however, that if at the time of authentication of any Bond of any series, interest is in default on Outstanding Bonds of such series, such Bonds shall bear interest from, and shall be dated as of, the interest payment date for such series to which interest has previously been paid or made available for payment on Outstanding Bonds of such series.

              Section 2.09.      Bond Register, Registrar and Transfer Agent. The Company hereby constitutes and appoints the Trustee as bond registrar (the "Bond Registrar") and transfer agent for the purpose of registering and transferring Bonds entitled to be so registered or transferred and the Company shall keep or cause to be kept at the corporate trust office of the Trustee in Boston, Massachusetts or such other corporate trust office of the Trustee in the United States as the Trustee shall designate in writing to the Company and the holders of the Bonds, books for the registration and transfer of Bonds issued hereunder (the "Bond Register") showing, among other things, all original issuances and subsequent transfers of Bonds.

              The Company, by Board Resolution, may name such co-registrars and co-transfer agents of the Bonds as the Company deems appropriate and shall cause to be kept at the principal office of each such co-registrar or co-transfer agent a duplicate of the Bond Register.

              Section 2.10.       Transfer of Bonds; Charges Therefor; Ownership of Bonds. Any Bond may be transferred upon surrender thereof to the Trustee accompanied by such duly executed instruments of transfer as may be required by the Company and the Trustee, and thereupon the Company shall issue in the name of the transferee or transferees or in the name of the person making the transfer, as the case may be, and the Trustee shall authenticate and deliver a new Bond or Bonds of the same series and maturity, in authorized denominations, for a like aggregate principal amount.

              Unless otherwise provided in the supplemental indenture creating the particular series of Bonds, upon every transfer of Bonds as permitted in this Section, the Company shall make no service charge against any holder of a Bond or his transferee for any transfer, but the Company may require, as a condition to such transfer, the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge that may be imposed thereon, which sum shall be paid prior to transfer by the party requesting such transfer.

              The Company shall not be required to make any transfer or transfers of any Bond or Bonds during the ten days next preceding any date on which either interest is to be paid thereon or Bonds of the same series are to be selected for redemption, nor may transfer be required with respect to any Bonds that have been called for redemption or that have matured.

              The person in whose name any Bond shall be registered shall for all the purposes of this Indenture be regarded as the owner thereof, and the payment of or on account of the principal of or interest (and premium, if any) on such Bond shall be made only to such registered holder or upon his order. All payments so made shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

              Section 2.11.       Temporary Bonds. Pending the preparation of any definitive Bonds to be issued under and secured by this Indenture, the Company may execute and deliver temporary Bonds, which may be printed or typewritten, substantially of the tenor and effect of the definitive Bonds. Any such temporary Bond shall be authenticated by the Trustee in the same manner and denominations as the definitive Bonds and such authentication shall constitute conclusive evidence that the temporary Bonds so authenticated have been duly issued under this Indenture and that the holders thereof are entitled to the benefits of the trust hereby created. Such temporary Bonds so issued and authenticated shall be exchangeable without expense to the holder for definitive Bonds of the same series and maturity, to be issued under and secured by this Indenture, and upon any such exchange such temporary Bonds shall be forthwith cancelled by the Trustee. Any such temporary Bonds may also be exchanged for other temporary Bonds of the same series and maturity and for the same aggregate principal amount. Until so exchanged, such temporary Bonds shall be in all respects entitled to the lien and security of this Indenture as Bonds issued and authenticated hereunder. Upon demand, without unnecessary delay the Company will execute and will furnish definitive Bonds to be exchanged for such temporary Bonds upon surrender of such temporary Bonds at the office of the Trustee.

              Section 2.12.       Replacement Bonds. In case any Bond issued hereunder shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver and the Trustee shall authenticate a new Bond of like tenor, effect and date:

              (i)      in lieu of and substitution for and upon surrender and cancellation of the mutilated Bond, or

              (ii)      in lieu of and substitution for the Bond so lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company and the Trustee of the loss, theft or destruction of such Bond, and upon receipt also of indemnity satisfactory to each of them (it being expressly understood that an unsecured letter of indemnity from the holder of such Bond shall be deemed satisfactory if such holder is an Institutional Holder).

              Subject to the provisions of Section 7.01 hereof, the Trustee shall incur no liability for anything done by it pursuant to this Section. Any Bond issued pursuant to this Section shall constitute an original contractual obligation on the part of the Company and shall be secured equally and ratably with all other Bonds issued hereunder and then Outstanding. Any such replacement Bond may bear such endorsement as may be prescribed by the Company with the approval of the Trustee.

              Section 2.13.       Effect of Replacement. Each Bond delivered pursuant to any provision of this Indenture in substitution for the whole or any part, as the case may be, of one or more other Bonds shall carry all of the rights to interest accrued and unpaid, and to accrue, that were carried by the whole or such part, as the case may be, of such one or more other Bonds, and, notwithstanding anything contained in this Indenture, such Bond shall bear such date that neither gain nor loss in interest shall result from such substitution.

              Section 2.14.       Disposition of Surrendered Bonds. All Bonds surrendered for payment, redemption, transfer or replacement, if surrendered to the Trustee, shall be promptly cancelled by it, and, if surrendered to the Company, shall be delivered to the Trustee for cancellation and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever and all Bonds so delivered shall be promptly cancelled by the Trustee. Upon cancellation by the Trustee of any Bonds pursuant to this Section or Section 2.11, such Bonds shall be disposed of as directed by a Company Order.

ARTICLE THREE
BONDS OF THE PRE-RESTATEMENT SERIES

              The Bonds of each Pre-Restatement Series shall have the terms, rates and other provisions specified in the respective supplemental indenture pursuant to which such Pre-Restatement Series was issued as each such supplemental indenture has been restated in Exhibits E through J, inclusive, as the case may be, attached hereto. The text of the bonds of each Pre-Restatement Series and of the authentication certificate of the Trustee shall be, respectively, of the tenor and effect recited in the form of bond contained in Exhibits E through J, inclusive, as the case may be, attached hereto. As used herein, a "Pre-Restatement Series" of Bonds shall mean each of Outstanding Bonds (as defined in the recitals) and issued under the Indenture prior to the Restatement Date.

              The Bonds of each Pre-Restatement Series shall be redeemable at the price and on the conditions stated in the respective form of bond for such Series, any such redemption to be effected in accordance with the provisions of Article Twelve of this Indenture.

ARTICLE FOUR
ISSUANCE OF ADDITIONAL BONDS

              Section 4.01.      Issuance of Additional Bonds Based on Net Utility Plant. In addition to the principal amount of the Pre-Restatement Series of Bonds described in Article Three, the Company may, at any time and from time to time execute and deliver to the Trustee for authentication additional Bonds ("Additional Bonds") in an aggregate principal amount requested subject to the following provisions. The Additional Bonds so delivered shall be authenticated and delivered by the Trustee upon receipt of a Company Order, dated as of the date of authentication and delivery of Additional Bonds then being applied for, which is accompanied by the following:

              (a)      A Board Resolution authorizing the issuance of a specified principal amount of Additional Bonds of one or more designated series.

              (b)      An Officers' Certificate, dated as of the date of authentication of Additional Bonds, stating that (i) no Default or Event of Default exists hereunder, (ii) all conditions precedent set forth in this Indenture relating to the authentication and delivery of such Additional Bonds have been complied with, and (iii) there has been no change in the information set forth in the Certificate filed pursuant to Subsection (c) of this Section 4.01 that would alter the information set forth in such Certificate so as to cause such Certificate to fail to comply with the requirements of said Subsection as of the date of authentication and delivery of the Additional Bonds.

              (c)      An Officers' Certificate, dated as of a date not more than thirty (30) days before the date of authentication of such Additional Bonds, substantially in the form of Exhibit B (a "Net Utility Plant Certificate"), showing that after giving effect to the issuance of such Additional Bonds and the retirement of any Bonds or Prior Lien Debt being paid out of proceeds from the sale of such Additional Bonds the sum of the principal amount of all Bonds then Outstanding plus the principal amount of any Prior Lien Debt then outstanding will not exceed Net Plant Bondable Capacity; provided, that for purposes of the Net Utility Plant Certificate, Net Utility Plant may be determined from the books of the Company as of a day not more than ninety days prior to the date of authentication.

              (d)      An Officer's Certificate, dated as of the date of authentication of Additional Bonds, in substantially the form attached hereto as Exhibit C (an "Available Earnings Certificate"), showing that the Earnings Available for Interest Charges of the Company (or its predecessors), for a period of twelve consecutive calendar months ending during the ninety days immediately preceding the date of the authentication of the Additional Bonds, shall have been at least two (2) times Pro Forma Interest Charges for the foregoing twelve month period. Any increase or decrease in gross revenues of the Company attributable to higher or lower rates that have been in effect for less than the full twelve-month period for which the computation of the Available Earnings Certificate is based shall be annualized for such Certificate and there shall also be annualized for such Certificate the related and fixed expenses and charges as are known to the principal officers of the Company.

              (e)      An Officers' Certificate, dated not more than thirty days before the date of authentication of Additional Bonds, in substantially the form attached hereto as Exhibit D (a "Capitalization Certificate"), showing that after giving effect to the sale of such Additional Bonds and the application of the proceeds from the sale of such Additional Bonds, Long Term Debt then outstanding will not exceed 65% of Total Capitalization.

              (f)      An opinion of Counsel, dated not more than five days before the date of authentication of Additional Bonds,

              (1)      specifying the certificates or other evidence that will be sufficient to show or provide compliance with the requirements, if any, of any tax or recording or filing law applicable to the issuance of the Additional Bonds, or stating that there are no such legal requirements;

              (2)      specifying the certificates or other evidence that will be sufficient to show the authorization or approval of, or consent to, the issuance by the Company of the Additional Bonds, by any Federal, state or other governmental regulatory agency at the time having jurisdiction in the premises, or stating that no such authorization, approval or consent is required;

              (3)      stating that the Additional Bonds have been duly authorized and, when executed by the Company, authenticated and delivered by the Trustee and issued by the Company will be valid and binding obligations of the Company and entitled to the benefits of and secured by the lien of this Indenture equally and ratably with all other Bonds hereby secured, subject to the provisions of bankruptcy, insolvency or similar laws and legal or equitable principles affecting the rights of creditors generally; and

              (4)      stating that the documents and other items that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Company Order and the accompanying documents or other items specified in this Article, all conditions precedent specified in this Indenture relating to the Additional Bonds have been complied with, and the Additional Bonds may be lawfully authenticated and delivered under this Article.

              The Opinion of Counsel may be based, and may state that such counsel rely, upon title reports, code searches, title policies and the opinion of other counsel deemed reliable by such counsel and copies of any such reports, policies and opinions shall be furnished to the Trustee upon request.

              (g)      An Officers' Certificate, dated not more than five days before the date of authentication of Additional Bonds,

              (1)      stating that the Company has good and marketable title to all tracts or parcels of land and the improvements thereon of the Company and that all such tracts, parcels or improvements are specifically described (i) in the Indenture or (ii) in the supplemental indenture providing for the creation of the Additional Bonds (except any of such tracts, parcels or improvements that have been duly released from the lien hereof) and are subject only to Permitted Encumbrances and that all of such tracts or parcels of land and improvements thereon have been subjected to the lien of this Indenture; and

               (2)      stating that to the best of such Officer's knowledge and belief after due inquiry, based on an examination of the Uniform Commercial Code records or, to the extent that security interests or liens on personal property of the Company (other than Excepted Property) may be otherwise perfected by filings, such other pertinent records in the jurisdiction in which the Company is incorporated or, to the extent that security interests or liens on personal property of the Company (other than Excepted Property) may be perfected by filings in other jurisdictions, a review of the Uniform Commercial Code records or such other pertinent records in such jurisdictions, all personal property of the Company (other than Excepted Property) is free from any recorded lien or security interest, subject only to Permitted Encumbrances.

              The Officers signing the Officers' Certificate may rely upon title reports, code searches, title policies and the opinion of counsel deemed reliable and copies thereof shall be furnished to the Trustee upon request.

               (h)      The certificates and other evidence, specified in the Opinion of Counsel as provided by Paragraphs (1) and (2) of the foregoing Subsection (f).

               (i)      A supplemental indenture providing for the creation and issuance of the Additional Bonds and stating the maximum principal amount thereof, and otherwise meeting the requirements of Section 4.04.

              Section 4.02       Additional Bonds Against Deposit of Cash. The Company may, at any time and from time to time execute and deliver Additional Bonds to the Trustee for authentication upon the deposit with the Trustee of an amount in cash equal to the aggregate principal amount of Additional Bonds then delivered. The Additional Bonds so delivered shall be authenticated and delivered by the Trustee upon Company Order, dated as of the date of authentication and delivery of Additional Bonds then being applied for, accompanied by the following:

              (a)      A Board Resolution authorizing the issuance of a specified principal amount of Additional Bonds of one or more designated series.

              (b)      An Officers' Certificate dated as of the date of authentication of Additional Bonds stating that (i) no Default or Event of Default exists hereunder and (ii) all conditions precedent set forth in this Indenture relating to the authentication and delivery of such Additional Bonds have been complied with.

              (c)      An Available Earnings Certificate meeting the requirements of Subsection (d) of Section 4.01.

              (d)      A Capitalization Certificate meeting the requirements of Subsection (e) of Section 4.01 (taking into account the intended use of the deposited cash after it is released pursuant to Section 4.03).

              (e)      An Opinion of Counsel, dated as of the date of authentication and delivery of the Additional Bonds, covering the matters set forth in Subsection (f) of Section 4.01, together with the items described in Subsection (h) of Section 4.01.

              (f)      An Officers' Certificate meeting the requirements of Subsection (g) of Section 4.01.

              (g)      Cash in an amount equal to the aggregate principal amount of Additional Bonds which are then requested to be authenticated and delivered.

              (h)      A supplemental indenture providing for the creation and issuance of the Additional Bonds and stating the maximum principal amount thereof, and otherwise meeting the requirements of Section 4.04.

              Section 4.03.      Withdrawal of Deposited Cash. Cash deposited with the Trustee pursuant to Section 4.02 shall be held by the Trustee as part of the Mortgaged Property, and the Trustee shall deliver all or any part of such cash to the Company in an amount equal to the principal amount of Bonds which could then be authenticated by the Trustee on the basis of Section 4.01 upon receipt by the Trustee of a Company Order, dated as of the date of delivery of cash pursuant to this Section accompanied by the following:

               (a)     A Board Resolution requesting the payment of a specified amount of deposited cash.

               (b)      The items specified under Subsections (b), (c) and (d) of Section 4.01 (with such appropriate omissions and variations as are applicable to deposited cash including (i) the Net Utility Plant Certificate to be dated not more than 30 days prior to the release of such cash and to be prepared giving effect to the retirement of any Bonds being paid from such cash) and (ii) the Available Earnings Certificate for a period of twelve consecutive months during the ninety days immediately preceding the date of withdrawal of such cash.

              Section 4.04       Supplemental Indentures. Each supplemental indenture required by Section 4.01 or 4.02 shall be properly executed on its behalf by the appropriate officers of the Company, acceptable in form and content to the Trustee, and shall subject to the lien of this Indenture all property acquired by the Company after the date of this Indenture, other than Excepted Property, and not previously described in any previously recorded supplemental indenture, specifically describing all tracts or parcels of land included in such property. Each such supplemental indenture shall be in such form as to qualify it for recording in the jurisdictions in which any property of the Company, other than Excepted Property, is located; it shall be so recorded or forwarded by United States certified mail or delivered for recording to all places as is required by law to assure the enforceability and perfection of the lien of the Indenture on all Mortgaged Property; and within 90 days following the effective date of such supplemental indenture, the Company shall cause such supplemental indenture to have been filed and/or recorded with all appropriate authorities to assure the enforceability and perfection of the lien of the Indenture and shall furnish the Trustee with satisfactory evidence thereof.

ARTICLE FIVE
COVENANTS OF THE COMPANY

              The Company hereby covenants and agrees for the benefit of the holders of the Bonds and their successors in interest that, so long as any Bonds remain Outstanding:

              Section 5.01.      Payment. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Bonds at the times and places and in the manner specified in the Bonds and herein. Notwithstanding the above or any other provisions of this Indenture or any Bond issued hereunder, the Company may enter into a written agreement with the holder of any Bond providing for the payment to such holder, without presentation or surrender of such Bond, of the principal of (and premium, if any) and interest on such Bond or any part thereof at a place other than as designated herein or in such Bond, and in accordance with Section 12.04 for the making of notation of principal payments on such Bond by such holder. The Trustee is authorized to consent to any such agreement and shall not be liable or responsible to any such holder or to the Company for any act or omission on the part of the Company or any holder of a Bond in connection with any such agreement. The Company covenants to deposit with the Trustee or with a Paying Agent other than the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.17), an amount of money sufficient to make such payments of principal (and premium, if any,) and interest on the Bonds, such deposit to be made with the Trustee on the date such payment or payments are due and payable to the Bondholders. All amounts so deposited shall be held in trust for the accounts of the holders of the obligations due on such date and shall be applied to the payment thereof.

              Section 5.02      Maintenance of Office or Agency. The Company will maintain an office or agency, in each and every place where Bonds may be presented or surrendered for payment, where Bonds entitled to be registered, transferred, exchanged or converted may be presented or surrendered for such purpose and where notices and demands to or upon the Company in respect of the Bonds or this Indenture may be served. From time to time the Company will file with the Trustee notice in writing of the location, and of any change in the location of each such office or agency. In case the Company shall fail to maintain such office or agency or shall fail to give notice of the location or change of the location thereof, presentation and demand may be made, and notices may be served, upon the Company, at the corporate trust office of the Trustee in the City of Boston, Massachusetts or such other corporate trust office of the Trustee in the United States as the Trustee shall designate in writing to the Company and the holders of the Bonds, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

              Section 5.03.      Taxes and Assessments. The Company will duly and punctually pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon or assessed against the Company, or upon any of the Mortgaged Property; provided, however, that nothing herein contained shall require the Company to pay any such tax, assessment, charge or levy so long as the Company shall in good faith contest the validity of the same by appropriate legal proceedings and stay any execution thereof and so long as adequate reserves in respect thereof have been established in accordance with GAAP and the Company's title to and right to use its property is not adversely affected thereby.

              Section 5.04.      Maintenance of Corporate Existence and Rights; Compliance With Laws. Subject to the provisions of Article Ten hereof, the Company will do or cause to be done, at its own cost and expense, all things necessary to preserve, extend, and renew its corporate existence under the laws of the State of Vermont, and its qualified status in any state in which it may engage in business, and will use its best efforts to preserve and renew all franchises, rights of way, easements, permits and licenses now held by it or hereafter granted to or conferred upon it; provided, however, that the Company shall not be required to preserve any such franchise, right, easement, permit or license if the Board of Directors shall determine that such preservation is no longer desirable in the conduct of the business of the Company and the loss thereof is not disadvantageous in any material respect to the Bondholders. The Company will comply with all valid laws, ordinances, regulations and requirements applicable to it or its property. The Company shall pay or cause to be paid all principal, interest and any other amounts when due on Prior Lien Debt and any payment due on the mortgages, security agreement or other instrument securing such Prior Lien Debt.

              Section 5.05.      Carry on Business and Maintain Property. The Company will at all times endeavor to carry on and conduct its business in an efficient manner and will cause the Mortgaged Property (except such property as may be disposed of or released from the lien hereof pursuant to Article Eleven) to be maintained and preserved and kept in good repair and working order and will cause to be made all necessary repairs, renewals, replacements and substitutions, so that at all times the efficiency of the Mortgaged Property shall be fully preserved and maintained in accordance with standards generally accepted in the utility industry and by such regulatory authorities then exercising jurisdiction over the Company.

              Section 5.06.      Insurance. The Company will insure and keep insured in a reasonable amount with financially sound and reputable insurance companies all property and equipment of a character usually insured by companies of relatively the same size engaged in the same or a similar business against liabilities or damages of the kind customarily insured against by such companies by policies issued by responsible and well rated insurance companies, provided that the Company may at its election carry as self-insurer primary limits of $500,000 in respect of such liabilities or damages, any such system of self-insurance (including an appropriate reserve or reserves therefor) to be upon such terms and conditions as may be determined by the Board of Directors provided that the same conforms to approved practices of similar companies maintaining systems of self-insurance.

              All policies or other contracts for such insurance upon any part of the Mortgaged Property shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $100,000 in the aggregate) shall be payable to the Trustee to be held and applied by the Trustee as a part of the Mortgaged Property; provided, however, that, with respect to any part of the Mortgaged Property that is subject to a Prior Permitted Lien, the loss under any such insurance policy or contract may be payable also to the trustee, mortgagee or other holder of such Prior Permitted Lien, as its interest may appear. Each policy or other contract for such insurance shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or contract shall continue in force for the benefit of the Trustee for at least 30 days after written notice to the Trustee by such insurer of such cancellation. Upon the execution of the Restated Indenture, and on or before May 30 of each year thereafter, and at any time upon the request of the Trustee, the Company will file with the Trustee an Officers' Certificate containing a detailed list of the insurance in effect upon the Mortgaged Property on a date therein specified (which date shall be within 30 days of the filing of such certificate) and stating the names of the insurers with which the outstanding policies and their contracts are carried, the amounts and expiration dates of such policies and other contracts, and specifying the property and risks covered thereby, and stating that said insurance complies with this Section.

              Any appraisement or adjustment of any loss or damage of or to any part of the Mortgaged Property and any settlement in respect thereof which may be agreed upon between the Company and any insurer, as evidenced by an Officers' Certificate, shall be accepted by the Trustee.

              All proceeds of any insurance on any part of the Mortgaged Property not payable to the Trustee or the trustee, mortgagee or other holder of a Prior Permitted Lien shall be applied by the Company to the repair, restoration or replacement of the Mortgaged Property. All proceeds of any insurance on any part of the Mortgaged Property payable to the Trustee shall be deposited with the Trustee to be held and paid over or applied by it as provided in Article Fourteen.

              Section 5.07.      Maintenance of Long Term Debt. The Company will not at any time permit Long Term Debt to exceed 65% of Total Capitalization.

              Section 5.08.      Interest Charges Coverage. The Company will keep and maintain as of the end of each fiscal quarter the Earnings Available for Interest Charges for a period of twelve consecutive calendar months during the fifteen consecutive calendar months ending on the last day of such fiscal quarter in an amount which is at least two (2) times the Interest Charges for such twelve consecutive calendar month period.

              Section 5.09.      Dividends, Stock Purchases, Restricted Investments. The Company will not, except as herein provided:

              (1)      Declare or pay any dividends or make any other distributions or payment, directly or indirectly, on any shares of capital stock of the Company (except dividends payable solely in capital stock of the Company);

              (2)      Directly or indirectly, or through any Regulated Subsidiary of the Company purchase, redeem, or retire any shares of capital stock of the Company of any class other than shares retired through the operation of the mandatory sinking fund provisions of any class of Preferred Stock of the Company or any warrants, rights or other options to purchase or acquire any shares of such capital stock (other than solely in exchange for shares of such stock or out of net proceeds from the substantially concurrent sale of such stock or warrants, rights or options to purchase or acquire shares of such stock); or

              (3)      Make any Restricted Investments

(such non-excepted declarations or payments of dividends, distributions, payments, purchases, redemptions, retirements of capital stock or warrants, rights or options and Restricted Investments being herein collectively called "Restricted Payments"), unless immediately after giving effect thereto, the aggregate amount of Restricted Payments during the period commencing on January 1, 2001 and ending on and including the date such Restricted Payment is declared or made, would not exceed the sum of

              (A)      $77,573,865, plus

               (B)      Net Income of the Company for the period commencing on January 1, 2001 up to and including the end of the month next preceding the month in which such Restricted Payment is to be declared or made (or minus such Net Income for such period if such Net Income is a loss); and

immediately prior to and immediately after giving effect to such Restricted Payment there will not have occurred or be continuing a Default or Event of Default under this Indenture.

              For purposes of this Section 5.09 and Section 5.10 "Net Income" of the Company shall mean the gross operating revenues and other income of the Company less all deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income), interest expense, reserves, any extraordinary items of expense and other appropriate items, all as determined in accordance with Accounting Requirements; provided, however, that in determining the Net Income of the Company for the purposes of this Section 5.09 and Section 5.10 no deduction or adjustment shall be made for or in respect of the following which shall not be included in the computation of Net Income: (a) expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal amount of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (b) profits and losses from sales of public utility property or other capital assets, or taxes on or in respect of any such profits; (c) any earned surplus adjustment (including tax adjustments) applicable to any period prior to January 1, 2001; or (d) amortization of utility plant adjustment accounts or intangibles.

              In valuing any Restricted Investments for the purpose of applying the limitations set forth in this Section 5.09, such Restricted Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal. For purposes of this Section 5.09, the amount of any Restricted Payment which is payable or distributable in property other than cash or shares of capital stock of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property as of the date of the declaration of such Restricted Payment.

              Section 5.10.      Unregulated Subsidiary Investments; Guaranty of Obligations. (a) The Company will not, and will not permit any Regulated Subsidiary to, make any Investment in Unregulated Subsidiaries (any such Investment being an "Unregulated Subsidiary Investment") unless after giving effect thereto, the following conditions are satisfied:

              (1)      the aggregate amount of Unregulated Subsidiary Investments made during the period commencing on January 1, 2004 and ending on and including the date such Unregulated Subsidiary Investment is made, will not exceed the sum of (A) $17,500,000 (the "Fixed Basket") plus (B) 20% of the Net Income of the Company for the period commencing on January 1, 2004 up to and including the end of the month next preceding the month in which such Unregulated Subsidiary Investment is made (the "Net Income Basket"), with any such Unregulated Subsidiary Investment being applied first to any availability in the Fixed Basket and thereafter to availability in the Net Income Basket (any Unregulated Subsidiary Investment which is permitted pursuant to the foregoing to be applied to availability under the Net Income Basket being herein referred to as a "Restricted Investment");

              (2)      if all or any part of such Unregulated Subsidiary Investment constitutes a Restricted Investment, such Restricted Investment is permitted under Section 5.09; and

               (3)      immediately after giving effect to such Unregulated Subsidiary Investment, there will not have occurred or be continuing a Default or Event of Default under this Indenture.

              In valuing any Unregulated Subsidiary Investments for purposes of applying the limitations set forth in clause (1) above of this Section 5.10, such Unregulated Subsidiary Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal. For purposes of clause (1) above of this Section 5.10, the amount of any Unregulated Subsidiary Investment which is payable or distributable in property other than cash or shares of capital stock of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property as of the date of the making of such Unregulated Subsidiary Investment.

              (b)      The Company will not, and will not permit any Regulated Subsidiary to, make any Guaranty of any Unregulated Subsidiary Obligation.

              Section 5.11.      Restrictions on Encumbrances. The Company will not create or suffer to exist any mortgage, lien, security interest or encumbrance on any Mortgaged Property (other than the lien of the Indenture), except:

              (a)      Any purchase money mortgage or security interest created to secure part of the purchase price of any property, or other Debt secured by any mortgage on, or security interest in, any property existing at the time of acquisition thereof, whether or not assumed by the Company and secured by a lien on such property prior to the lien of the Indenture (the Debt secured thereby being sometimes referred to herein as "Prior Lien Debt"), provided that:

              (1)      such purchase money mortgage, mortgage or security interest shall extend only to the property so acquired and fixed improvements thereto; and

              (2)      at the time of acquisition thereof and after giving effect to the Debt secured by such outstanding purchase money mortgage, mortgage or security interest

              (i)      such Debt could then be incurred pursuant to Section 5.07, and

              (ii)      the aggregate principal amount of Debt secured by all such outstanding purchase money mortgages, mortgages and security interests shall not exceed 15% of the sum of (A) the aggregate principal amount of all Outstanding Bonds and (B) the aggregate principal amount of Additional Bonds which could then be issued under Section 4.01; and

              (3)      the principal amount of the Debt secured by any such purchase money mortgage, mortgage or security interest, together with all other Debt secured by a lien on such property, if in excess of $1,000,000, shall not exceed 60% of the cost or fair value, whichever is less, of the property so acquired on the date of acquisition thereof; provided, however, if the principal amount of such Debt, if in excess of $1,000,000, shall exceed 60% of the cost or fair value, whichever is less, of such property, then the Company may acquire such property provided further that the Company shall at least 10 days but not more than 30 days prior to such acquisition furnish to the Trustee the following:

              (i)      a Net Utility Plant Certificate showing that after giving effect thereto the sum of the principal amount of all Bonds and Prior Lien Debt then outstanding will not exceed Net Plant Bondable Capacity;

              (ii)      a Capitalization Certificate in the form prescribed by Subsection (e) of Section 4.01 showing that after giving effect thereto, Long Term Debt then outstanding will not exceed 65% of Total Capitalization;

              (iii)      an Available Earnings Certificate showing that Earnings Available for Interest Charges of the Company (or its predecessors), for a period of twelve consecutive calendar months during the ninety days immediately preceding the date of acquisition of such property, shall have been at least two (2) times Pro Forma Interest Charges for the twelve month period immediately succeeding the date of issuance of the Prior Lien Debt; and

              (iv)      an Officer's Certificate in the form prescribed by Subsection (b) of Section 4.01, provided, however, that for clause (iii) of such Officer's Certificate reference shall be made to the conditions precedent for this 5.11(a) and that the Net Utility Plant Certificate, the Capitalization Certificate, the Available Earnings Certificate, and the Officer's Certificate shall refer to the date of acquisition of such property rather than the date of authentication and delivery of Bonds.

              (b)      Any other Permitted Encumbrances.

              Section 5.12.      Transactions with Affiliates. The Company will not, and will not permit any Regulated Subsidiary of the Company to, enter into, directly or indirectly, any transaction or material group of related transactions (including, without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or any Regulated Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Regulated Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Regulated Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate or upon such terms as may be authorized by a regulatory authority with jurisdiction.

              Section 5.13.      Regulated Subsidiary Debt. The Company will, and will cause each Regulated Subsidiary to, pay when due all Debt for money borrowed by it or such Regulated Subsidiary and the Company will not permit the occurrence of any event or any condition to exist with respect to any such Debt or under any agreement securing or relating to such Debt the effect of which is to cause (or permit any holder of such Debt or a trustee to cause) such Debt, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; and that it will promptly notify the Trustee in the event that any default should occur under this Section 5.13.

              Section 5.14.      Records of Account and Certificate. The Company will at all times keep proper books of record and account and therein will make full, true and proper entries of all dealings and transactions in relation to the property, business and affairs of the Company; and such books shall at all reasonable times be open to inspection by the Trustee and its duly authorized agents. Such books of account shall at all times conform strictly to the Accounting Requirements. As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, the Company shall furnish the Trustee with duplicate copies of:

              (1)      consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such year, and

              (2)      consolidated statements of income and of cash flows of the Company and its consolidated Subsidiaries for such year,

setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche, LLP or another firm of independent certified public accountants selected by the Company and either (x) of recognized national or regional standing or (y) not objected to in writing by the holders of 66 2/3% in aggregate principal amount of the Bonds then Outstanding within 60 days after the holders of all Bonds have received written notice thereof from the Company of the selection of such accountants, to the effect that the consolidated financial statements of the Company and its Subsidiaries present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the results of the operations and cash flows for said year, in accordance with the Accounting Requirements and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances. The Trustee shall have no duty to review any of the financial statements received pursuant to this Section 5.14 for purposes of determining compliance by the Company with provisions of this Indenture.

              Section 5.15.      Certificate as to Compliance. On the Restatement Date and on or before May 30 each year thereafter, the Company will deliver to the Trustee (1) an Officers' Certificate stating whether or not the Company is in default in the payment of the principal or interest on the Bonds or has knowledge of any Default, and, if so, specifying each such Default of which the signers have knowledge, and (2) a certificate of the firm of independent certified public accountants that prepared the consolidated financial statements for the Company and its Subsidiaries for the immediately preceding fiscal year to the effect that such firm, in making the examination in connection with its report on such consolidated financial statements, has obtained no knowledge of any Default (or if knowledge of Default has been obtained, specifying each such Default), by the Company during such fiscal year in the observance, performance, or fulfillment of any of the terms, provisions, or conditions contained in this Indenture.

              Section 5.16.      Warranty of Title and Further Assurances. The Company warrants that

              (a)      the Company is lawfully seized and possessed of all the Mortgaged Property; the Company has satisfactory title to the real estate described on Schedule I including rights-of-way, leases, and servitudes which constitute Mortgaged Property sufficient for the possession, maintenance and operation of the facilities which constitute Mortgaged Property; the Company has validly obtained the franchises and permits which constitute Mortgaged Property; and

              (b)      subject to Permitted Encumbrances, the Mortgaged Property on the Restatement Date is free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto.

              The Company (i) will from time to time execute, acknowledge, deliver any and all such further assurances, including all financing statements and continuation statements covering security interests in personal property, conveyances, mortgages, indentures supplemental hereto or assignments of property hereafter acquired by the Company as are required by the terms of this Indenture or as the Trustee may reasonably require to subject the property which is intended to be subject to the lien of this Indenture to the lien hereof and (ii) will file and record the same in such manner and such places as may be required by law in order to fully preserve and protect the rights of the Bondholders and the Trustee in the Mortgaged Property.

              The Company will perform all conditions and obligations imposed on it by the terms of any Permitted Prior Lien as shall be necessary to keep the security afforded by the Indenture substantially unimpaired and will not permit any default thereunder to occur and continue if as a result the security afforded by the Indenture will be materially impaired or endangered.

              The Company covenants and agrees to file with the Trustee on the Restatement Date and on or before May 30 of each year thereafter, an Opinion of Counsel, dated within 30 days of such date of such year, either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture and of each supplemental indenture or other instrument of further assurance, including, without limitation, financing statements, as is necessary to maintain the lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

              Section 5.17.      Paying Agents.

              (a)      Duties of Paying Agent. In the event that the Company designates any Paying Agents hereunder, the Company will cause each such Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.17, that such Paying Agent will:

              (1)      hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Bonds in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as provided herein;

              (2)      not later than 5 days after each due date of the principal of (and premium, if any) or interest on the Bonds, give the Trustee notice that the Company has made such payments when the same shall be due and payable or has failed to make such payments; and

              (3)      at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

              (b)      Company as Paying Agent. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on the Bonds, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal (and premium, if any) or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and the Company will not later than 5 days after each such due date notify the Trustee of such action and of the payment of such funds or any failure to take such action or make such payment.

              (c)      Holding Sums in Trust. Anything in this Section 5.17 to the contrary notwithstanding, (i) the agreement to hold sums in trust as provided in this Section 5.17 is subject to the provisions of Section 14.01, and (ii) for the purposes of obtaining the discharge and satisfaction of this Indenture or for any other purpose, the Company may deliver, or by Company Order may cause any such Paying Agent to deliver, to the Trustee any sums so held in trust as aforesaid, such sums thereafter to be held upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and upon such payment the party making such payment shall be discharged from such trust.

              Section 5.18.      Payment of Certain Charges. In the event of the failure of the Company in any respect to comply with the covenants contained in Sections 5.03, 5.05 or 5.06 hereof or to keep the Mortgaged Property in repair and free of liens and other charges, other than Permitted Encumbrances, the Trustee or any Bondholder shall have the right (without prejudice to any other rights arising by reason of such Default) to advance or expend moneys for the purpose of performing such covenants on behalf of the Company. The Company shall be immediately notified of any such advance. All sums so advanced for any of the aforesaid purposes shall at once be repayable by the Company, shall bear interest at a rate equal to the greater of 6% per annum or the Prime Rate until paid, and shall be secured hereby having the benefit of the lien hereby created in priority to the Bonds. The "Prime Rate" shall mean the rate of interest announced by the Trustee, from time to time as its "prime commercial rate" or the equivalent.

ARTICLE SIX
DEFAULT PROVISIONS AND REMEDIES

              Section 6.01.      Events of Default Defined; Acceleration of Maturity; Rescission and Annulment. In case one or more of the following events (herein called "Events of Default") shall have occurred and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), that is to say:

              (a)      default in the payment of any installment of interest upon any Bond, when the same shall become due and payable, and continuance of such default for a period of five Business Days; or

              (b)      default in the payment of the principal of (and premium, if any, on) any Bond as and when the same shall become due and payable whether at maturity, upon redemption, by declaration, or as otherwise herein provided; or

              (c)      default in the observance or performance of the covenants, conditions or agreements on the part of the Company contained in Sections 5.07, 5.08, 5.09 or 5.10 and the continuance of such default for a period of five Business Days; or

              (d)      Default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Company in this Indenture or in the Bonds contained, and the continuance thereof for a period of thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of not less than ten per cent (10%) in aggregate principal amount of Bonds then Outstanding; or

              (e)      The Company or any Regulated Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

              (f)      A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Regulated Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Regulated Subsidiaries, or any such petition shall be filed against the Company or any of its Regulated Subsidiaries and such petition shall not be dismissed within 60 days; or

then and in every such case the Trustee or the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then Outstanding, by notice in writing given to the Company, may declare the principal amount of all Bonds then Outstanding immediately due and payable, and the same shall thereupon become and be immediately due and payable. This provision, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, but before any foreclosure sale of the Mortgaged Property, or any part thereof, shall have been made under this Article, or any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided,

              1.      the Company shall pay or shall deposit with the Trustee a sum sufficient to pay:

              (a)      All matured installments of interest upon all the Bonds; and

              (b)      The principal of (and premium, if any, on) any and all Bonds that shall have become due otherwise than by acceleration (with interest at the rate or rates expressed in the Bonds to the date of such payment or deposit); and

              (c)      To the extent that payment of such interest is enforceable under applicable law, and, if provided for in any of the Bonds, interest upon overdue installments of interest at the rate or rates expressed in such Bonds to the date of such payment or deposit; and

              (d)      The amount payable to the Trustee under Section 7.06; and

              2.      any and all Events of Default, other than the nonpayment of principal on Bonds that shall have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in Section 6.08, then, and in that event the holders of a majority in aggregate principal amount of the Bonds then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereof.

              Upon any Bonds becoming due and payable under this Section 6.01, such Bonds will forthwith mature and the entire unpaid principal amount of such Bonds, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount, if any, applicable to the Bonds, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

              Section 6.02.      Covenant to Make Payments upon Default. The Company covenants that if the principal and interest on any Bond shall have become due and payable by reason of the exercise of the right of acceleration as stated in Section 6.01 hereof, then, upon demand of the Trustee, the Company will promptly pay to the Trustee, for the benefit of the holders of the Bonds, the whole amount that then shall become due and payable on all such Bonds for principal, Make-Whole Amount or premium, if any, or interest, or all of the aforesaid, as the case may be, with interest upon the overdue principal, Make-Whole Amount or premium, if any, and (to the extent that payment of such interest is enforceable under applicable law and if provided for in the Bonds) upon overdue installments of interest at the rate or rates expressed in the Bonds; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

              Section 6.03.      Remedies in Case of Default. In case the Company shall fail to comply with the provisions of Section 6.02, the Trustee may and, subject to the provisions of Section 7.02, if directed by the holders of a majority in aggregate principal amount of the Bonds Outstanding, shall

              (a)      take possession and charge of all the Mortgaged Property, including the books, papers and accounts of the Company, and likewise take possession of any and all Excepted Property then on hand, and having and holding the same, may operate and manage the same, and from time to time to make all needful repairs and such extensions, additions and improvements as to the Trustee shall seem wise; and may receive the rents, revenues, issues, earnings, income and profits thereof, and out of the same may pay all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee, its agents and counsel, and any charges of the Trustee hereunder, and any taxes and assessments and other charges prior to the lien of this Indenture that the Trustee may deem it wise to pay, and all expenses of such repairs, extensions, additions and improvements, and to apply the remainder of the moneys so received by the Trustee, as provided in Section 6.05; provided, however, that whenever all that is due upon such Bonds and under any of the terms of this Indenture shall have been paid and all Defaults cured, the Trustee shall surrender possession to the Company, its successors or assigns, but the same right of entry, however, shall exist upon any subsequent Event of Default; or

              (b)      if and to the extent permitted by applicable law, by such officer or agent as it may appoint, with or without entry, sell all the Mortgaged Property as an entirety, or in such parcels as the holders of a majority in principal amount of the Bonds Outstanding hereunder shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder at public auction at such time and place and upon such terms as the Trustee may fix, having first given written notice of intention to foreclose to the Company by certified mail to the address specified in Section 17.02 at least 30 days before such sale and having given further notice of such sale by publication, in an Authorized Newspaper, of the time, place and terms of sale, once a week for four successive weeks; the Trustee may from time to time adjourn such sale in its discretion by announcement at the time and place fixed for such sale without further notice; and upon such sale the Trustee may make and deliver to the purchaser or purchasers good and sufficient bills of sale, deeds, or other conveyances for the same (for which purposes the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make such conveyances), which sale shall be a perpetual bar, both at law and in equity, against the Company and all persons, firms and corporations lawfully claiming or who may claim by, through or under it; or

              (c)      in its own name and as trustee of an express trust proceed to protect and enforce its rights and the rights of the holders of the Bonds under this Indenture by a suit or suits in equity or at law for:

              (1)      collection of sums due and unpaid upon the Bonds;

              (2)      the specific performance of any covenant or agreement contained herein;

              (3)      the foreclosure of this Indenture; or

              (4)      the enforcement of any other appropriate legal or equitable remedy (including the appointment of a receiver) as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of its rights and the rights of the holders of Bonds under this Indenture;

and prosecute any such suit, action or proceeding to judgment or final decree, and, thereupon, cause such judgment or final decree to be enforced in the manner provided by law, including, where authorized or permitted, the collection out of any property, wherever situated, of the Company (or other obligor upon the Bonds) of any moneys adjudged or decreed to be payable.

              In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver, rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

              Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, the principal of all Bonds then Outstanding, if not previously due, and the interest accrued thereon, shall at once become and be immediately due and payable.

              Any Bondholder or Bondholders or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Bonds then Outstanding or claims for interest thereon in lieu of cash to be applied to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment.

              Section 6.04.      Trustee's Powers. The Trustee shall have all the powers, rights and privileges as may be required and reasonably necessary to perform, accomplish and comply with the duties, obligations and undertakings required or permitted by this Indenture to be made, kept and performed by the Trustee.

              Further, in case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition, or other similar judicial proceedings affecting the Company, any other obligor on the Bonds, or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Bondholders allowed in any judicial proceeding relative to the Company, or any other obligor on the Bonds, or its creditors or its property, for the entire amount due and payable by the Company or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Bondholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it under Section 7.06.

              All rights of action and of asserting claims under this Indenture, or under any of the Bonds, may be enforced by the Trustee without the possession of any of the Bonds, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the pro rata benefit of the holders of the Bonds then Outstanding issued under the terms of this Indenture and supplements thereto.

              In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or before any regulatory commission with jurisdiction in the premises or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

              Section 6.05.      Application of Moneys by Trustee. Any moneys collected by the Trustee pursuant to this Article Six shall be applied in the order following at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (Make-Whole Amount or premium, if any) or interest:

              First:  To the payment of costs and expenses of collection, and of all amounts payable to the Trustee under Section 7.06;

              Second:  In case the principal of none of the Outstanding Bonds shall have become due, to the payment of interest thereon, in the order of maturity of the installments of such interest, with interest (if such interest has been collected by the Trustee) upon the overdue installments of interest at the rate per annum expressed in the Bonds, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

              Third:  In case the principal of any of the Outstanding Bonds shall have become due, by acceleration or otherwise, to the payment of the whole amount then owing and unpaid upon the Bonds for principal, Make-Whole Amount or premium, if any, and interest, with interest on the overdue principal, Make-Whole Amount or premium, if any, and (if such interest has been collected by the Trustee) upon overdue installments of interest at the rate per annum expressed in the Bonds; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Bonds, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably to the aggregate of such principal and accrued and unpaid interest, and thereafter to the payment ratably of the Make-Whole Amount or premium, if any, applicable to the Bonds.

              Fourth:  To the payment of the remainder, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

              Section 6.06.      Limitation on Suits; Preservation of Rights to Payment and to Sue. (a) No holder of any Bond shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law against the Company, upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder against the Company, unless

              (1)      such holder previously shall have given to the Trustee written notice of Default and of the continuance of the Event of Default therein specified, as hereinbefore provided;

              (2)      the holders of not less than 25% in principal amount of the Bonds then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

              (3)      the parties making such request shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby (it being understood that any holder's unsecured letter of indemnity shall be deemed satisfactory if such holder is an Institutional Holder);

              (4)      the Trustee for thirty days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; and

              (5)      no direction inconsistent with such written request has been given to the Trustee during such thirty day period by the holders of a majority in principal amount of the Bonds then Outstanding;

it being understood and intended, and being expressly covenanted by the taker and holder of every Bond with every other taker and holder and the Trustee that no one or more holders of Bonds shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb, or prejudice the rights of the holders of any other Bonds, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Bonds. For the protection and enforcement of the provisions of this Section 6.06, each and every Bondholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

              (b)      Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Bond to receive payment of the principal of (including any sinking fund payment due thereon) and premium, if any, and interest on such Bond, on or after the maturity date (or sinking fund payment dates) expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder, except to the extent the institution or prosecution thereof would, under applicable law, result in the surrender, impairment, waiver or loss of the lien of this Indenture on any of the Mortgaged Property.

              Section 6.07.      Remedies Cumulative. All powers and remedies given by this Article Six to the Trustee or to the Bondholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Bonds, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or any holder of any Bond to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provision of Section 6.06, every power and remedy given by this Article Six or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Bondholders.

              Section 6.08.      Rights of Bondholders to Direct Trustee; Waivers. Subject to the provisions of Section 7.02, the holders of a majority in aggregate principal amount of the Bonds at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee and in the event the Trustee shall not receive such a direction, the Trustee shall have the right to determine the time, method and place of conducting any such proceeding or exercising any such trust or power. The holders of a majority in principal amount of the Bonds at the time Outstanding may on behalf of the holders of all of the Bonds waive any Default or Event of Default and its consequences, except a Default in the payment of the principal of (including any sinking fund payment), or premium or interest on, any of the Bonds as and when the same shall become due by the terms of such Bonds, or a call for redemption, which may be waived only by written consent of each holder of any Bond so in Default. In the case of any waiver accomplished pursuant to this Section 6.08, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof, and the Company, the Trustee and the holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

              Section 6.09.      Notice by Trustee of Defaults. The Trustee shall, within thirty days after the occurrence of an Event of Default of which it shall have knowledge, give to the Bondholders, notice of all Defaults known to the Trustee, transmitted by mail to all Bondholders as their names and addresses appear on the Bond Register, unless such Defaults shall have been cured before the giving of such notice; provided, that except in the case of Default in the payment of the principal of (or premium, if any), interest on or sinking fund payment relative to any of the Bonds, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee composed of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders.

              Section 6.10.      Costs of Suit. The Company, the Trustee and each holder of any Bond, by his acceptance thereof, agree that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.10 shall not apply (i) to any suit instituted by the Trustee, (ii) to any suit instituted by any Bondholder or group of Bondholders holding in the aggregate more than 10% in principal amount of the Bonds Outstanding, or (iii) to any suit instituted by any Bondholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Bond, on or after the respective due dates expressed in such Bond.

              Section 6.11.      Waiver of Appraisement and Other Laws. To the full extent that it may lawfully so agree, the Company will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof by any purchaser at any sale under this Article; and the Company, for itself and all who claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Company, for itself and all who claim under it, waives, to the extent that it may lawfully do so, all right to have the Mortgaged Property marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Indenture may order the sale of the Mortgaged Property as an entirety.

              If any law in this Section referred to and now in force, of which the Company or its successor or successors might take advantage despite this Section 6.11, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 6.11.

ARTICLE SEVEN
THE TRUSTEE

              Section 7.01.      Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default of which the Trustee shall have knowledge,

              (1)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2)      in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

              (b)      In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (c)      No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1)      This Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

              (2)      The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (3)      The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

              (4)      Whether or not an Event of Default shall have occurred, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              Section 7.02.      Certain Rights of the Trustee. Subject to and except as otherwise provided in Section 7.01:

              (a)      The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, coupon, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b)      Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order or Company Request and any resolution of the Board of Directors of the Company shall be sufficiently evidenced to the Trustee by a Board Resolution;

              (c)      The Trustee may consult with counsel and the advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

              (d)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to the provisions of this Indenture, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; subject to the provisions of Section 7.01(c)(4), nothing herein contained shall, however, relieve the Trustee of the obligation, upon the continuance of an Event of Default, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

              (e)      The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

              (f)      The Trustee shall not be liable, in case of entry by it upon the Mortgaged Property, for debts contracted or liabilities or damages incurred in the management or operation thereof; and

              (g)      The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

              Section 7.03.      Trustee Not Responsible for Certain Matters. The recitals contained herein and in the Bonds, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any indenture supplemental hereto or of any Bond. The Trustee shall not be accountable for the use of or application by the Company of any Bonds or of the proceeds of any Bonds or for the use or application of any Trust Moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless and until a Responsible Officer shall have actual knowledge thereof or the Trustee shall have received written notice thereof from the holder of any Bond or the Company.

              Section 7.04.      Trustee's Relationship with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and, if operative, may otherwise deal with the Company with the same rights it would have if it were not the Trustee.

              Section 7.05.      Trust Moneys. All Trust Moneys shall, until applied as herein provided, be held in trust by the Trustee for the purposes for which they were received but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any Trust Moneys except such as it may agree with the Company to earn from investments made pursuant to the provisions of Section 14.10. Except during the continuance of an Event of Default, all interest so agreed to be paid on any Trust Moneys shall be paid from time to time upon Company Order.

              Section 7.06.      Trustee's Compensation. The Company covenants and agrees to pay to the Trustee from time to time reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it hereunder, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the expenses and disbursements of the Trustee's counsel and of all persons not regularly in its employ) except any such expense, disbursement or advances as may arise from the Trustee's negligence or bad faith and will pay interest on all such reasonable expenses, disbursements and advances made by the Trustee at a rate equal to the greater of 6% per annum or the Prime Rate until paid. The Company also covenants to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability, cost or expense incurred on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the cost and expense of defending itself against any claim of liability in connection with the performance of its duties or exercise of its rights hereunder except any such loss, liability, cost or expense as may arise from the Trustee's negligence or bad faith. The obligations of the Company under this Section 7.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured under this Indenture by a lien prior to that of the Bonds upon all property and funds held or collected by the Trustee as such.

              Section 7.07.      Reliance on Officers' Certificates by Trustee and Other Persons. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee. The agents and representatives of the Trustee and any experts or counsel whose opinions are required or permitted to be delivered to the Trustee for any purpose hereunder shall likewise be fully warranted in relying and acting upon the existence of any matters proved or established by any such certificate delivered to any such expert or counsel (unless other evidence in respect thereof be herein specifically described).

              Section 7.08.      Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America or any state thereof and authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars ($50,000,000) subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at anytime the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

              Section 7.09.      Resignation and Removal of Trustee; Appointment of Successor. (a) The Trustee or any successor hereafter appointed, may at any time resign (i) by giving written notice thereof to the Company and (ii) by (A) giving written notice thereof to all holders of the Bonds at the time Outstanding and (B) by publishing notice of such resignation, which notice shall be published at least once in an Authorized Newspaper, provided, if all Bonds Outstanding are registered Bonds, the Trustee shall not be required to provide notice by publication in a newspaper. The holders of a majority in aggregate principal amount of the Outstanding Bonds may at any time remove the Trustee (i) by an instrument in writing signed by such holders and delivered to the Trustee and (ii) filing written notice thereof with the Company. Upon receiving the notice of resignation or removal of the Trustee, the Company may appoint a successor Trustee by a Board Resolution, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor Trustee.

              (b)      If at any time any of the following shall occur:

              (1)      the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Bondholder; or

              (2)      the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by Company Order in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor Trustee.

              (c)      At any time after the happening of any event described in Section 7.09(a) and (b) above, a successor Trustee, meeting the requirements of Section 7.08, may be appointed by the holders of a majority in principal amount of the Bonds then Outstanding by an instrument signed by such holders and delivered to such successor Trustee, with written notice thereof being given to the Company and to the retiring Trustee and if the Company, pursuant to Section 7.09(a) and (b) above, shall appoint a successor Trustee after the happening of any such event, such successor Trustee shall serve until a successor Trustee shall be appointed by the holders of the Bonds as hereinabove authorized and shall immediately and without further act be superseded by a Trustee appointed by the holders of the Bonds as above provided.

              (d)      In the event that no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section 7.09 within thirty (30) days after the occurrence of the event as a result of which a successor Trustee may be appointed, then the retiring Trustee or (subject to the provisions of Section 6.10 relating to the filing of an undertaking to pay costs) any Bondholder who has been a bona fide holder of Bonds for at least six (6) months may (in the case of such holder, on behalf of himself and all others similarly situated) petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (e)      No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Trustee as provided in Section 7.10.

              Section 7.10.      Acceptance of Appointment by Successor. Every successor Trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the retiring Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the retiring Trustee shall, upon payment of any amounts then due it pursuant to any of the provisions hereof, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of the retiring Trustee and shall assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its liens, if any, provided for in Section 7.06 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing reasonably necessary for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

              No successor Trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 7.08.

              Upon acceptance of appointment by a successor Trustee as provided in this Section 7.10, the Company shall notify all Bondholders in writing of such acceptance.

              Section 7.11.      Successor to Trustee. Any corporation into which the Trustee may be converted or merged or with which it may be consolidated, or any corporation resulting from any conversion, merger or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the corporate trust business and assets of the Trustee may be transferred, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 7.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

              Section 7.12.      Separate or Co-Trustee, Powers. At any time or times, for the purposes of conforming to any legal requirements, restrictions or conditions in any state in which any part of the Trust Estate may be located, the Company and the Trustee shall have power to appoint, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of any instruments and agreements necessary or proper to appoint, another corporation or one or more individuals, approved by the Trustee, to act either as separate trustee or trustees or as co-trustee or co-trustees jointly with the Trustee of all or any part of the Trust Estate. If the Company does not join in such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment.

              Such separate trustee or trustees or co-trustee or co-trustees shall have such powers and duties as shall be conferred or imposed by the terms of its or their appointment; but every such separate trustee or co-trustee shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:

              (1)      Bonds issued hereunder shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all obligations and other securities and of all cash pledged or deposited hereunder shall be exercised, solely by the Trustee or its successor in the trust hereunder, and any moneys at any time coming into the hands of any such separate trustee or trustees or co-trustee or co-trustees shall be at once paid over to the Trustee or its successor in the trust hereunder;

              (2)      No power shall be exercised hereunder by any such separate trustee or trustees or co-trustee or co-trustees except jointly or, where under the law of any jurisdiction in which any particular act is to be performed and the Trustee shall be incompetent or unqualified to perform such act, with the consent in writing of the Trustee or its successor in the trust hereunder;

              (3)      The Company and the Trustee or its successor in the trust hereunder, at any time by an instrument in writing executed by them jointly, may remove any separate trustee or co-trustee appointed under this Section 7.12, and may likewise and in like manner appoint a successor to such separate trustee or co-trustee so removed or who shall resign (which resignation shall become effective upon receipt by the Company and the Trustee of a written instrument to such effect from such separate trustee or co-trustee) or become incapable of acting, anything herein contained to the contrary notwithstanding, and the Company, upon request of the Trustee, shall join with the Trustee in the execution of all instruments and agreements necessary to make effective any such removal or resignation;

              (4)      In the event the Trustee becomes aware of the inability to act of any such separate trustee or co-trustee, the Trustee, within 10 days after it becomes aware of such inability, shall furnish written notice thereof to the Company;

              (5)      No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other trustee hereunder; and

              (6)      Any notice, request or other writing delivered solely to the Trustee or its successor in the trust hereunder shall be deemed to have been delivered to all of the trustees as effectually as if delivered to each of them.

ARTICLE EIGHT
CONCERNING THE BONDHOLDERS

              Section 8.01.      Evidence of Action. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by an instrument or any number of instruments of similar tenor executed by such Bondholders in person or by agent or proxy appointed in writing.

              Section 8.02.      Proof of Execution. (a) Subject to the provisions of Sections 7.01 and 7.02, proof of the execution of any instrument by a Bondholder or his agent or proxy and proof of the holding by any person of any of the Bonds shall be sufficient if made in the following manner:

              The fact and date of the execution by any such person of any instrument may be proved by (1) the certificate of any notary public, or other officer of any jurisdiction within the United States of America authorized to take acknowledgments of deeds to be recorded in such jurisdiction, that the person executing such instruments acknowledged to him or her the execution thereof, or (2) an affidavit of a witness to such execution sworn to before any such notary or other such officer, or (3) the guarantee of the signature of such person by any trust company, commercial bank or member of a national stock exchange. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

              The fact and date of the execution of any such instrument and the amount and numbers or other designations of Bonds held by the person so executing such instrument may also be proved in any other manner that the Trustee may deem sufficient, and the Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

              (b)      The ownership of any Bond shall be proved by the Bond Register.

              Section 8.03.      Effect of Actions by Holders of Bonds. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of Bonds, any holder of a Bond or Bonds who has consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Bond or Bonds. Except as aforesaid, any such action taken by the holder of any Bond shall be conclusive and binding upon such holder and upon all future holders and owners of the same Bond, and of any Bond issued upon the transfer thereof or in exchange therefor or in place thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not any notation in regard thereto is made upon such Bond.

ARTICLE NINE
SUPPLEMENTAL INDENTURES

              Section 9.01.      Supplemental Indentures Without Consent of Bondholders. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by a Board Resolution, and the Trustee from time to time and at any time, may, without the consent of the holders of any Bond, enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for one or more of the following purposes:

              (a)      to evidence the succession of another corporation to the Company, or successive successions, and the assumption by any such successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Ten hereof;

              (b)      to add to the covenants of the Company and to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the Bonds or any series of Bonds, such further covenants, restrictions, conditions or provisions for the protection of the holders of the Bonds or any series of Bonds, or to surrender any right or power herein conferred on the Company;

              (c)      to cure any ambiguity, to correct or supplement any provision contained herein or in any supplemental indenture that may be inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture and shall not adversely affect the interests of the holders of the Bonds;

              (d)      to provide for the creation of any series of Bonds pursuant to the provisions of Article Four hereof and to set forth the terms and provisions thereof as provided in Section 2.05;

              (e)      to modify, eliminate or add to the provisions of this Indenture to the extent necessary to permit the appointment of a separate or co-trustee pursuant to Section 7.12;

              (f)      to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of the Indenture additional property;

              (g)      to modify, eliminate or add to the provisions of this Indenture; provided, however, that (i) such supplemental indenture shall expressly provide that any such modifications, eliminations or additions shall become effective only when there is no Bond Outstanding of any series created prior to the execution of such supplemental indenture, and (ii) the Trustee may, in its discretion, decline to enter into any such supplemental indenture which, in its opinion, may not afford adequate protection to the Trustee when the same becomes operative; and

              (h)      to modify, eliminate or add to the provisions of this Indenture to the extent necessary to effect the qualification of this Indenture under the Trust Indenture Act as that Act, or any similar federal statute enacted in lieu thereof, is in effect at the time of the entering into any such supplemental indenture.

              The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained unless any such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee in its discretion may determine whether any proposed supplemental indenture would affect adversely the holders of any Bonds and shall not be liable for any such determination made in good faith.

              Section 9.02.      Modification of Indenture.. With the consent (evidenced as provided in Section 8.02) of the holders of not less than 66-2/3% in aggregate principal amount of all the Bonds at the time Outstanding, or in any case one or more, but less than all of the series of Bonds then Outstanding would be materially adversely affected, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Bonds of each series at the time Outstanding which would be materially adversely affected by the action proposed to be taken, the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights and obligations of the Company and the rights of the holders of the Bonds; except that no such supplemental indenture shall, without the consent of the holder of each Outstanding Bond adversely affected thereby (i) permit the creation of any lien not otherwise permitted prior to or on a parity with the lien of this Indenture upon any Mortgaged Property, (ii) change the time or times for payment of the principal of, or any installment of interest or premium, if any, on any Bond, or reduce the principal amount thereof or the interest thereon or any premium thereon, or otherwise affect the terms of payment of such principal or interest or premium, if any, on the Bonds, or (iii) reduce the aforesaid percentage in principal amount of Bonds, the holders of which are required to consent to any such supplemental indenture. For the purposes of this Section, Bonds shall be deemed to be materially adversely affected by a supplemental indenture if such supplemental indenture materially adversely affects or materially diminishes the rights of holders thereof against the Company or against its property. The Trustee may in its discretion determine whether in accordance with the foregoing, Bonds of any particular series would be materially adversely affected by any supplemental indenture and any such determination shall be conclusive upon the holders of Bonds of such series and all other series. Subject to the provisions of Section 7.01, the Trustee shall not be liable for any determination made in good faith in connection herewith.

              Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Bondholders as aforesaid, the Trustee is hereby authorized to join with the Company in the execution of such supplemental indenture unless any such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

              It shall not be necessary for the consent of Bondholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

              Section 9.03.      Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, and every holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments; and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

              Section 9.04.      Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act, as in effect at the time of execution of such supplemental indenture, if this Indenture shall then be qualified under that Act.

              Section 9.05.      Notation of Changes on Bond. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Company's Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated and delivered by the Trustee in exchange for the Outstanding Bonds.

              Section 9.06.      Trustee's Reliance on Opinion of Counsel. In executing any supplemental indenture permitted by this Article Nine, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be entitled to rely upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by, and conforms to, the terms of this Article Nine.

ARTICLE TEN
CONSOLIDATION, MERGER, AND SALE

              Section 10.01.      Consolidation, Mergers or Sales Where the Company is Not the Surviving Corporation Permitted on Certain Terms. So long as no Default or Event of Default shall have occurred and be continuing, nothing contained in this Indenture or in any of the Bonds shall prevent any consolidation with or merger of the Company into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, and in which the Company shall not be the surviving corporation, or shall prevent any sale, conveyance, transfer or other disposition of the Mortgaged Property as an entirety or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or its successor or successors) organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and lawfully entitled to acquire and operate the same; provided, however, that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition,

              (a)      The corporation formed by such consolidation, or into which the Company shall have been merged, or the corporation that acquires the Mortgaged Property, shall execute and deliver to the Trustee, simultaneously with such merger, consolidation or transfer, an indenture supplemental hereto in form recordable and satisfactory to the Trustee, containing:

              (1)      an assumption by such successor corporation of the due and punctual payment of the principal of (and premium, if any) and interest on all the Bonds and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

              (2)      a grant, conveyance, transfer and mortgage of the character described in Subsection (a) or (b) of Section 10.02;

              (b)      Immediately after giving effect to such transaction, (i) the corporation formed by such consolidation, or into which the Company shall have been merged, or the corporation that acquires the Mortgaged Property (in each such case, the "surviving corporation"), shall be engaged in substantially the same business as the Company, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) the surviving corporation would be able to issue $1 of Additional Bonds pursuant to Section 4.01 hereof; and

              (c)      The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article Ten and that all conditions precedent herein provided for relating to such transaction have been complied with, and, subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely upon such Officers' Certificate and Opinion of Counsel in executing any such supplemental indenture.

              Section 10.02.      Successor Company Substituted. Upon any consolidation or merger, or any conveyance or transfer of the Mortgaged Property substantially as an entirety in accordance with Section 10.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made, upon causing to be recorded the supplemental indenture referred to in Section 10.01, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; subject, however, to the following limitations and restrictions:

              (a)      If such supplemental indenture shall contain a grant, conveyance, transfer and mortgage in terms sufficient to include and subject to the lien of this Indenture, subject only to Permitted Encumbrances, all property and franchises owned by such successor corporation at the time of such consolidation, merger, conveyance, or transfer or that may be thereafter acquired by such successor corporation (other than Excepted Property), thereupon and thereafter such successor corporation may cause to be executed, either in its own name or in the name of Central Vermont Public Service Corporation, and delivered to the Trustee for authentication, any Bonds issuable hereunder; and upon the order of such successor corporation, and subject to all the terms of this Indenture, the Trustee shall authenticate and deliver any Bonds that shall have been previously executed and delivered by the Company to the Trustee for authentication, and any Bonds that such successor corporation shall thereafter, in accordance with this Indenture, cause to be executed and delivered to the Trustee for such purpose. Such changes in phraseology and form (but not in substance) may be made in such Bonds as may be appropriate in view of such consolidation or merger or conveyance or transfer.

              (b)      If such supplemental indenture shall not contain the grant, conveyance, transfer and mortgage described in the preceding Subsection (a), then such successor corporation shall not be entitled to procure the authentication and delivery of Bonds under Article Four, and (notwithstanding the generality of the Granting Clauses herein) this Indenture shall not, by virtue of such consolidation, merger, conveyance or transfer, or by virtue of said supplemental indenture, become a lien upon any of the properties or franchises of such successor corporation owned by it, immediately before such consolidation, merger, conveyance or transfer (unless such successor corporation, in its discretion, shall subject the same to the lien hereof), but this Indenture shall become and be a lien, subject only to Permitted Encumbrances, upon only the following properties and franchises acquired by such successor corporation after the date of such consolidation, merger, conveyance or transfer, to wit:

              (1)      all betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations to, upon, for and of the property or franchises, or both, subject to the lien hereof, and all property constituting appurtenances of the Mortgaged Property;

              (2)      all property acquired or constructed with the proceeds of any insurance on any part of the Mortgaged Property or with the proceeds of any part of the Mortgaged Property released from the lien of this Indenture or a prior lien or disposed of free from any such lien, or taken by eminent domain, or purchased by a public authority; and

              (3)      all property acquired in pursuance of the covenants herein contained to maintain and preserve and keep the Mortgaged Property in good condition, repair and working order, or in pursuance of any other covenant or agreement herein contained to be performed by the Company;

and in such event such supplemental indenture shall contain a grant, conveyance, transfer and mortgage subjecting the property described in the preceding Paragraphs (1) through (3), inclusive, of this Subsection to the lien of this Indenture.

              (c)      No such conveyance or transfer of the Mortgaged Property substantially as an entirety shall have the effect of releasing the entity named as "the Company" in the first paragraph of this instrument or any successor corporation that shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Bonds.

              Section 10.03.      Consolidations or Mergers Where the Company is the Surviving Corporation. Nothing contained in this Indenture shall prevent any consolidation or merger of another corporation with the Company where the Company is the surviving corporation; provided that after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

ARTICLE ELEVEN
POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY

              Section 11.01.      Possession and Use of Mortgaged Property. Unless an Event of Default shall have occurred and be continuing, the Company shall be suffered and permitted to possess, use and enjoy all the Mortgaged Property, to receive and use the rents, issues, income and profits thereof and in the ordinary course of business to use and consume its materials and supplies all as if this Indenture had not been made.

              Section 11.02.      Disposition of Mortgaged Property without Release. At any time and from time to time while in possession of the Mortgaged Property and not in default hereunder, the Company may without any release or consent by the Trustee:

              (a)      Sell or otherwise dispose of free from the lien of this Indenture any machinery, equipment, or other property that has become worn out, obsolete, unserviceable, undesirable or unnecessary for use in the conduct of its business upon replacing the same with or substituting for the same new machinery, equipment or other property not necessarily of the same character but being of at least equal value and utility to the Company as the property so disposed of, which new property shall without further action become subject to the lien of this Indenture, it being understood that the Company may retain the proceeds from any such sale or disposition for the purpose of acquiring any such replacement or substitute property;

              (b)      Demolish, dismantle, tear down or use for scrap or abandon any property which constitutes Mortgaged Property, if in the opinion of the President or any Vice President such action is in the best interests of the Company and the value and utility of the Mortgaged Property as an entirety and the security of the Bonds will not be thereby impaired;

              (c)      Surrender, assent to or procure a modification of any franchise, license or permit under which it is operating that in the opinion of the President or any Vice President is no longer necessary or desirable in the conduct of the Company's business and where the value and utility of the Mortgaged Property will not thereby be substantially impaired; or

              (d)      Grant rights-of-way and easements over or in respect of any Mortgaged Property, provided that such grant will not, in the opinion of the President or any Vice President, materially impair the usefulness of such property in the conduct of the Company's business, and will not be prejudicial to the interests of the Bondholders.

              The Trustee shall, from time to time, execute any written instrument to confirm the propriety of any action taken by the Company under this Section 11.02, upon receipt by the Trustee of (i) except for the disposition of property described in Subsection (a), an Officers' Certificate requesting the same and expressing any required opinions, (ii) an Officers' Certificate stating that no Default or Event of Default has occurred and is continuing and such action was duly taken in conformity with a designated Subsection of this Section 11.02, and (iii) except for the disposition of property described in Subsection (a), an Opinion of Counsel stating that such action was duly taken by the Company in conformity with such Subsection and that the execution of such written instrument is appropriate to confirm the propriety of such action under this Section 11.02.

              Section 11.03.      Release of Mortgaged Property. The Company shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Mortgaged Property constituting less than all or substantially all of the Mortgaged Property (in addition to the property referred to in Section 11.02) subject to the lien of this Indenture, upon compliance with the requirements and conditions of this Section 11.03, and the Trustee shall release the same from the lien of this Indenture upon receipt by the Trustee of a Company Order, dated as of a date not more than thirty days prior to such release requesting such release and describing the property to be so released, together with:

              (a)      (i) For any property the fair market value of which exceeds $1,000,000, a Board Resolution requesting such release and authorizing an application to the Trustee therefor;

              (ii)      For any property the fair market value of which does not exceed $1,000,000, an Officers' Certificate requesting such release;

              (b)      An Officers' Certificate, dated as of a date not more than thirty days prior to such release signed also by an Engineer, or, if such property consists of securities or other property that does not include the Company's plant and equipment, by an Appraiser, in each case selected by the Board of Directors and satisfactory to the Trustee, stating in substance as follows:

              (1)      that, in the opinion of the signers, such release is in the best interest of the Company, the security afforded by this Indenture will not be impaired by such release, and the property to be released is not necessary for the efficient operation of its remaining property that is used or useful in connection with its business;

              (2)      that the Company has sold or exchanged or otherwise disposed of, or has or intends to contract to sell or exchange or otherwise dispose of, the property so to be released for a consideration representing, in the opinion of the signers, its fair value to the Company, which consideration may consist of any one or more of the following: (a) cash, (b) obligations secured by a purchase money first lien upon the property so to be released but only in an amount not in excess of 60% of the fair value to the Company of such property, and (c) any other property that, upon acquisition thereof by the Company, would be subject to the lien of this Indenture, free of any easements or other encumbrances except such as do not materially impair the use of such property for the purposes for which it was acquired, and subject to no lien other than Permitted Encumbrances, all of such consideration to be briefly described in the certificate;

              (3)      that, to the best of the knowledge and belief of the signers, no Default or Event of Default has occurred and is continuing;

              (4)      the then fair value to the Company, in the opinion of the signers, of the property to be released;

              (5)      if any property other than cash or obligations is included in the consideration for the property to be released, the then fair value to the Company of such consideration; and

              (6)      that all conditions precedent herein provided relating to the release of the property in question have been complied with;

              (c)      In case (i) the fair value of the property to be released and of all other property released from the lien of this Indenture since the commencement of the then current calendar year, as shown by the certificate filed pursuant to Subsection (b) of this Section 11.03, is 10% or more of the aggregate principal amount of the Bonds at the time Outstanding, and (ii) the fair value of the property to be so released equals or exceeds the greater of $100,000 or 1% of the aggregate principal amount of the Bonds at the time Outstanding, a certificate of an Independent Engineer, or if such property consists of securities or other property that does not include the Company's plant and equipment, a certificate of an Independent Appraiser, stating:

              (1)      the then fair value, in the opinion of the signer, of the property to be released; and

              (2)      that such release, in the opinion of the signer, will not impair the security under this Indenture in contravention of its terms;

              (d)      Any cash or obligations received or to be received as consideration for any property so to be released (or, if the property so to be released is subject to a lien prior to the lien of this Indenture, a certificate of the trustee or other holder of such prior lien that it has received such money or obligations and has been irrevocably authorized by the Company to pay over to the Trustee any balance of such money or obligation, remaining after the discharge of such prior lien); and, if any property other than cash or obligations is included in the consideration for any property so to be released, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel hereinafter referred to, to subject to the lien of this Indenture all the right, title and interest of the Company in and to such property;

              (e)      An Opinion of Counsel to the effect (i) that any obligations included in the consideration for any property so to be released are valid obligations and are effectively pledged hereunder, (ii) that any purchase money lien securing such obligation is sufficient to afford a valid first lien upon the property to be released, (iii) in case the Trustee is requested to release any franchise, license or permit, that such release will not impair the then existing right of the Company to operate any of its remaining property in its business, (iv) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the lien of this Indenture all the right, title and interest of the Company in and to any property, other than cash and obligations, that may be included in the consideration for the property so to be released, subject to no lien other than Permitted Encumbrances or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (v) that the Company has corporate power to own all property included in the consideration for such release, and (vi) in case any part of the money or obligations referred to in Subsection (d) of this Section 11.03 has been deposited with the trustee or other holder of a prior lien, that such trustee or other holder (specifying the trustee or other holder and the lien) is entitled to receive the same; and

              (f)      Either (i) a certificate constituting evidence of the authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises to the sale, exchange or other disposition of the property so to be released, the consideration to be received therefor (if any) and the acquisition of any property constituting any part of such consideration, together with an Opinion of Counsel that the same constitutes sufficient evidence thereof and that the authorization, approval or consent of no other governmental body is required, or (ii) an Opinion of Counsel that no authorization, approval or consent of any governmental body is required.

              Notwithstanding the foregoing provisions of this Section 11.03, the Company shall have the right, at any time and from time to time, so long as this Indenture is not qualified under the Trust Indenture Act, to sell, exchange or otherwise dispose of any of its property (in addition to the property referred to in Section 11.02) at any time subject to the lien hereof, of an individual fair value not exceeding $50,000 and the Trustee shall release the same from the lien hereof upon receipt by the Trustee of:

              (aa)      An Officers' Certificate requesting such release and authorizing an application to the Trustee therefor;

              (bb)      The proceeds received from the sale of such property as provided in Paragraph (d) of this Section 11.03; and

              (cc)      An Officers' Certificate meeting the requirements of Subsection (b) of this Section 11.03; provided such certificate need not be signed by an Engineer.

              Section 11.04.      Eminent Domain and Other Governmental Takings. Should less than substantially all the Mortgaged Property be taken by eminent domain or be sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Mortgaged Property, the Company, forthwith upon receipt, shall deposit the award for any property so taken or the proceeds of any such sale with the Trustee, or, to the extent required in the Opinion of Counsel by the terms of a prior lien or other Permitted Encumbrance on all or any part of any property so taken or purchased, with the trustee, mortgagee or other holder of such prior lien or Permitted Encumbrance. In the event of any such taking or sale, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

              (a)      (i) For any property the fair market value of which exceeds $1,000,000, a Board Resolution requesting such release and describing the property so to be released;

              (ii)      For any property the fair market value of which does not exceed $1,000,000, an Officers' Certificate requesting such release;

              (b)      An Officers' Certificate dated as of a date not more than thirty days prior to such release stating that such property has been taken by eminent domain and the amount of the award therefor, or that said property has been sold pursuant to a right vested in the United States of America, or a state, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

              (c)      The award for such property or the proceeds of such sale; provided, however, that, in lieu of all or any part of such award or proceeds, the Company shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a prior lien or other Permitted Encumbrance on all or any part of the property to be released, stating that said award or proceeds, or a specified part thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such prior lien or Permitted Encumbrance, in which case the balance of the award, if any, shall be delivered to the Trustee; and

              (d)      An Opinion of Counsel stating

              (1)      that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America or a state, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

              (2)      in the case of any such taking by eminent domain, that the award for the property so taken has become final or that an appeal from such award is not advisable in the interests of the Company or the holders of the Bonds;

              (3)      in the case of any such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

              (4)      in case, pursuant to Subsection (c) of this Section, the award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a prior lien or other Permitted Encumbrance, that the property to be released, or a specified portion thereof, is or immediately before such taking or purchase was subject to such prior lien or Permitted Encumbrance, and that such deposit is required by such prior lien or Permitted Encumbrance; and

              (5)      that the instruments or the instruments and the award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that, upon the basis of such application, the Trustee is permitted by the terms of this Indenture to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

              In any proceedings for the taking or purchase or sale of any part of the Mortgaged Property, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company.

              Section 11.05.      Purchaser Protected. In no event shall any purchaser or purchasers in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Eleven to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

              Section 11.0.      Powers Exercisable Notwithstanding Event of Default. Subject to the provisions of Subsection (b) of Section 7.01, the Trustee may in its discretion (but shall not be bound to) execute and release or consent under the provisions of this Article Eleven notwithstanding that at the time any Default or Event of Default shall have happened and be continuing. The Officers' Certificate for such release or consent shall, instead of stating that no Default or Event of Default exists, specify each Default or Event of Default which shall, to the knowledge of the signers, have happened and be continuing.

              Section 11.07.      Powers Exercisable by Receiver or Trustee. In case the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven upon the Company with respect to the release, sale or other disposition of property subject to the lien hereof may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article Eleven; and if the Trustee shall be in the possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee.

ARTICLE TWELVE
REDEMPTION OF BONDS

              Section 12.01.      Redemption Price and Manner of Redemption. The redemption price and the terms, place and manner of redemption of the Bonds shall be as stated in the respective Bonds and shall also be governed by this Article Twelve, except as may otherwise be provided for the redemption of Bonds in the supplemental indenture creating such series of Bonds with respect to such series, and in any agreement filed with the Trustee in accordance with the provisions of Section 5.01.

              Section 12.02.      Selection of Bonds to be Redeemed. If less than all of the Bonds are to be redeemed, the Company shall select the particular series of Bonds which are to be redeemed, either in whole or in part, and the principal amount of Bonds which are to be redeemed, by written notice mailed to the Trustee at least twenty days in advance of the date fixed for the mailing of the notice of redemption.

              If less than all of the Bonds of any series Outstanding hereunder are to be redeemed, the particular Bonds to be redeemed shall be selected not more than sixty days prior to the redemption date by the Trustee from the Outstanding Bonds of such series not previously called for redemption by prorating, as nearly as may be, the principal amount of Bonds of such series to be redeemed among the registered holders of Bonds of the series according to the respective aggregate principal amounts of Bonds of such series held by such holders; provided, however, that, if a written consent of all the registered holders of Bonds of the series is filed with the Trustee specifying some other method of selecting the Bonds of such series to be redeemed or the supplemental indenture under which such Bonds were issued shall specify some other method of selection, such selection, in either case, shall be made by the Trustee in accordance therewith; and provided further that, if any series of Bonds shall have been sold by the Company pursuant to a public offering registered under the Securities Act of 1933, as amended, or any similar statute enacted in substitution or replacement thereof, the Trustee, unless the Supplemental Indenture under which such Bonds were issued provides otherwise, shall select by lot or in any other manner that it deems equitable the Bonds of such series then to be redeemed. In any proration pursuant to this Section, the Trustee shall make such adjustments as it shall deem proper to the end that the principal amount of Bonds so redeemed shall be $1,000 or a multiple thereof, by increasing or decreasing the amount which would be allocable to any Bondholder on the basis of exact proration by an amount not exceeding $1,000. The Trustee may in its discretion determine the Bonds, if there are more than one, registered in the name of any Bondholder that are to be redeemed, in whole or in part.

              Section 12.03.      Notice of Redemption. In case the Company shall desire to exercise such right to redeem all, or, as the case may be, any part of the Bonds in accordance with the right reserved so to do, it shall give written notice of such redemption to holders of the Bonds to be redeemed in whole or in part as hereinafter in this Section 12.03 provided. Written notice of such redemption shall also be given to the Trustee and shall be accompanied by an Officers' Certificate and, in the case of redemption other than through any mandatory sinking fund, a Board Resolution calling for redemption of the Bonds referred to in such notice.

              Notice of redemption to holders of Bonds to be redeemed in whole or in part shall be given by sending, by reputable overnight courier or by certified mail, postage prepaid, a notice of such redemption not less than thirty days and not more than sixty days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the registration books. Any notice that is sent in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give notice or any defect in the notice to the holder of any Bonds designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Bonds.

              Each notice of redemption shall specify the date fixed for redemption, the principal amount of Bonds to be redeemed, and the redemption price at which the Bonds are to be redeemed, together with interest accrued to the date of redemption and premium, if any. If less than all the Bonds Outstanding of a series are to be redeemed and if the Bonds to be redeemed are not subject to a written agreement with the holder of such Bonds described in Section 12.04 regarding the partial redemption of such Bonds, the notice shall state that payment of the redemption price of the Bonds will be made at the corporate trust office of the Trustee upon presentation and surrender of such Bonds. The notice shall also state that interest accrued to the date fixed for redemption of such Bonds will be paid as specified in such notice and that interest thereon will cease to accrue at the close of business on the date fixed for redemption.

              Section 12.04.      Partial Redemption of Bond. In case any Bond is to be redeemed in part only, such notice shall specify the principal amount thereof to be redeemed and shall state that upon surrender thereof for redemption, a new Bond or new Bonds of that series in aggregate principal amount equal to the unredeemed portion of such Bond, will be issued in lieu thereof, and, in such case, the Company shall execute and the Trustee shall authenticate and deliver such new Bond or Bonds to or upon the written order of the holder of such Bond at the expense of the Company, provided, however, that the Trustee shall pay interest, premium (if any) and principal upon any Bond without surrender or presentation thereof if any holder files with the Trustee an agreement pursuant to which such holder agrees that it will not sell, transfer or otherwise dispose of any such Bond with respect to which such redemption has been made unless either (i) it shall have made a notation thereon of the principal so redeemed or (ii) such Bond shall have been surrendered in exchange for a new Bond having a principal amount equal to the unredeemed portion.

              Section 12.05.      Payment of Redemption Price. If the giving of notice of redemption shall have been completed as above provided, the Bonds or portions of Bonds specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and premium, if any. In such case and if moneys in the necessary amount to pay such Bonds or portions of Bonds at the redemption price, together with interest thereon to the date fixed for redemption and premium, if any, shall prior to the date fixed for redemption have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), interest on such Bonds or portions of Bonds shall cease to accrue on and after the date fixed for redemption. Interest on Bonds or portions of Bonds called for redemption as aforesaid shall cease to accrue on and after the date fixed for redemption, in any event, irrespective of whether or not any such deposit in trust or setting aside and segregation in trust shall have been made, except with respect to any Bond or portion thereof so called for redemption on which the Company shall default in the payment of the redemption price, together with interest accrued thereon to the date fixed for redemption and premium, if any.

              Section 12.06.      Cancellation of Bonds. All Bonds redeemed and paid under this Article Twelve shall, except for certain partial redemptions as provided in Section 12.04, be cancelled by the Trustee and a certificate as to such cancellation shall be delivered by the Trustee to the Company.

ARTICLE THIRTEEN
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

              Section 13.01.      Satisfaction and Discharge of Indenture. If at any time (a) either

              (i)      there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Bonds theretofore authenticated and delivered (other than any Bonds that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.12, or paid, or Bonds for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company, and thereafter repaid to the Company or discharged from such trust as provided in Section 13.04), or

              (ii)      all such Bonds not theretofore cancelled by the Trustee or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, or have been or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company has deposited or caused to be deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such Bonds not theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

              (b)      the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

              (c)      the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; and

              (d)      the Company has delivered an Opinion of Counsel stating that the documents and other items that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Company Request and the accompanying documents and items specified in this Section, all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, then, upon Company Request authorized by Board Resolution, this Indenture and the lien, rights and interests hereby created shall cease to be of further effect, and the Trustee, at the cost and expense of the Company, shall execute and deliver proper instruments acknowledging satisfaction of and discharging this Indenture. Such instruments shall be in form satisfactory for recording as a release of mortgage with the appropriate recording office. Forthwith upon such execution and delivery the estate, right, title and interest of the Trustee in and to all securities, cash (except cash deposited pursuant to this Section) and other personal property held by it as part of the Mortgaged Property shall cease to be of further effect and the Trustee shall transfer, deliver and pay the same to the Company.

              In the absence of a Company Request authorized by a Board Resolution as aforesaid, the payment of all Outstanding Bonds shall not render this Indenture inoperative or prevent the Company from issuing Bonds from time to time as herein provided.

              Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

             Section 13.02.      Funds Deposited for Payment of Bonds. All moneys deposited with the Trustee pursuant to Section 13.01 shall be held in trust and shall be available for immediate payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the particular Bonds for the payment or redemption of which such moneys have been deposited with the Trustee.

              Section 13.03.      Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture, other than moneys deposited pursuant to Section 13.01, shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

              Section 13.04.      Moneys Held by Trustee. Any moneys deposited with any Paying Agent or the Trustee or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest on any Bond that are not applied but remain unclaimed by the holder of such Bond for six (6) years after the date upon which the principal of (and premium, if any) or interest on such Bond shall have respectively become due and payable shall be repaid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and thereupon such Paying Agent and Trustee shall be released from all further liability with respect to such moneys, and the holder of such Bond entitled to receive such payment shall thereafter look only to the Company for the payment thereof.

ARTICLE FOURTEEN
APPLICATION, INVESTMENT AND WITHDRAWAL OF TRUST MONEYS

              Section 14.01.      "Trust Moneys" Defined. All moneys received by the Trustee

              (a)      upon the release of property from the lien of this Indenture, including the principal of all purchase money obligations, or

              (b)      as compensation for, or proceeds of sale of, any part of the Mortgaged Property taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of, or

              (c)      as proceeds of insurance upon any part of the Mortgaged Property, or

              (d)      elsewhere in this Indenture provided to be held and applied under this Article, or required to be paid to the Trustee and whose disposition is not elsewhere herein otherwise specifically provided for,

(all such moneys being herein sometimes called "Trust Moneys"), shall be held by the Trustee as a part of the Mortgaged Property and, upon any sale of the Mortgaged Property or any part thereof under Article Six, said Trust Moneys shall be applied in accordance with Section 6.05; but, before any such sale, all or any part of the Trust Moneys may be withdrawn, and shall be paid or applied by the Trustee, from time to time as hereinafter provided in this Article Fourteen and may be applied by the Trustee as provided in Section 7.06.

              Section 14.02.      Payment of the Outstanding Bonds. Trust Moneys may be applied by the Trustee at any time and from time to time to the payment of the principal of Outstanding Bonds hereby secured, either at their stated maturity or upon redemption, as the Company shall determine and request in accordance with Article Twelve of this Indenture. If any Trust Moneys aggregating in excess of $25,000 shall have been on deposit with the Trustee (i) in the case of casualty insurance proceeds, for a period of two years, or (ii) in the case of any other Trust Moneys, for a period of one year and, in either case, shall not have been withdrawn by the Company pursuant to Sections 14.03, 14.04 or 14.05 hereof, the Company shall direct the Trustee to apply all such Trust Moneys pro rata to the redemption of Outstanding Bonds then subject to redemption at the optional redemption price then in effect, if any, and, upon the failure of the Company to give such direction, the Trustee shall apply such Trust Moneys pro rata to the redemption of Outstanding Bonds then subject to redemption and selected by it following the procedures established by Article Twelve of this Indenture at the then applicable redemption price for all such Bonds redeemed pursuant to this Section 14.02, provided, that no such redemption shall be permitted hereunder if any of such Trust Moneys have been or are required to be set aside under Section 14.09 or, except as provided in Section 14.06, if at the time of such redemption and after giving effect thereto an Event of Default shall have occurred which shall then be continuing.

              Section 14.03.      Withdrawal of Disposition Proceeds. Subject to the provisions of Section 14.09, any Trust Moneys received by the Trustee from the sale, exchange, condemnation or other disposition of Mortgaged Property described in clauses (a), (b) and (d) of the definition of Trust Moneys in Section 14.01 (such Trust Moneys being referred to as "Disposition Proceeds" and the date of receipt by the Trustee of such Disposition Proceeds being the "Proceeds Receipt Date") may be withdrawn by the Company and shall be paid by the Trustee upon Company Order, to pay for, or to reimburse the Company for, its acquisition after the Proceeds Receipt Date of additional Utility Plant or improvements to Utility Plant (collectively, "Utility Plant Additions"), at any time and from time to time, upon receipt of a Company Order, dated as of a date not more than ten days prior to the date of the application of such withdrawal, together with the following:

              (a)      (i) For any Disposition Proceeds aggregating $1,000,000 or more, a Board Resolution requesting such release and authorizing an application to the Trustee therefor;

              (ii)      For any Disposition Proceeds aggregating less than $1,000,000, an Officers' Certificate requesting such release;

              (b)      An Officers' Certificate dated not more than ten days before the date of the application for the withdrawal and payment of such Disposition Proceeds, stating as follows:

              (1)      That after the Proceeds Receipt Date related to such Disposition Proceeds, the Company acquired or will acquire Utility Plant Additions in an amount equal to such Disposition Proceeds, which Utility Plant Additions shall be briefly described, stating that the Utility Plant Additions do constitute additions to the Utility Plant and stating the fair value thereof to the Company at the date of the acquisition thereof by the Company; provided if such Disposition Proceeds equal or exceed the greater of $100,000 or 1% of the aggregate principal amount of Bonds at the time Outstanding, it shall not be necessary to state the fair value of such Utility Plant Additions which will be provided in the Independent Engineer's Certificate required by Subsection (c) below.

              (2)      That no Default or Event of Default exists hereunder.

              (3)      That no part of such Disposition Proceeds has been, or is required to be, set aside under Section 14.09.

              (4)      That all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

              (c)      In any case such Disposition Proceeds equal or exceed the greater of $100,000 or 1% of the aggregate principal amount of Bonds at the time Outstanding, an Independent Engineer's Certificate stating the fair value to the Company, in such Engineer's opinion, of such Utility Plant Additions at the date of the acquisition thereof by the Company.

              (d)      An Opinion of Counsel dated not more than ten days prior to the date of application for such proposed withdrawal stating:

              (1)      that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture , and that upon the basis of such Company Order and the accompanying documents specified in this Section, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Disposition Proceeds whose withdrawal is then requested may be lawfully paid over under this Section;

              (2)      that the Company has acquired title to said Utility Plant Additions, and that the same and every part thereof are free and clear of all mortgages, liens, charges or encumbrances except Permitted Encumbrances; and

              (3)      that all of the Company's right, title and interest in and to said Utility Plant Additions, are then, or upon application of the proposed withdrawal, subject to the lien of this Indenture.

              Upon compliance with the foregoing provision of this Section the Trustee shall pay on Company Order an amount of such Disposition Proceeds stated in the Officers' Certificate required by paragraph (1) of Subsection (b) of this Section, or the fair value to the Company of such Utility Plant Additions stated in such Officers' Certificate (or in such Independent Engineer's Certificate, if required by Subsection (c) of this Section) whichever is less.

              Section 14.04.      Withdrawal of Insurance Proceeds. To the extent that any Trust Moneys are proceeds of insurance upon any part of the Mortgaged Property, except as otherwise provided by Section 5.06, they may be withdrawn by the Company and shall be paid by the Trustee upon Company Order dated not more than ten days prior to the date of application for such proposed withdrawal, to reimburse the Company for expenditures made to repair, restore or replace the property destroyed or damaged, or directly in satisfaction of invoices submitted by the Company for such expenditures ("Direct Payment") upon the receipt by the Trustee of the following:

              (a)      An Officers' Certificate, dated not more than ten days before the date of application for the withdrawal and payment of such Trust Moneys, stating as follows:

              (1)      That expenditures have been made, or in the case of any Direct Payment, shall be made in a specified amount for the purpose of making certain repairs, restorations and replacements of the Mortgaged Property, which shall be briefly described, and stating the fair value thereof to the Company at the date of the acquisition thereof by the Company; except that it shall not be necessary under this Paragraph to state the fair value of any of such repairs, restorations or replacements that are separately described pursuant to Paragraph (4) of this Subsection and whose fair value is stated in the Independent Engineer's Certificate under the following Subsection (b) of this Section.

              (2)      That no part of such expenditures, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section.

              (3)      That there is no outstanding indebtedness known, after due inquiry, to the Company, for the purchase price or construction of such repairs, restorations or replacements, or for labor, wages, materials or supplies in connection with the making thereof, that, if unpaid, might become the basis of a mechanics', laborers', materialmen's, statutory or other similar lien, upon such repairs, restorations or replacements, or any part thereof, that might, in the opinion of the signers of such Certificate, materially impair the security afforded by said repairs, restorations or replacements.

              (4)      Whether any part of such repairs, restorations or replacements has, within six months before the date of acquisition thereof by the Company, been used or operated by others than the Company, in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition, of such part of such repairs, restorations or replacements equals or exceeds the greater of $100,000 or 1% of the aggregate principal amount of Bonds at the time Outstanding; and, if all of such facts are present, such part of said repairs, restorations or replacements shall be separately described, and it shall be stated that an Independent Engineer's Certificate as to the fair value to the Company of such separately described repairs, restorations or replacements will be furnished under the following Subsection (b) of this Section.

              (5)      That no Default or Event of Default exists hereunder.

              (6)      That no part of such Trust Moneys has been, or is required to be, set aside under Section 14.09.

               (7)      That all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

               (b)      In case any part of such repairs, restorations or replacements is separately described pursuant to the foregoing Paragraph (4) of Subsection (a) of this Section, an Independent Engineer's Certificate stating the fair value to the Company, in such Engineer's opinion, of such separately described repairs, restorations or replacements at the date of the acquisition thereof by the Company.

              (c)      An Opinion of Counsel dated not more than ten days prior to the date of application for such proposed withdrawal stating:

              (1)      that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of such Company Order and the accompanying documents specified in this Section, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section;

              (2)      that the Company has acquired title to said repairs, restorations and replacements, and that the same and every part thereof are free and clear of all mortgages, liens, charges or encumbrances, except Permitted Encumbrances; and

               (3)      that all of the Company's right, title and interest in and to said repairs, restorations or replacements, or combination thereof, are then subject to the lien of this Indenture.

              Upon compliance with the foregoing provisions of this Section the Trustee shall pay on Company Order an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures stated in the Officers' Certificate required by Paragraph (1) of Subsection (a) of this Section, or the fair value to the Company of such repairs, restorations and replacements stated in such Officers' Certificate (and in such Independent Engineer's Certificate, if required by Subsection (b) of this Section) whichever is less.

              Section 14.05.      Withdrawal of Amounts not in excess of $50,000. In the event that the amount of Trust Moneys at any one time received by the Trustee shall not exceed $50,000, the same may be withdrawn by the Company and shall be paid by the Trustee to the Company, but only if, after giving effect to such withdrawal and payment, the aggregate amount of Trust Moneys so withdrawn and paid to the Company pursuant to this Section 14.05 for which the Trustee shall not have received "Withdrawal Documentation" shall not exceed $50,000 within any six-month period. As used herein, the term "Withdrawal Documentation" shall mean with respect to any amounts of Trust Moneys withdrawn and paid over to the Company pursuant to this Section 14.05, the deposit and filing by the Company with the Trustee of the documents which by the provisions of Sections 14.03 or 14.04 would have been required to be delivered to the Trustee to permit the Trustee to pay over such Trust Moneys to the Company as in such Section provided, with such omissions and variations as are appropriate by reason of the fact that such Trust Moneys have theretofore been paid over by the Trustee without the prior compliance with such Section.

              The Company covenants and agrees that it will, within 12 months after any Trust Moneys have been paid by the Trustee to the Company pursuant to the preceding paragraph, deposit and file with the Trustee the Withdrawal Documentation for such Trust Moneys so paid to the Company and in the event the Company shall fail to comply with the foregoing provisions of this sentence with respect to any such Trust Moneys so paid, no further payment may be made by the Trustee under this Section 14.05 until the Company shall have deposited and filed with the Trustee the Withdrawal Documentation for such Trust Moneys.

              Section 14.06.      Powers Exercisable Notwithstanding Event of Default. In case a Default or Event of Default shall have occurred and shall not have been cured, the Company, while in possession of the Mortgaged Property (other than cash, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or with the trustee, mortgagee or other holder of a prior lien or Permitted Encumbrance), may do any of the things enumerated in Sections 14.02 to 14.05, inclusive, if the Trustee in its discretion, or the holders of a majority in principal amount of the Bonds then Outstanding, by appropriate action of such Bondholders, shall consent to such action, in which event any Certificate filed under any of such Sections shall omit the statement to the effect that no Default or Event of Default has occurred. This Section shall not apply, however, during the continuance of an Event of Default of the type specified in Subsections (a) or (b) of Section 6.01.

              Section 14.07.      Powers Exercisable by Trustee or Receiver. In case the Mortgaged Property (other than cash, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or with the trustee, mortgagee or other holder of a prior lien or Permitted Encumbrance) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee (subject to Section 14.06), in which case a written request or order signed by such receiver or trustee shall be deemed the equivalent of any Board Resolution or Company Request or Order required by this Article, and a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Indenture. If the Trustee shall be in possession of the Mortgaged Property under Section 6.03, such powers may be exercised by the Trustee in its discretion.

              Section 14.08.      Disposition of Bonds Retired. All Bonds received by the Trustee and on the basis of which Trust Moneys are paid over or for whose payment or redemption Trust Moneys are applied under this Article shall be cancelled by the Trustee as provided in Article Twelve of this Indenture.

              Section 14.09.      Condemnation of All Mortgaged Property. In the event that all or substantially all of the Mortgaged Property (other than any cash, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or with the trustee, mortgagee or other holder of a Permitted Encumbrance) shall be taken by eminent domain, the Company shall be deemed to have elected, and shall be entitled, by virtue of this Section, to redeem all the Bonds hereby secured of all series on a date determined by the Trustee in its discretion to be the earliest practical redemption date after receipt by the Trustee of all cash that the Trustee is entitled to receive on account of such taking and, notwithstanding any other provision of any Bonds or this Indenture to the contrary, the redemption price of Bonds redeemed under this Section shall be the principal amount thereof plus interest accrued thereon to the date fixed for redemption, without premium. Notice of such redemption shall be given by the Company or by the Trustee in the name of the Company. If the cash so received by the Trustee, together with all other cash then held by the Trustee as a part of the Mortgaged Property, is not sufficient to pay the redemption price of all the Bonds hereby secured and to pay all amounts payable to the Trustee under this Indenture (including fees and expenses incurred and to be incurred by the Trustee in connection with such redemption), the Company will, after receipt by the Trustee of all cash that the Trustee is entitled to receive as aforesaid on account of such taking and within ten days after receipt of a written notice from the Trustee of any deficiency, deposit with the Trustee for such purpose cash in an amount sufficient to make up such deficiency. To the extent that any or all such cash shall be required for the purpose of redeeming Bonds under this Section, the Trustee shall apply the same for such purpose, and the balance, if any, after payment of all amounts payable to the Trustee, shall be paid upon Company Order.

              If the Company fails to deposit with the Trustee the cash necessary to make good such deficiency, the moneys received by the Trustee from such taking and all other cash then held by the Trustee as a part of the Mortgaged Property shall be set aside and thereafter no part of the cash so set aside may be withdrawn or paid over under Sections 14.02 to 14.05, inclusive, but shall be applicable only to the purposes specified in, and in accordance with, Section 6.05, as if all Outstanding Bonds were then due and payable.

              Section 14.10.      Investment of Trust Moneys. All or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for account of any particular Bonds) shall from time to time at the written request of the Company, signed by the Treasurer or an Assistant Treasurer of the Company, be invested or reinvested by the Trustee in any of the following:

              (1)      investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company, is accorded the highest rating by Standard & Poor's Corporation or Moody's Investors Services, Inc.;

              (2)      investments in direct obligations of the United States of America, or obligations of any agency thereof which are fully and unconditionally guaranteed by the United States of America, maturing in 12 months or less from the date of acquisition thereof;

              (3)      investments in certificates of deposit maturing within one year from the date of origin, issued by an Acceptable Bank; or

              (4)      any mutual fund or other fund which is operated in the United States which has substantially all of its investments in the investments described above in clauses (1) through (3) of this Section 14.10.

Until one or more Events of Default shall happen and be continuing, any interest or increment on such investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Company. Such investments shall be held by the Trustee as a part of the Mortgaged Property, subject to the same provisions hereof as the cash used by it to purchase such investments; but upon a like request of the Company, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the investments so sold. If under the provisions of this Indenture any Trust Moneys held by the Trustee and so invested or reinvested shall be required to be applied to the redemption of Bonds, the Trustee shall forthwith sell such investments in an amount equivalent to the Trust Moneys so to be applied. In case the net proceeds (exclusive of interest) realized upon any such sale shall amount to less than the amount invested by the Trustee in the purchase of the investments so sold (after appropriate adjustment on account of any accrued interest paid at the time of purchase), the Trustee shall within five days after such sale notify the Company in writing thereof and within five days thereafter the Company shall pay to the Trustee the amount of the difference between such purchase price and the amount so realized, and the amount so paid shall be held by the Trustee in like manner and subject to the same conditions as the proceeds realized upon such sale.

              Whenever application is made by the Company under any provision of this Indenture to withdraw all or any part of Trust Moneys deposited or held by the Trustee, the Company shall accept investments held by the Trustee as a part of the Mortgaged Property pursuant to this Section 14.10 to the extent that such investments shall be tendered to it by the Trustee in lieu of cash; and such investments shall be accepted in lieu of such cash at the net cost thereof (exclusive of accrued interest) to the trust estate.

              The Trustee shall not be liable or responsible for any loss resulting from any investment or reinvestment pursuant to this Section 14.10.

ARTICLE FIFTEEN
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS, AND DIRECTORS

              No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Bond hereby secured, or under any judgment obtained against the Company, or by the enforcement of any assessment or penalty, or by any legal or equitable proceedings by virtue of any constitution or statute or rule of law or otherwise or under any circumstances, under or independent of this Indenture, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any successor corporation, either directly or through the Company, or otherwise, for the payment for or to the Company or any receiver thereof, or for or to the holder of any Bond issued or secured hereunder or otherwise, of any sum that may be due and unpaid by the Company upon any such Bonds, and any and all personal liability of every name and nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such incorporator, stockholder, officer or director, for the payment for or to the Company or any receiver thereof, or for or to the holder of any Bond issued or secured hereunder or otherwise, of any sum that may remain due and unpaid upon the Bonds hereby secured or any of them, is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture and the issue of such Bonds.

ARTICLE SIXTEEN
PLEDGED SECURITIES

              Section 16.01.      Deposit of Pledged Securities. The Company may deliver and pledge to the Trustee and the Trustee may receive from time to time bonds, certificates for shares of stock and other securities of any corporation, and all such bonds, certificates for shares of stock and other securities so received shall be held by the Trustee as a part of the Mortgaged Property (any such bonds, certificates or other securities so delivered and pledged being "Pledged Securities"). The Trustee shall be under no obligation to accept a certificate for any shares of stock or any bonds or other obligations of any corporation, or to cause or permit a transfer thereof to be made to it, if, in the opinion of the Trustee, such acceptance or transfer would involve it in, or render it liable to be subjected to, any liability or expense, unless the Trustee shall be indemnified to its satisfaction for so doing.

              All certificates for shares shall at the time of the delivery thereof be accompanied by instruments of assignment and transfer duly endorsed for transfer. The Trustee, from time to time, may, but, subject to the provisions of Section 7.01(a), shall be under no obligation to, transfer into its name as Trustee, or into the name or names of its nominee or nominees, any or all Pledged Securities held by it hereunder.

              The Trustee shall not be under any duty to inquire into or pass upon the validity or genuineness of any of the Pledged Securities. The Trustee shall be entitled to assume that any Pledged Securities are genuine and valid and what they purport to be and that any endorsements or assignments thereof are genuine and valid.

              Section 16.02.      Income on Pledged Securities. So long as no Event of Default shall exist, the Company shall be entitled to receive all interest paid on Pledged Securities, and any dividends declared on the Pledged Securities and paid in cash out of earnings or surplus and if any such interest or dividends are received by the Trustee, they shall be promptly paid over to the Company. Any stock dividends declared or paid in respect of said Pledged Securities shall be paid to and held by the Trustee as additional Pledged Securities.

              If an Event of Default shall exist, all interest and dividends paid on Pledged Securities shall be collected and held by the Trustee for application in accordance with Section 6.05; provided, that if all Events of Default shall be cured or waived, the Trustee shall deliver to the Company all such interest and dividends so collected by the Trustee.

              Section 16.03.      Voting of Pledged Securities. So long as no Event of Default shall exist, the Company may vote, in its discretion, all of the Pledged Securities and exercise any and all rights pertaining to the ownership of said Pledged Securities. When no Event of Default shall exist, the Company shall have the right to vote and give consent to all matters not contrary to the covenants herein or elsewhere contained in this Indenture, with the same force and effect as though the Pledged Securities were not subject to this Indenture; and from time to time in case the Pledged Securities shall have been transferred into the name of the Trustee or its nominee, upon the request of the Company, the Trustee shall forthwith make and deliver to the Company, or to its nominee or nominees, suitable powers of attorney or proxies to vote the Pledged Securities or to give consents in respect thereof.

              If an Event of Default shall exist, the Trustee may in its discretion, and if requested in writing by the holders of a majority in principal amount of the Bonds then Outstanding, shall thereafter vote and exercise, or cause the nominee of the Trustee to vote and exercise all the powers of an owner with respect to any Pledged Securities; provided, that if all Events of Default shall be cured or waived, the right of the Company to vote and give consents which respect to the Pledged Securities, and the duty of the Trustee to execute powers of attorney and proxies as hereinabove provided, shall revive and continue and the Trustee may, in its discretion, transfer or cause the transfer to the record name of the Company any Pledged Securities that are in the record name of the Trustee or its nominee.

              The Company shall not use or vote or permit to be voted any Pledged Securities hereunder for any purpose contrary to its covenants herein contained or otherwise inconsistent with the provision or purposes of this Indenture.

              Section 16.04.      Principal and Other Payment. In the event any cash shall be received by the Trustee in partial or complete liquidation of the capital of any entities the securities of which constitute Pledged Securities, it shall be held and applied pursuant to the provisions of Article Fourteen. Any property, other than cash, distributed in partial or complete liquidation of any such entity shall be delivered by the Trustee to the Company if no Event of Default then exists and such property shall constitute Mortgaged Property subject to the lien of the Indenture.

ARTICLE SEVENTEEN
MISCELLANEOUS PROVISIONS

              Section 17.01.      Successors and Assigns. All the covenants and agreements in this Indenture contained by or on behalf of the Company shall bind and be for the benefit of the parties hereto, their successors and assigns, and the holders of the Bonds, whether so expressed or not.

              Section 17.02.      Service of Notices. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by any Bondholder to or on the Company shall be sufficiently given if mailed, certified postage prepaid or by reputable overnight courier, addressed (until another address is filed in writing by the Company with the Trustee and the Bondholders) as follows: 77 Grove Street, Rutland, Vermont 05701, Attention: Treasurer. Any notice, election, request or demand by the Company or any Bondholder to or upon the Trustee, shall be sufficiently given or made, for all purposes, if mailed, certified postage prepaid or by reputable overnight courier addressed (until another address is filed in writing with the Company and the Bondholders) as follows: 1 Federal Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

              Section 17.03.      Vermont Law Applicable. This Indenture and each Bond shall be governed by and construed in accordance with the laws of the State of Vermont.

              Section 17.04.      Certificates or Opinions to Trustee. Each certificate or opinion provided for in this Indenture including certificates of any Engineer or Appraiser, and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include: (1) a statement that each person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and (4) a statement whether, in the opinion of such person, such condition or covenant has been complied with.

              Section 17.05.      Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

              Section 17.06.      Effect of Headings and Table of Contents. The Article, Section and Subsection headings contained in this Indenture and the Table of Contents are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

              Section 17.07.      Acceptance of Trust by Trustee. The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

              Section 17.08.      Separability of Indenture Provisions. In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired.

PART TWO
AMENDMENT OF OUTSTANDING BONDS AND PRIOR SUPPLEMENTAL INDENTURES

              The following amendments are made to the outstanding Bonds and the related Supplemental Indenture pursuant to which such series was issued.

ARTICLE ONE
RESTATEMENT OF TERMS AND PROVISIONS OF SERIES JJ BONDS

              Section 1.01.      Terms and Provisions of Series JJ Bonds. The terms and provisions of the Series JJ Bonds which were set forth in the Thirty-Seventh Supplemental Indenture are hereby amended and restated in their entirety in Exhibit E attached hereto, which shall become effective as of the Restatement Date and control with respect to all terms and provisions of the Series JJ Bonds and the Thirty-Seventh Supplemental Indenture as of the Restatement Date shall have no further force or effect with respect thereto.

ARTICLE TWO
RESTATEMENT OF TERMS AND PROVISIONS OF SERIES NN BONDS

              Section 1.01.      Terms and Provisions of Series NN Bonds. The terms and provisions of the Series NN Bonds which were set forth in the Thirty-Eighth Supplemental Indenture are hereby amended and restated in their entirety in Exhibit F attached hereto, which shall become effective as of the Restatement Date and control with respect to all terms and provisions of the Series NN Bonds and the Thirty-Eighth Supplemental Indenture as of the Restatement Date shall have no further force or effect with respect thereto.

ARTICLE THREE
RESTATEMENT OF TERMS AND PROVISIONS OF SERIES OO BONDS

              Section 1.01.      Terms and Provisions of Series OO Bonds. The terms and provisions of the Series OO Bonds which were set forth in the Thirty-Eighth Supplemental Indenture are hereby amended and restated in their entirety in Exhibit G attached hereto, which shall become effective as of the Restatement Date and control with respect to all terms and provisions of the Series OO Bonds and the Thirty-Eighth Supplemental Indenture as of the Restatement Date shall have no further force or effect with respect thereto.

ARTICLE FOUR
RESTATEMENT OF TERMS AND PROVISIONS OF SERIES PP BONDS

              Section 1.01.      Terms and Provisions of Series PP Bonds. The terms and provisions of the Series PP Bonds which were set forth in the Forty-First Supplemental Indenture are hereby amended and restated in their entirety in Exhibit H attached hereto, which shall become effective as of the Restatement Date and control with respect to all terms and provisions of the Series PP Bonds and the Forty-First Supplemental Indenture as of the Restatement Date shall have no further force or effect with respect thereto.

ARTICLE FIVE
RESTATEMENT OF TERMS AND PROVISIONS OF SERIES QQ BONDS

              Section 1.01.      Terms and Provisions of Series QQ Bonds. The terms and provisions of the Series QQ Bonds which were set forth in the Forty-First Supplemental Indenture are hereby amended and restated in their entirety in Exhibit I attached hereto, which shall become effective as of the Restatement Date and control with respect to all terms and provisions of the Series QQ Bonds and the Forty-First Supplemental Indenture as of the Restatement Date shall have no further force or effect with respect thereto.

ARTICLE SIX
RESTATEMENT OF TERMS AND PROVISIONS OF SERIES RR BONDS

              Section 1.01.      Terms and Provisions of Series RR Bonds. The terms and provisions of the Series RR Bonds which were set forth in the Forty-First Supplemental Indenture are hereby amended and restated in their entirety in Exhibit J attached hereto, which shall become effective as of the Restatement Date and control with respect to all terms and provisions of the Series RR Bonds and the Forty-First Supplemental Indenture as of the Restatement Date shall have no further force or effect with respect thereto.

              IN WITNESS WHEREOF, said CENTRAL VERMONT PUBLIC SERVICE CORPORATION has caused this instrument to be signed, and its corporate seal attested by its Assistant Corporate Secretary to be hereunto affixed, by Jean H. Gibson, its Senior Vice President in that behalf duly authorized, and said U.S. BANK NATIONAL ASSOCIATION has caused this instrument to be executed in its corporate name by its Officer all as of the day and year first above written.

CENTRAL VERMONT PUBLIC SERVICE
CORPORATION,

By          JEAN H. GIBSON
              JEAN H. GIBSON
              Its Senior Vice President

Attest:

MARY C. MARZEC
MARY C. MARZEC
Assistant Corporate Secretary

Signed, sealed and delivered on
behalf of Central Vermont Public
Service Corporation in the presence of:                                                                                   (CORPORATE SEAL)

KATHLEEN CLOGSTON
KATHLEEN CLOGSTON

PAULA BISHOP
PAULA BISHOP

U.S. BANK NATIONAL ASSOCIATION,
      as Trustee,

By          GEORGE DAVISON
              GEORGE DAVISON
               Its Officer

Signed and delivered on
behalf of U.S. BANK NATIONAL
ASSOCIATION in the presence of:

JOSHUA TRIPI
JOSHUA TRIPI

SCOTT CATAGUET
SCOTT CATAQUET

STATE OF VERMONT          )
                                                 )        SS.
COUNTY OF RUTLAND      )

              On this 13th day of July, A.D. 2004, before me, a Notary Public in and for said State, duly commissioned and acting as such, personally came Jean H. Gibson, Senior Vice President of said CENTRAL VERMONT PUBLIC SERVICE CORPORATION, to me personally known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that she resides in Rutland, Vermont; that she is Senior Vice President of CENTRAL VERMONT PUBLIC SERVICE CORPORATION, the Corporation described in and which executed the foregoing instrument as party of the first part; that she knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that she signed her name thereto by like order, and she acknowledged and declared that she executed the foregoing instrument and caused the seal of said CENTRAL VERMONT PUBLIC SERVICE CORPORATION to be affixed thereto as its Senior Vice President by authority of the Board of Directors of said Corporation, and acknowledged the same to be her free act and deed, and the free act and deed of said Corporation.

              WITNESS my hand and official seal the day and year aforesaid.

KIMBERLY PRITCHARD
KIMBERLY PRITCHARD, Notary Public

My commission expires: February 10, 2007

(NOTARIAL SEAL)

COMMONWEALTH OF MASSACHUSETTS          )
                                                                                     )        SS.
COUNTY OF SUFFOLK                                            )

              On this 14th day of July, A.D. 2004, before me, a Notary Public in and for said Commonwealth, duly commissioned and acting as such, personally came George Davison, an Officer of U.S. BANK NATIONAL ASSOCIATION, to me known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that he resides in East Walpole, Massachusetts; that he is an Officer of U.S. BANK NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of said Bank, and he acknowledged the same to be his free act and deed, and the free act and deed of said Bank. And said George Davison, an Officer of said U.S. BANK NATIONAL ASSOCIATION, further acknowledged that he accepted the trust hereinbefore created for, and on behalf of, said U.S. BANK NATIONAL ASSOCIATION, Trustee, upon the terms therein named.

              WITNESS my hand and official seal the day and year aforesaid.

RACHEL SYLVIA
RACHEL SYLVIA, Notary Public

My commission expires February 18, 2011

(NOTARIAL SEAL)

EXHIBIT A
(to Forty-Fourth Supplemental Indenture)

(Form of Series        Bonds)

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FIRST MORTGAGE        % BOND, SERIES

No.                                                                                                        $

              Central Vermont Public Service Corporation, a Vermont corporation (hereinafter called the Company), for value received, hereby promises to pay to                                 or registered assigns, the sum of                                 Dollars on the            day of                                ,           , and to pay to the registered holder interest on said sum from the date hereof until the same shall be paid, at the rate of            percent (          %) per annum, payable [insert frequency] on [insert payment dates] in each year, commencing on                           ,                            until the payment of the said principal of this Bond becomes due and payable. This Bond shall bear interest on any overdue principal, premium, if any, and on any overdue interest to the extent permitted by law, at a rate of                . The principal of, premium, if any, and the interest on this Bond shall be payable at the corporate trust office of U.S. Bank National Association in the City of Boston, Massachusetts, or its successor in trust under the Indenture hereinafter referred to, at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment is legal tender for the payment of public and private debts; provided, that the principal, premium and interest on this Bond may be paid by written agreement between the Company and with the Bondholder by check mailed or wire transfer to the Bondholder, as specified in such agreement.

              This Bond is one of a series of Bonds designated           % Bonds, Series         . The Bonds of said series are part of an issue of Bonds of the Company authorized, without limit as to aggregate amount issued or outstanding except as provided in the Indenture hereinafter mentioned, issued and to be issued under and pursuant to and all equally and ratably secured by an Indenture dated as of October 1, 1929 (said Indenture, as amended and supplemented by certain supplemental indentures later executed, being herein referred to as the "Indenture") duly executed and delivered by the Company to U.S. Bank National Association (as successor to Old Colony Trust Company as trustee and other successor trustees) (the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of the Bonds and of the Trustee in respect of such security. By the terms of the Indenture, the Bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, and in other respects as provided in the Indenture.

              [Insert provisions regarding sinking fund, if applicable].

              [Insert provisions regarding optional redemption, if applicable].

              In case an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable prior to maturity as provided in the Indenture. No recourse shall be had for the payment of the principal, premium or interest of this Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

              This Bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at said office of the Trustee in the City of Boston, Massachusetts, upon surrender and cancellation of this Bond, and upon any such transfer a new registered Bond or Bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor. This Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

              IN WITNESS WHEREOF, Central Vermont Public Service Corporation has caused this Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this            day of                        , 20     .

CENTRAL VERMONT PUBLIC SERVICE
CORPORATION

By
      President [or Vice President]

Attest:

Secretary [or Assistant Secretary]

(FORM OF TRUSTEE'S CERTIFICATE)

Trustee's Certificate of Authentication

              This Bond is one of the Bonds of the series designated therein, described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
      Trustee,

By
     Authorized Officer

EXHIBIT B
(to Forty-Fourth Supplemental Indenture)

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

NET UTILITY PLANT CERTIFICATE

              The undersigned officers of Central Vermont Public Service Corporation (the "Company") hereby certify to U.S. Bank National Association, as successor Trustee under the Company's Indenture dated as of October 1, 1929 (the Original Indenture, as so supplemented and amended, is hereinafter referred to as the "Indenture"), that each of the undersigned (i) has reviewed Subsection (c) of Section 4.01 of the Indenture, (ii) has examined the books of account of the Company and made inquiries of officers or employees of the Company directly responsible for maintaining such account, (iii) is of the opinion that such examination is sufficient to enable him or her to make this certificate, and (iv) is of the opinion that the requirements of Subsection (c) of such Section 4.01 have been complied with, as is reflected in the following computation, which is true and correct as of the date hereof:

1.	The aggregate principal amount of Outstanding Bonds under the Indenture is as follows: Bonds Principal Amount Total	$
2.	The Additional Bonds for which this Certificate is being made are the , in an aggregate principal amount of:	$
3.	The aggregate principal amount of outstanding Prior Lien Debt is as follows: Prior Lien Debt Principal Amount Total	$
4.	Total of the amounts stated in lines 1, 2 and 3 above:	$
5.	Less: the Outstanding Bonds or Prior Lien Debt paid, if any, with proceeds from the sale of any Additional Bonds is in the principal amount of:	$
6.	Total Outstanding Bonds plus Prior Lien Debt (determined by subtracting line 5 from line 4 above):	$
7.	The Original Cost of the Utility Plant of the Company as of the end of the most recent fiscal period of the Company which ended :	$
8.	Less: To the extent included in line 7 as follows: (a) all Excepted Property $ (b) all Capitalized Leases, intangible plant and any nuclear fuel $ Total	$
9.	Original Cost of the Utility Plant of the Company as of the end of the above fiscal period determined by subtracting line 8 from line 7:	$
10.	The accrued depreciation applicable to such Utility Plant:	$
11.	Net Utility Plant of the Company as of the end of the above fiscal period, determined by subtracting line 10 from line 9:	$
12.	70% of Net Utility Plant in line 11:	$
13.	Net Plant Reduction Amount for the calendar year is : [1]	$
14.	Net Plant Bondable Capacity, determined by subtracting line 13 from line 12:	$
15.

After giving effect to the issuance of the Additional Bonds applied for, the aggregate principal amount of Outstanding Bonds plus Prior Lien
Debt is less than the Net Plant Bondable Capacity by the following amount, determined by subtracting line 6 from line 14:

$ [2]

              The undersigned further certify that the terms used herein that are defined in the Indenture are used herein as defined therein.

Dated:

       President [or Vice President]

      Treasurer [or other appropriate officer]

If the date of determination is in the calendar year of:	The applicable amount shall be:
2004	$24,000,000
2005	21,000,000
2006	18,000,000
2007	15,000,000
2008	12,000,000
2009	9,000,000
2010	6,000,000
2011	3,000,000
2012 and thereafter	-0-

2        This should be a positive number.

EXHIBIT C
(to Forty-Fourth Supplemental Indenture)

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

AVAILABLE EARNINGS CERTIFICATE

              The undersigned officers of Central Vermont Public Service Corporation (the "Company") hereby certify to U.S. Bank National Association, as successor Trustee under the Company's Indenture dated as of October 1, 1929 (the Original Indenture, as so supplemented and amended, is hereinafter referred to as the "Indenture"), that each of the undersigned (i) has reviewed Subsection (d) of Section 4.01 of the Indenture, (ii) has examined the books of account of the Company and made inquiries of officers or employees of the Company directly responsible for maintaining such account, (iii) is of the opinion that such examination is sufficient to enable him or her to make this certificate, and (iv) is of the opinion that the requirements of Subsection (d) of such Section 4.01 have been complied with, as is reflected in the following computation, which is true and correct as of the date hereof:

1.	The Company's Net Earnings for the twelve consecutive months ended , 20 (before adjustments in line 2):	$
2.

Adjustment, if any, from (i) acquired or disposed of property during such twelve month period or (ii) the annualization of increase or decrease in gross revenues attributable to higher or lower rates in effect for less than the above twelve month period less related annualized expenses and charges

$
3.	Net Earnings (as adjusted)	$
4.	The Company's Interest Charges for the 12-month period referred to in line 1 above, to the extent deducted in computing Net Earnings in line 3 (See Schedule I attached hereto):	$
5.	Earnings Available for Interest Charges, determined by adding lines 3 and 4:	$
6.

The interest requirements on Outstanding Bonds under the Indenture for the 12-month period immediately succeeding the date hereof after giving effect to any Bonds to be retired from the proceeds of the
Additional Bonds now applied for:

$
7.

The interest requirements on outstanding Prior Lien Debt for the 12-
month period immediately succeeding the date hereof after giving effect to any Prior Lien Debt to be retired from the proceeds of the Additional
Bonds now applied for:

$
8.	Pro Forma Interest Charges, determined by adding lines 6 and 7:	$
9.	The amount shown in line 5 above exceeds two times the amount shown in line 8 above and the amount of such excess is:	$

              The undersigned further certify that the terms used herein that are defined in the Indenture are used herein as defined therein.

Dated:

       President [or Vice President]

      Treasurer [or other appropriate officer]

EXHIBIT D
(to Forty-Fourth Supplemental Indenture)

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

CAPITALIZATION CERTIFICATE

              The undersigned officers of Central Vermont Public Service Corporation (the "Company") hereby certify to U.S. Bank National Association, as successor Trustee under the Company's Indenture dated as of October 1, 1929 (the Original Indenture, as so supplemented and amended, is hereinafter referred to as the "Indenture"), that each of the undersigned (i) has reviewed Subsection (e) of Section 4.01 of the Indenture, (ii) has examined the books of account of the Company and made inquiries of officers or employees of the Company directly responsible for maintaining such account, (iii) is of the opinion that such examination is sufficient to enable him or her to make this certificate, and (iv) is of the opinion that the requirements of Subsection (e) of such Section 4.01 have been complied with, as is reflected in the following computation, which is true and correct as of the date hereof:

1.	The aggregate principal amount of Outstanding Bonds under the Indenture is as follows: Bonds Principal Amount Total	$
2.	The aggregate principal amount of all other Long Term Debt of the Company is as follows: Long Term Debt Principal Amount Total	$
3.	The Additional Bonds for which this Certificate is being made are described as , in an aggregate principal amount of:	$
4.	Total of the amounts stated in lines 1, 2 and 3 above:	$
5.	Less: the principal amount of Outstanding Bonds or other Long Term Debt, if any, paid with proceeds from the sale of the Additional Bonds:	$
6.	Long Term Debt then outstanding, determined by subtracting line 5 from line 4:	$
7.	The total par value of capital stock of the Company and premium, if any:	$
8.	Paid-in capital and retained earnings of the Company:	$
9.	Shareholders Equity, determined by adding lines 7 and 8:	$
10.	Total Capitalization, determined by adding lines 6 and 9:	$
11.	65% of Total Capitalization, determined by multiplying line 10 by 0.65:	$
12.

After giving effect to the issuance of the Additional Bonds applied for, the aggregate amount of Long Term Debt outstanding is less than 65%
of Total Capitalization by the following amount, determined
by subtracting line 6 from line 11:

$ [3]

              The undersigned further certify that the terms used herein that are defined in the Indenture are used herein as defined therein.

Dated:

       President [or Vice President]

      Treasurer [or other appropriate officer]

3        This should be a positive number.

EXHIBIT E
(to Forty-Fourth Supplemental Indenture)

SERIES JJ BONDS

              The terms and provisions of the Series JJ Bonds of the Company which were issued pursuant to the Thirty-Seventh Supplemental Indenture dated as of December 10, 1991 (the "Thirty-Seventh Supplemental Indenture") have been amended and restated in this Exhibit E, which shall from and after the Restatement Date control the terms and provisions of such Series JJ Bonds, and the Thirty-Seventh Supplemental Indenture shall have no further force or effect with respect to such terms and conditions.

              All things have been done and performed which are necessary to make the Series JJ Bonds, when authenticated by the Trustee and issued as herein provided, legal, valid and binding obligations of the Company;

              AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, as set forth in the following covenants, agreements, conditions and provisions, to wit:

ARTICLE 1

AMENDMENT AND RESTATEMENT OF SERIES JJ BONDS

              Section 1.      There is hereby amended and restated the series of Bonds heretofore designated as and entitled "First Mortgage 8.91% Bonds, Series JJ" due December 15, 2031 (hereinafter referred to as the "Series JJ Bonds"), which series is limited in aggregate principal amount to $15,000,000. Series JJ Bonds and the Trustee's certificate of authentication shall be substantially in the form set forth in Annex A attached hereto. The Series JJ Bonds shall be fully registered Bonds in denominations which are multiples of $1,000. Series JJ Bonds issued on or after the Restatement Date shall be dated as provided in Section 2.08 of the Indenture. The Series JJ Bonds shall mature on December 15, 2031 and shall bear interest at the rate of 8.91% per annum payable semiannually at the corporate trust office of the Trustee in the City of Boston, Massachusetts (or, if there be a successor to said Trustee, at its designated corporate trust office) or directly to the registered Bondholders pursuant to Section 5.01 of the Indenture on the fifteenth day of June and December of each year until the principal becomes due and payable, and shall be redeemable as hereinafter provided and the Series JJ Bonds shall bear interest at the rate of 9.91% per annum on any overdue principal, and on any overdue installment of interest (to the extent permitted by law). Capitalized terms not defined herein shall have the meaning set forth in the Indenture.

              Section 2.      (a) The Company covenants and agrees that, except as provided in Subsection 2(b), it will not, and will not request the Trustee to, redeem, pay or purchase or otherwise retire any Series JJ Bonds for any purpose of the Indenture other than in connection with the application of Trust Moneys pursuant to the provisions of Article Fourteen of the Indenture. For such purpose, Series JJ bonds may be called for redemption or purchased, in whole or in part in the principal amount of $1,000 or any integral multiple thereof, at a redemption or purchase price of 100% of the principal amount of the Series JJ Bonds to be redeemed or purchased plus accrued interest thereon to the date of redemption or purchase, together with a premium (except in the case of a redemption pursuant to Section 14.09 of the Indenture resulting from a condemnation of all or substantially all of the Mortgaged Property with respect to which no premium would be payable) equal to the Make-Whole Premium Amount (as defined in Subsection 2(b) below) with respect to the principal amount being redeemed or purchased.

              (b) The Series JJ Bonds may be redeemed at the option of the Company, in whole or in part in the principal amount of $1,000 or any integral multiple thereof, at any time prior to December 15, 2031, at a redemption price of 100% of the principal amount of the Series JJ Bonds to be redeemed plus accrued interest thereon to the date of redemption, together with a premium equal to the Make-Whole Premium Amount with respect to the principal amount being redeemed, determined two Business Days prior to the date of such redemption. As used herein the following terms shall have the meanings set forth below:

              "Make-Whole Premium Amount" means, with respect to any Series JJ Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Premium Amount may in no event be less than zero.

              "Called Principal" means, with respect to any Series JJ Bond, the principal of such Bond that has become or is declared to be immediately due and payable pursuant to this Section 2 or has become due and payable pursuant to Section 6.01 of the Indenture.

              "Discounted Value" means, with respect to the Called Principal of any Series JJ Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "Reinvestment Yield" means, with respect to the Called Principal of any Series JJ Bond, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Life to Maturity of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life to Maturity of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Life to Maturity and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Life to Maturity; provided, that if there is no such greater published maturity, the yield to maturity shall be such lesser published maturity.

              "Remaining Life to Maturity" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled date of payment of the Series JJ Bonds at final maturity.

              "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series JJ Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series JJ Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

               "Settlement Date" means, with respect to the Called Principal of any Series JJ Bond, the date on which such Called Principal is to be redeemed pursuant to this Section 2 or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture, as the context requires.

              In the event the Company shall exercise any right to make a redemption under this Subsection 2(b), it shall give written notice thereof to the Trustee and holders of the Series JJ Bonds as provided in Section 12.03 of the Indenture. In the case of a redemption under this Subsection 2(b), at least thirty (30) days prior to the date fixed for redemption the Company will furnish written notice to the Trustee and each holder of the Series JJ Bonds, by telecopy or other same-day communication, of the estimated Make-Whole Premium Amount, if any, applicable to such redemption and the calculations, in reasonable detail, used to determine the amount of such Make-Whole Premium Amount and two Business Days prior to the Settlement Date for such redemption, the Company will furnish written notice in the foregoing manner to the Trustee and each holder of the Series JJ Bonds of the Make-Whole Premium Amount, if any, applicable to such redemption which is payable on the Settlement Date with respect to the related Called Principal, and the calculations used to determine such Make-Whole Premium Amount.

              Section 3.      Notwithstanding any provisions of the Indenture, whenever any Series JJ Bonds are to be called for redemption as provided in Article 1 hereof, the Trustee shall select such Series JJ Bonds in accordance with the following provisions: the principal amount of Series JJ Bonds then to be redeemed from each holder thereof shall bear the same ratio (to the nearest $1,000) to the total principal amount of Series JJ Bonds then to be redeemed as the total principal amount of Series JJ Bonds then held by such holder bears to the total principal amount of Series JJ Bonds then Outstanding.

              Section 4.      Anything in the Indenture or the Series JJ Bonds to the contrary notwithstanding, any payment of principal, or premium, if any, or interest on any Series JJ Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

              Section 5.      In connection with any redemption of Series JJ Bonds, any notice of redemption shall be sufficiently given if sent in compliance with the provisions of Section 12.03 of the Indenture.

              Section 6.      Pursuant to Section 5.01 of the Indenture, so long as the registered holder of the Series JJ Bonds is an Institutional Holder, all payments of interest on the Series JJ Bonds and all payments on account of principal or premium, if any, shall be made directly to each such registered holder or its nominee at such address as may from time to time be furnished by such holder in writing without surrender or presentation of the Series JJ Bonds to the Trustee (except in the case of payment or redemption of any of the Series JJ Bonds in whole) and with respect to each such holder such payments shall be made in accordance with the provisions of any written agreement between such holder and the Company which shall have been communicated and consented to by the Trustee.

              The Trustee hereby consents to the agreement with respect to payments set forth in Section 6 of the Bond Purchase Agreement dated as of December 2, 1991, as amended, between the Purchaser as defined therein and the Company (such Bond Purchase Agreement as amended from time to time being herein the "Bond Purchase Agreement for Series JJ Bonds").

              Section 7.      The following two Events of Default are added to Section 6.01 of the Indenture but are only for the benefit of the holders of the Series JJ Bonds:

              (a) default in the performance or observance of any covenants on the part of the Company in the Bond Purchase Agreement for Series JJ Bonds and the continuance thereof for a period of 30 days after written notice to the Company and the Trustee by the holders of not less than 10% in aggregate principal amount of the Series JJ Bonds then Outstanding, or

              (b) any representation or warranty made by or on behalf of the Company by an officer of the Company in any writing furnished in connection with the performance or observance of any covenants on the part of the Company in the Bond Purchase Agreement for Series JJ Bonds, proves to have been false or incorrect in any material respect on the date as of which made.

The holders of a majority in principal amount of the Series JJ Bonds at the time Outstanding may on behalf of the holders of all Series JJ Bonds waive any of the above two Events of Default or any Default with respect to any such Event of Default and its consequences.

ANNEX A
(to EXHIBIT E to Forty-Fourth Supplemental Indenture)

(Form of Series JJ Bonds)

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FIRST MORTGAGE 8.91% BOND, SERIES JJ

DUE December 15, 2031

No. RJJ-                                                                                                                                        $
PPN                                                                                                                                                                    , 20

              Central Vermont Public Service Corporation, a Vermont corporation (hereinafter called the "Company"), for value received, hereby promises to pay to                                                          or registered assigns, the sum of                                            Dollars on the fifteenth day of December, 2031, and to pay to the registered holder interest on said sum from the date hereof until the same shall be paid, at the rate of eight and ninety-one hundredths percent (8.91%) per annum, payable semi-annually on the fifteenth day of June and December in each year, until the payment of the said principal of this Bond becomes due and payable. This Bond shall bear interest on any overdue principal and on any overdue interest to the extent permitted by law, at a rate of 9.91%. The principal of, premium, if any, and the interest on this Bond shall be payable at the corporate trust office of U.S. Bank National Association in the City of Boston, Massachusetts, or its successor in trust under the Indenture hereinafter referred to, at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment is legal tender for the payment of public and private debts; provided, that the principal, premium and interest on this Bond may be paid by written agreement between the Company and with the Bondholder by check mailed or wire transfer to the Bondholder, as specified in such agreement.

              This Bond is one of a series of Bonds designated "First Mortgage 8.91% Bonds, Series JJ" (the "Series JJ Bonds"). This Bond is one of the Bonds issued and to be issued from time to time under and pursuant to and all equally and ratably secured by, an Indenture dated as of October 1, 1929 (said Indenture, as amended and supplemented by all supplemental indentures thereto including the Forty-Fourth Supplemental Indenture dated as of June 15, 2004 (the "Forty-Fourth Supplemental Indenture"), being herein referred to collectively as the "Indenture") between the Company and U.S. Bank National Association (as successor to Old Colony Trust Company as trustee and other successor trustees) (the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of the Bonds and of the Trustee in respect of such security. By the terms of the Indenture, the Bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, and in other respects as provided in the Indenture.

              The Series JJ Bonds shall not be subject to redemption, prepayment, purchase or other retirement prior to maturity except (a) in connection with the application of Trust Moneys pursuant to the provisions of Article Fourteen of the Indenture and for such purpose, Series JJ Bonds may be called for redemption or purchased by the Company, in whole or in part in the principal amount of $1,000 or any integral multiple thereof, at a redemption or purchase price of 100% of the principal amount of the Series JJ Bonds to be redeemed or purchased plus accrued interest thereon to the date of redemption or purchase, together with a premium (except in the case of a redemption pursuant to Section 14.09 of the Indenture resulting from a condemnation of all or substantially all of the Mortgaged Property with respect to which no premium would be payable) equal to the Make-Whole Premium Amount (as defined in Exhibit E to the Forty-Fourth Supplemental Indenture) with respect to the principal amount being redeemed or purchased; or (b) at the option of the Company, in whole or in part in the principal amount of $1,000 or any integral multiple thereof at any time prior to December 15, 2031, at a redemption price of 100% of the principal amount of the Series JJ Bonds to be redeemed plus accrued interest thereon to the date of redemption, together with a premium equal to the Make-Whole Premium Amount (as defined in Exhibit E to the Forty-Fourth Supplemental Indenture) with respect to such principal amount then to be redeemed.

              In case an Event of Default, as defined in the Indenture, shall occur, the principal of this Series JJ Bond may become or be declared due and payable prior to maturity as provided in the Indenture. No recourse shall be had for the payment of the principal, premium, if any, or interest of this Series JJ Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Series JJ Bond and being likewise waived and released by the terms of the Indenture.

              This Series JJ Bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee in the City of Boston, Massachusetts, upon surrender and cancellation of this Series JJ Bond, and upon any such transfer a new registered Series JJ Bond or Bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor. This Series JJ Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

              IN WITNESS WHEREOF, Central Vermont Public Service Corporation has caused this Series JJ Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this               day of                                        ,              .

CENTRAL VERMONT PUBLIC SERVICE
    CORPORATION

By
      President

Attest:

Secretary

(FORM OF TRUSTEE'S CERTIFICATE)

Trustee's Certificate of Authentication

              This Bond is one of the Series JJ Bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
      Trustee,

By
     Authorized Officer

EXHIBIT F
(to Forty-Fourth Supplemental Indenture)

SERIES NN BONDS

              The terms and provisions of the Series NN Bonds of the Company which were issued pursuant to the Thirty-Eighth Supplemental Indenture dated as of December 10, 1993 (the "Thirty-Eighth Supplemental Indenture") have been amended and restated in this Exhibit F, which shall from and after the Restatement Date control the terms and provisions of such Series NN Bonds, and the Thirty-Eighth Supplemental Indenture shall have no further force or effect with respect to such terms and conditions.

              All things have been done and performed which are necessary to make the Series NN Bonds, when authenticated by the Trustee and issued as herein provided, legal, valid and binding obligations of the Company;

              AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, as set forth in the following covenants, agreements, conditions and provisions, to wit:

ARTICLE 1

AMENDMENT AND RESTATEMENT OF SERIES NN BONDS

              Section 1.      There is hereby amended and restated the series of Bonds heretofore designated as and entitled "First Mortgage 6.27% Bonds, Series NN" due December 15, 2008 (hereinafter referred to as the "Series NN Bonds"), which series is limited in aggregate principal amount to $3,000,000. Series NN Bonds and the Trustee's certificate of authentication shall be substantially in the form set forth in Annex A attached hereto. The Series NN Bonds shall be fully registered Bonds in denominations which are multiples of $1,000. Series NN Bonds issued on or after the Restatement Date shall be dated as provided in Section 2.08 of the Indenture. The Series NN Bonds shall mature on December 15, 2008 and shall bear interest at the rate of 6.27% per annum payable semiannually at the corporate trust office of the Trustee in the City of Boston, Massachusetts (or, if there be a successor to said Trustee, at its designated corporate trust office) or directly to the registered Bondholders pursuant to Section 5.01 of the Indenture on the fifteenth day of June and December of each year until the principal becomes due and payable, and shall be redeemable as hereinafter provided and the Series NN Bonds shall bear interest at the rate of 7.27% per annum on any overdue principal, and on any overdue installment of interest (to the extent permitted by law). Capitalized terms not defined herein shall have the meaning set forth in the Indenture.

              Section 2.      (a) The Company covenants and agrees that, except as provided in Subsection 2(b), it will not, and will not request the Trustee to, redeem, pay or purchase or otherwise retire any Series NN Bonds for any purpose of the Indenture other than in connection with the application of Trust Moneys pursuant to the provisions of Article Fourteen of the Indenture. For such purpose, Series NN bonds may be called for redemption or purchased, in whole or in part in the principal amount of $1,000 or any integral multiple thereof, at a redemption or purchase price of 100% of the principal amount of the Series NN Bonds to be redeemed or purchased plus accrued interest thereon to the date of redemption or purchase, together with a premium (except in the case of a redemption pursuant to Section 14.09 of the Indenture resulting from a condemnation of all or substantially all of the Mortgaged Property with respect to which no premium would be payable) equal to the Make-Whole Premium Amount (as defined in Subsection 2(b) below) with respect to the principal amount being redeemed.

               (b) The Series NN Bonds may be redeemed at the option of the Company, in whole or in part in the principal amount of $1,000 or any integral multiple thereof, at any time prior to December 15, 2008, at a redemption price of 100% of the principal amount of the Series NN Bonds to be redeemed plus accrued interest thereon to the date of redemption, together with a premium equal to the Make-Whole Premium Amount with respect to the principal amount being redeemed, determined two Business Days prior to the date of such redemption. As used herein the following terms shall have the meanings set forth below:

              "Make-Whole Premium Amount" means, with respect to any Series NN Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Premium Amount may in no event be less than zero.

              "Called Principal" means, with respect to any Series NN Bond, the principal of such Bond that has become or is declared to be immediately due and payable pursuant to this Section 2 or has become due and payable pursuant to Section 6.01 of the Indenture.

              "Discounted Value" means, with respect to the Called Principal of any Series NN Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "Reinvestment Yield" means, with respect to the Called Principal of any Series NN Bond, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Life to Maturity of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life to Maturity of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Life to Maturity and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Life to Maturity; provided, that if there is no such greater published maturity, the yield to maturity shall be such lesser published maturity.

              "Remaining Life to Maturity" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled date of payment of the Series NN Bonds at final maturity.

              "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series NN Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series NN Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

              "Settlement Date" means, with respect to the Called Principal of any Series NN Bond, the date on which such Called Principal is to be redeemed pursuant to this Section 2 or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture, as the context requires.

              In the event the Company shall exercise any right to make a redemption under this Subsection 2(b), it shall give written notice thereof to the Trustee and holders of the Series NN Bonds as provided in Section 12.03 of the Indenture. In the case of a redemption under this Subsection 2(b), at least thirty (30) days prior to the date fixed for redemption the Company will furnish written notice to the Trustee and each holder of the Series NN Bonds, by telecopy or other same-day communication, of the estimated Make-Whole Premium Amount, if any, applicable to such redemption and the calculations, in reasonable detail, used to determine the amount of such Make-Whole Premium Amount and two Business Days prior to the Settlement Date for such redemption, the Company will furnish written notice in the foregoing manner to the Trustee and each holder of the Series NN Bonds of the Make-Whole Premium Amount, if any, applicable to such redemption which is payable on the Settlement Date with respect to the related Called Principal, and the calculations used to determine such Make-Whole Premium Amount.

              Section 3.      Notwithstanding any provisions of the Indenture, whenever any Series NN Bonds are to be called for redemption as provided in Article 1 hereof, the Trustee shall select such Series NN Bonds in accordance with the following provisions: the principal amount of Series NN Bonds then to be redeemed from each holder thereof shall bear the same ratio (to the nearest $1,000) to the total principal amount of Series NN Bonds then to be redeemed as the total principal amount of Series NN Bonds then held by such holder bears to the total principal amount of Series NN Bonds then Outstanding.

              Section 4.      Anything in the Indenture or the Series NN Bonds to the contrary notwithstanding, any payment of principal, or premium, if any, or interest on any Series NN Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

              Section 5.      In connection with any redemption of Series NN Bonds, any notice of redemption shall be sufficiently given if sent in compliance with the provisions of Section 12.03 of the Indenture.

              Section 6.      Pursuant to Section 5.01 of the Indenture, so long as the registered holder of the Series NN Bonds is an Institutional Holder, all payments of interest on the Series NN Bonds and all payments on account of principal or premium, if any, shall be made directly to each such registered holder or its nominee at such address as may from time to time be furnished by such holder in writing without surrender or presentation of the Series NN Bonds to the Trustee (except in the case of payment or redemption of any of the Series NN Bonds in whole) and with respect to each such holder such payments shall be made in accordance with the provisions of any written agreement between such holder and the Company which shall have been communicated and consented to by the Trustee.

              The Trustee hereby consents to the agreement with respect to payments set forth in Section 6 of the Bond Purchase Agreement dated as of December 3, 1993, as amended, between the Purchaser as defined therein and the Company (such Bond Purchase Agreement as amended from time to time being herein the "Bond Purchase Agreement for Series NN Bonds").

              Section 7.      The following two Events of Default are added to Section 6.01 of the Indenture but are only for the benefit of the holders of the Series NN Bonds:

              (a) default in the performance or observance of any covenants on the part of the Company in the Bond Purchase Agreement for Series NN Bonds and the continuance thereof for a period of 30 days after written notice to the Company and the Trustee by the holders of not less than 10% in aggregate principal amount of the Series NN Bonds then Outstanding, or

              (b) any representation or warranty made by or on behalf of the Company by an officer of the Company in any writing furnished in connection with the performance or observance of any covenants on the part of the Company in the Bond Purchase Agreement for Series NN Bonds, proves to have been false or incorrect in any material respect on the date as of which made.

The holders of a majority in principal amount of the Series NN Bonds at the time Outstanding may on behalf of the holders of all Series NN Bonds waive any of the above two Events of Default or any Default with respect to any such Event of Default and its consequences.

ANNEX A
(to EXHIBIT F to Forty-Fourth Supplemental Indenture)

(Form of Series NN Bonds)

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FIRST MORTGAGE 6.27% BOND, SERIES NN

DUE December 15, 2008

No. RNN-                                                                                                                                        $
PPN                                                                                                                                                                    , 20

              Central Vermont Public Service Corporation, a Vermont corporation (hereinafter called the "Company"), for value received, hereby promises to pay to                                                          or registered assigns, the sum of                                            Dollars on the fifteenth day of December, 2008, and to pay to the registered holder interest on said sum from the date hereof until the same shall be paid, at the rate of six and twenty-seven hundredths percent (6.27%) per annum, payable semi-annually on the fifteenth day of June and December in each year, until the payment of the said principal of this Bond becomes due and payable. This Bond shall bear interest on any overdue principal and on any overdue interest to the extent permitted by law, at a rate of 7.27%. The principal of, premium, if any, and the interest on this Bond shall be payable at the corporate trust office of U.S. Bank National Association in the City of Boston, Massachusetts, or its successor in trust under the Indenture hereinafter referred to, at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment is legal tender for the payment of public and private debts; provided, that the principal, premium and interest on this Bond may be paid by written agreement between the Company and with the Bondholder by check mailed or wire transfer to the Bondholder, as specified in such agreement.

              This Bond is one of a series of Bonds designated "First Mortgage 6.27% Bonds, Series NN" (the "Series NN Bonds"). This Bond is one of the Bonds issued and to be issued from time to time under and pursuant to and all equally and ratably secured by, an Indenture dated as of October 1, 1929 (said Indenture, as amended and supplemented by all supplemental indentures thereto including the Forty-Fourth Supplemental Indenture dated as of June 15, 2004 (the "Forty-Fourth Supplemental Indenture"), being herein referred to collectively as the "Indenture") duly executed and delivered by the Company to U.S. Bank National Association (as successor to Old Colony Trust Company as trustee and other successor trustees) (the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of the Bonds and of the Trustee in respect of such security. By the terms of the Indenture, the Bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, and in other respects as provided in the Indenture.

              The Series NN Bonds shall not be subject to redemption, prepayment, purchase or other retirement prior to maturity except (a) in connection with the application of Trust Moneys pursuant to the provisions of Article Fourteen of the Indenture and for such purpose, Series NN Bonds may be called for redemption or purchased by the Company, in whole or in part in the principal amount of $1,000 or any integral multiple thereof, at a redemption or purchase price of 100% of the principal amount of the Series NN Bonds to be redeemed or purchased plus accrued interest thereon to the date of redemption or purchase, together with a premium (except in the case of a redemption pursuant to Section 14.09 of the Indenture resulting from a condemnation of all or substantially all of the Mortgaged Property with respect to which no premium would be payable) equal to the Make-Whole Premium Amount (as defined in Exhibit F to the Forty-Fourth Supplemental Indenture) with respect to the principal amount being redeemed or purchased; or (b) at the option of the Company, in whole or in part in the principal amount of $1,000 or any integral multiple thereof at any time prior to December 15, 2008, at a redemption price of 100% of the principal amount of the Series NN Bonds to be redeemed plus accrued interest thereon to the date of redemption, together with a premium equal to the Make-Whole Premium Amount (as defined in Exhibit F to the Forty-Fourth Supplemental Indenture) with respect to such principal amount then to be redeemed.

              In case an Event of Default, as defined in the Indenture, shall occur, the principal of this Series NN Bond may become or be declared due and payable prior to maturity as provided in the Indenture. No recourse shall be had for the payment of the principal, premium, if any, or interest of this Series NN Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Series NN Bond and being likewise waived and released by the terms of the Indenture.

              This Series NN Bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee in the City of Boston, Massachusetts, upon surrender and cancellation of this Series NN Bond, and upon any such transfer a new registered Series NN Bond or Bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor. This Series NN Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

              IN WITNESS WHEREOF, Central Vermont Public Service Corporation has caused this Series NN Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this               day of                                        ,              .

CENTRAL VERMONT PUBLIC SERVICE
    CORPORATION

By
      President

Attest:

Secretary

(FORM OF TRUSTEE'S CERTIFICATE)

Trustee's Certificate of Authentication

              This Bond is one of the Series NN Bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
      Trustee,

By
     Authorized Officer

EXHIBIT G
(to Forty-Fourth Supplemental Indenture)

SERIES OO BONDS

              The terms and provisions of the Series OO Bonds of the Company which were issued pursuant to the Thirty-Eighth Supplemental Indenture dated as of December 10, 1993 (the "Thirty-Eighth Supplemental Indenture") have been amended and restated in this Exhibit G, which shall from and after the Restatement Date control the terms and provisions of such Series OO Bonds, and the Thirty-Eighth Supplemental Indenture shall have no further force or effect with respect to such terms and conditions.

              All things have been done and performed which are necessary to make the Series OO Bonds, when authenticated by the Trustee and issued as herein provided, legal, valid and binding obligations of the Company;

              AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, as set forth in the following covenants, agreements, conditions and provisions, to wit:

ARTICLE 1

AMENDMENT AND RESTATEMENT OF SERIES OO BONDS

              Section 1.      There is hereby amended and restated the series of Bonds heretofore designated as and entitled "First Mortgage 6.90% Bonds, Series OO" due December 15, 2023 (hereinafter referred to as the "Series OO Bonds"), which series is limited in aggregate principal amount to $17,500,000. Series OO Bonds and the Trustee's certificate of authentication shall be substantially in the form set forth in Annex A attached hereto. The Series OO Bonds shall be fully registered Bonds in denominations which are multiples of $1,000. Series OO Bonds issued on or after the Restatement Date shall be dated as provided in Section 2.08 of the Indenture. The Series OO Bonds shall mature on December 15, 2023 and shall bear interest at the rate of 6.90% per annum payable semiannually at the corporate trust office of the Trustee in the City of Boston, Massachusetts (or, if there be a successor to said Trustee, at its designated corporate trust office) or directly to the registered Bondholders pursuant to Section 5.01 of the Indenture on the fifteenth day of June and December of each year until the principal becomes due and payable, and shall be redeemable as hereinafter provided and the Series OO Bonds shall bear interest at the rate of 7.90% per annum on any overdue principal, and on any overdue installment of interest (to the extent permitted by law). Capitalized terms not defined herein shall have the meaning set forth in the Indenture.

              Section 2.      (a) The Company covenants and agrees that, except as provided in Subsection 2(b), it will not, and will not request the Trustee to, redeem, pay or purchase or otherwise retire any Series OO Bonds for any purpose of the Indenture other than in connection with the application of Trust Moneys pursuant to the provisions of Article Fourteen of the Indenture. For such purpose, Series OO Bonds may be called for redemption or purchased, in whole or in part in the principal amount of $1,000 or any integral multiple thereof, at a redemption or purchase price of 100% of the principal amount of the Series OO Bonds to be redeemed or purchased plus accrued interest thereon to the date of redemption or purchase, together with a premium (except in the case of a redemption pursuant to Section 14.09 of the Indenture resulting from a condemnation of all or substantially all of the Mortgaged Property with respect to which no premium would be payable) equal to the Make-Whole Premium Amount (as defined in Subsection 2(b) below) with respect to the principal amount being redeemed.

               (b) The Series OO Bonds may be redeemed at the option of the Company, in whole or in part in the principal amount of $1,000 or any integral multiple thereof, at any time prior to December 15, 2023, at a redemption price of 100% of the principal amount of the Series OO Bonds to be redeemed plus accrued interest thereon to the date of redemption, together with a premium equal to the Make-Whole Premium Amount with respect to the principal amount being redeemed, determined two Business Days prior to the date of such redemption. As used herein the following terms shall have the meanings set forth below:

              "Make-Whole Premium Amount" means, with respect to any Series OO Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Premium Amount may in no event be less than zero.

              "Called Principal" means, with respect to any Series OO Bond, the principal of such Bond that has become or is declared to be immediately due and payable pursuant to this Section 2 or has become due and payable pursuant to Section 6.01 of the Indenture.

              "Discounted Value" means, with respect to the Called Principal of any Series OO Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "Reinvestment Yield" means, with respect to the Called Principal of any Series OO Bond, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Life to Maturity of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life to Maturity of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Life to Maturity and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Life to Maturity; provided, that if there is no such greater published maturity, the yield to maturity shall be such lesser published maturity.

              "Remaining Life to Maturity" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled date of payment of the Series OO Bonds at final maturity.

              "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series OO Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series OO Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

              "Settlement Date" means, with respect to the Called Principal of any Series OO Bond, the date on which such Called Principal is to be redeemed pursuant to this Section 2 or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture, as the context requires.

              In the event the Company shall exercise any right to make a redemption under this Subsection 2(b), it shall give written notice thereof to the Trustee and holders of the Series OO Bonds as provided in Section 12.03 of the Indenture. In the case of a redemption under this Subsection 2(b), at least thirty (30) days prior to the date fixed for redemption the Company will furnish written notice to the Trustee and each holder of the Series OO Bonds, by telecopy or other same-day communication, of the estimated Make-Whole Premium Amount, if any, applicable to such redemption and the calculations, in reasonable detail, used to determine the amount of such Make-Whole Premium Amount and two Business Days prior to the Settlement Date for such redemption, the Company will furnish written notice in the foregoing manner to the Trustee and each holder of the Series OO Bonds of the Make-Whole Premium Amount, if any, applicable to such redemption which is payable on the Settlement Date with respect to the related Called Principal, and the calculations used to determine such Make-Whole Premium Amount.

              Section 3.      Notwithstanding any provisions of the Indenture, whenever any Series OO Bonds are to be called for redemption as provided in Article 1 hereof, the Trustee shall select such Series OO Bonds in accordance with the following provisions: the principal amount of Series OO Bonds then to be redeemed from each holder thereof shall bear the same ratio (to the nearest $1,000) to the total principal amount of Series OO Bonds then to be redeemed as the total principal amount of Series OO Bonds then held by such holder bears to the total principal amount of Series OO Bonds then Outstanding.

              Section 4.      Anything in the Indenture or the Series OO Bonds to the contrary notwithstanding, any payment of principal, or premium, if any, or interest on any Series OO Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

              Section 5.      In connection with any redemption of Series OO Bonds, any notice of redemption shall be sufficiently given if sent in compliance with the provisions of Section 12.03 of the Indenture.

              Section 6.      Pursuant to Section 5.01 of the Indenture, so long as the registered holder of the Series OO Bonds is an Institutional Holder, all payments of interest on the Series OO Bonds and all payments on account of principal or premium, if any, shall be made directly to each such registered holder or its nominee at such address as may from time to time be furnished by such holder in writing without surrender or presentation of the Series OO Bonds to the Trustee (except in the case of payment or redemption of any of the Series OO Bonds in whole) and with respect to each such holder such payments shall be made in accordance with the provisions of any written agreement between such holder and the Company which shall have been communicated and consented to by the Trustee.

              The Trustee hereby consents to the agreement with respect to payments set forth in Section 6 of the separate Bond Purchase Agreements dated as of December 3, 1993, as amended, between the Purchaser as defined therein and the Company (such Bond Purchase Agreements as amended from time to time being herein collectively, the "Bond Purchase Agreement for Series OO Bonds").

              Section 7.      The following two Events of Default are added to Section 6.01 of the Indenture but are only for the benefit of the holders of the Series OO Bonds:

               (a) default in the performance or observance of any covenants on the part of the Company in the Bond Purchase Agreement for Series OO Bonds and the continuance thereof for a period of 30 days after written notice to the Company and the Trustee by the holders of not less than 10% in aggregate principal amount of the Series OO Bonds then Outstanding, or

               (b) any representation or warranty made by or on behalf of the Company by an officer of the Company in any writing furnished in connection with the performance or observance of any covenants on the part of the Company in the Bond Purchase Agreement for Series OO Bonds, proves to have been false or incorrect in any material respect on the date as of which made.

The holders of a majority in principal amount of the Series OO Bonds at the time Outstanding may on behalf of the holders of all Series OO Bonds waive any of the above two Events of Default or any Default with respect to any such Event of Default and its consequences.

ANNEX A
(to EXHIBIT G to Forty-Fourth Supplemental Indenture)

(Form of Series OO Bonds)

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FIRST MORTGAGE 6.90% BOND, SERIES OO

DUE December 15, 2031

No. ROO-                                                                                                                                       $
PPN                                                                                                                                                                    , 20

              Central Vermont Public Service Corporation, a Vermont corporation (hereinafter called the "Company"), for value received, hereby promises to pay to                                                          or registered assigns, the sum of                                            Dollars on the fifteenth day of December, 2023, and to pay to the registered holder interest on said sum from the date hereof until the same shall be paid, at the rate of six and ninety hundredths percent (6.90%) per annum, payable semi-annually on the fifteenth day of June and December in each year, until the payment of the said principal of this Bond becomes due and payable. This Bond shall bear interest on any overdue principal and on any overdue interest to the extent permitted by law, at a rate of 7.90%. The principal of, premium, if any, and the interest on this Bond shall be payable at the corporate trust office of U.S. Bank National Association in the City of Boston, Massachusetts, or its successor in trust under the Indenture hereinafter referred to, at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment is legal tender for the payment of public and private debts; provided, that the principal, premium and interest on this Bond may be paid by written agreement between the Company and with the Bondholder by check mailed or wire transfer to the Bondholder, as specified in such agreement.

              This Bond is one of a series of Bonds designated "First Mortgage 6.90% Bonds, Series OO" (the "Series OO Bonds"). This Bond is one of the Bonds issued and to be issued from time to time under and pursuant to and all equally and ratably secured by, an Indenture dated as of October 1, 1929 (said Indenture, as amended and supplemented by all supplemental indentures thereto including the Forty-Fourth Supplemental Indenture dated as of June 15, 2004 (the "Forty-Fourth Supplemental Indenture"), being herein referred to collectively as the "Indenture") duly executed and delivered by the Company to U.S. Bank National Association (as successor to Old Colony Trust Company as trustee and other successor trustees) (the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of the Bonds and of the Trustee in respect of such security. By the terms of the Indenture, the Bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, and in other respects as provided in the Indenture.

              The Series OO Bonds shall not be subject to redemption, prepayment, purchase or other retirement prior to maturity except (a) in connection with the application of Trust Moneys pursuant to the provisions of Article Fourteen of the Indenture and for such purpose, Series OO Bonds may be called for redemption or purchased by the Company, in whole or in part in the principal amount of $1,000 or any integral multiple thereof, at a redemption or purchase price of 100% of the principal amount of the Series OO Bonds to be redeemed or purchased plus accrued interest thereon to the date of redemption or purchase, together with a premium (except in the case of a redemption pursuant to Section 14.09 of the Indenture resulting from a condemnation of all or substantially all of the Mortgaged Property with respect to which no premium would be payable) equal to the Make-Whole Premium Amount (as defined in Exhibit G to the Forty-Fourth Supplemental Indenture) with respect to the principal amount being redeemed or purchased; or (b) at the option of the Company, in whole or in part in the principal amount of $1,000 or any integral multiple thereof at any time prior to December 15, 2023, at a redemption price of 100% of the principal amount of the Series OO Bonds to be redeemed plus accrued interest thereon to the date of redemption, together with a premium equal to the Make-Whole Premium Amount (as defined in Exhibit G to the Forty-Fourth Supplemental Indenture) with respect to such principal amount then to be redeemed.

              In case an Event of Default, as defined in the Indenture, shall occur, the principal of this Series OO Bond may become or be declared due and payable prior to maturity as provided in the Indenture. No recourse shall be had for the payment of the principal, premium, if any, or interest of this Series OO Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Series OO Bond and being likewise waived and released by the terms of the Indenture.

              This Series OO Bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee in the City of Boston, Massachusetts, upon surrender and cancellation of this Series OO Bond, and upon any such transfer a new registered Series OO Bond or Bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor. This Series OO Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

              IN WITNESS WHEREOF, Central Vermont Public Service Corporation has caused this Series OO Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this               day of                                        ,              .

CENTRAL VERMONT PUBLIC SERVICE
    CORPORATION

By
      President

Attest:

Secretary

(FORM OF TRUSTEE'S CERTIFICATE)

Trustee's Certificate of Authentication

              This Bond is one of the Series OO Bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
      Trustee,

By
     Authorized Officer

EXHIBIT H
(to Forty-Fourth Supplemental Indenture)

SERIES PP BONDS

              The terms and provisions of the Series PP Bonds of the Company which were issued pursuant to the Forty-First Supplemental Indenture dated as of July 19, 1999 (the "Forty-First Supplemental Indenture") have been amended and restated in this Exhibit H, which shall from and after the Restatement Date control the terms and provisions of such Series PP Bonds, and the Forty-First Supplemental Indenture shall have no further force or effect with respect to such terms and conditions.

              All things have been done and performed which are necessary to make the Series PP Bonds, when authenticated by the Trustee and issued as herein provided, legal valid and binding obligations of the Company;

              AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, as set forth in the following covenants, agreements, conditions and provisions, to wit:

ARTICLE 1

AMENDMENT AND RESTATEMENT OF SERIES PP BONDS

              Section 1.      There is hereby amended and restated the series of Bonds heretofore designated as and entitled "First Mortgage Bonds, Series PP (Millstone)" due not later than December 16, 2015 (hereinafter referred to as the "Series PP Bonds"), which series is limited in aggregate principal amount to $5,133,562. The Series PP Bonds and the Trustee's certificate of authentication shall be substantially in the form set forth in Annex A attached hereto. The Series PP Bonds are issued to secure the payment of all of the obligations and liabilities of the Company (the "Millstone Obligations") under the Letter of Credit and Reimbursement Agreement, dated as of March 1, 2002, between the Company and Citizens Bank of Massachusetts (the "Bank") (as amended, restated, supplemented or otherwise modified from time to time, the "Millstone Reimbursement Agreement", and including any replacement or successor reimbursement agreement entered into by the Company through December 1, 2015), in connection with the issuance by the Bank (or its successor or assignee or any replacement issuer) of the Letter of Credit (as defined in the Millstone Reimbursement Agreement, the "Millstone Letter of Credit") which secures the Company's obligations pursuant to the Connecticut Development Authority Floating Rate Monthly Demand Millstone Pollution Control Revenue Bonds (Central Vermont Public Service Corporation - 1985 Series), due December 1, 2015. The Series PP Bonds will be registered in the name of the Bank and will be transferable to any successor or assignee of the Bank in connection with the transfer of all of the Bank's right, title and interest in, to and under the Millstone Reimbursement Agreement, or to any issuer of any replacement or successor Millstone Letter of Credit, or to the Company. The Trustee shall be fully protected in registering the transfer of the Series PP Bonds in accordance with the written directions from the Bank or its registered transferee. Capitalized terms not defined herein shall have the meaning set forth in the Indenture.

              Section 2.      The Series PP Bonds shall mature upon the irrevocable and indefeasible satisfaction in full by or on behalf of the Company of the Millstone Obligations and the expiration or termination of the Millstone Letter of Credit (including any replacement thereof or successor thereto) in accordance with its terms. The obligation of the Company to make payments with respect to the Series PP Bonds shall be satisfied and discharged to the extent the Company shall have irrevocably and indefeasibly satisfied and discharged in full the Millstone Obligations. The Trustee may conclusively presume that no Event of Default (as defined in the Millstone Reimbursement Agreement) has occurred and no amounts are due under the Series PP Bonds unless and until the Trustee shall have received from the Bank a written notice of the occurrence of an Event of Default (as defined in the Millstone Reimbursement Agreement) or a written demand from the Bank (which notice or demand has not been subsequently rescinded or revoked by the Bank) as described in the form of Series PP Bond. Upon the release of the Series PP Bonds to the Trustee by the Bank and written affirmation from the Company to the Trustee that no replacement or successor Millstone Letter of Credit shall be entitled to the benefits of the Series PP Bonds, the Trustee shall cancel and destroy the Series PP Bonds, and the Series PP Bonds shall be deemed to have been paid in full and shall cease to be entitled to the lien of the Indenture.

              Section 3.      The Series PP Bonds shall bear interest at the same rates as the Millstone Obligations that such Bonds secure, which may provide for interest at floating interest rates on overdue amounts and other costs and expenses.

              Section 4.      The Series PP Bonds shall not be redeemable prior to maturity except as set forth in the form of Series PP Bond.

              Section 5.      Notwithstanding any provisions of the Indenture or the Series PP Bonds, all payments on the Series PP Bonds shall be made directly to each registered holder of such Bonds, or its nominee, at such address as may from time to time be furnished by such holder in writing without surrender or presentation of such Bonds, as the case may be, to the Trustee (except in the case of payment or redemption of any Series PP Bond in whole) and with respect to each such original holder or subsequent holder such payments shall be made in accordance with the provisions of any written agreement between such holder and the Company which shall have been communicated and consented to by the Trustee.

              Section 6.      The following two Events of Default are added to Section 6.01 of the Indenture but are only for the benefit of the holders of the Series PP Bonds:

              (a) default in the performance or observance of any covenants on the part of the Company in the Millstone Reimbursement Agreement and the continuance thereof for a period of 30 days after written notice to the Company and the Trustee by the holders of not less than 10% in aggregate principal amount of the Series PP Bonds then Outstanding, or

              (b) any representation or warranty made by or on behalf of the Company by an officer of the Company in any writing furnished in connection with the performance or observance of any covenants on the part of the Company in the Millstone Reimbursement Agreement proves to have been false or incorrect in any material respect on the date as of which made.

The holders of a majority in principal amount of the Series PP Bonds at the time Outstanding may on behalf of the holders of all Series PP Bonds waive any of the above two Events of Default or any Default with respect to any such Event of Default and its consequences.

ANNEX A
(to EXHIBIT H to Forty-Fourth Supplemental Indenture)

(FORM OF SERIES PP BOND)

No. RPP                                                                                                                                                  $5,133,562.00

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FIRST MORTGAGE BOND, SERIES PP (MILLSTONE)

DUE no later than December 16, 2015

              CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation (hereinafter called the "Company"), for value received, hereby promises to pay to                                                               (the "Bank") under the Millstone Reimbursement Agreement hereinafter defined, or its registered successors or assigns, the principal sum of up to $5,133,562.00 (FIVE MILLION ONE HUNDRED THIRTY-THREE THOUSAND FIVE HUNDRED SIXTY-TWO DOLLARS) on the date U.S. Bank National Association, as Trustee (the "Trustee"), shall have received from the Bank a written notice of the occurrence of an Event of Default (as defined in the Millstone Reimbursement Agreement) or a written demand from the Bank (which notice or demand has not been subsequently rescinded or revoked by the Bank), but in no event later than December 16, 2015, and to pay to the registered holder hereof all other Obligations (as defined in the Millstone Reimbursement Agreement), plus interest on such amounts, if any, as described below.

              All amounts payable on this bond shall be payable at the corporate trust office of the Trustee in the City of Boston, Massachusetts, or its successor trustee under the Indenture (hereinafter defined) at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment, is legal tender for public and private debts, and may be paid by wire transfer to the holder of this bond in accordance with written payment instructions from such holder to the Trustee if given sufficiently prior, in the Trustee's sole determination, to the date on which any such payment is due under this bond.

              This bond is one of the series of bonds entitled "First Mortgage Bonds, Series PP (Millstone)" due not later than December 16, 2015 (hereafter, the "Series PP Bonds") issued and to be issued from time to time under and in accordance with, and, irrespective of the designations thereof or the series in which issued, all equally secured by, an Indenture of Mortgage dated as of October 1, 1929 (said Indenture, as amended and supplemented, modified or confirmed by forty-four supplemental indentures, counterparts of which are on file with the Trustee, and by all other indentures supplemental to any or all, collectively called the "Indenture"), between the Company and the Trustee (as successor to Old Colony Trust Company as trustee and other successor trustees), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which releases and other dispositions of the property covered by the Indenture may be made, and the rights of the holders of the Series PP Bonds and of the Trustee in respect of such security; but neither the foregoing reference to the Indenture nor any provisions of this Series PP Bond or of the Indenture shall affect or permit any impairment of the absolute, unconditional and unalterable obligations of the Company to pay, at the maturities herein provided, the amounts payable on this Series PP Bond as herein provided. By the terms of the Indenture, the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, and in other respects as in the Indenture provided.

              The Series PP Bonds have been issued to the Bank as the provider of a Letter of Credit pursuant to the Letter of Credit and Reimbursement Agreement, dated as of March 1, 2002, between the Company and the Bank (as amended, restated, supplemented or otherwise modified from time to time, and including any replacement or successor reimbursement agreement entered into by the Company through December 1, 2015 the "Millstone Reimbursement Agreement") to secure all obligations and liabilities (the "Millstone Obligations") of the Company that may be due and payable in connection with the Millstone Reimbursement Agreement. The principal amount of this Series PP Bond is and shall not exceed $5,133,562.00.

              Except as hereinafter provided, interest on this Series PP Bond accrues and is payable at the same rates (determined on a weighted average basis if more than one rate is in effect with respect to the Millstone Obligations) and on the same dates as interest is payable on the Millstone Obligations under the terms of the Millstone Reimbursement Agreement, which provides for interest at a floating rate on overdue amounts (all as provided for in the Millstone Reimbursement Agreement). Interest shall accrue from the date of an Event of Default under the Millstone Reimbursement Agreement, as provided therein, but shall not be deemed to accrue under this Series PP Bond from that date until the date the Trustee has received a certificate from the holder of this Series PP Bond stating that an Event of Default has occurred and is continuing, and setting forth the principal amount, the amount of all other Millstone Obligations, if any, and the interest rate applicable thereto.

              The obligation of the Company to make payments on the Series PP Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have irrevocably and indefeasibly paid fully or partially the then-due Millstone Obligations.

              Upon surrender for cancellation, at any time or from time to time, of the Series PP Bonds by the Bank to the Trustee, the Series PP Bonds surrendered shall be deemed fully redeemed or paid and the obligations of the Company thereunder shall be terminated, and such Bonds shall be canceled.

              In the manner provided in the Indenture, the Series PP Bonds shall be redeemed only in whole by payment of the principal amount thereof plus all other Millstone Obligations and accrued interest thereon, if any, to the redemption date, upon receipt by the Trustee and the Company of a written demand from the Bank. Such demand shall also (a) state that an Event of Default has occurred and is continuing under (and as defined in) the Millstone Reimbursement Agreement, (b) state that the amount of the Millstone Obligations then outstanding under the Millstone Reimbursement Agreement has been declared immediately due and payable pursuant to the provisions of the Millstone Reimbursement Agreement, (c) specify the amount of the Millstone Obligations then due for which demand is being made, and identify the portions of such amount that are attributable to principal, interest and fees, respectively, and (d) specify the interest rate then applicable and the date from which unpaid interest on such Millstone Obligations has then accrued, if any is due, and the interest rate, if any, applicable to unpaid amounts from the date of such demand until paid, and (e) state that such declaration of maturity has not been rescinded. The Series PP Bonds shall be redeemed on the fifth (5th) business day following receipt by the Trustee of the notice from the Bank of such Event of Default and demand for payment in accordance with the terms of this paragraph. Such redemption shall be rescinded and become null and void for all purposes of the Indenture upon rescission in writing of the aforesaid demand for payment and notice of redemption under the Millstone Reimbursement Agreement received by the Trustee no later than the business day prior to the date fixed for redemption, and thereupon no redemption of Series PP Bonds and no payments in respect thereof shall be effected or required.

              Notwithstanding the provisions of the previous paragraph, in the case of certain Events of Default specified in the Indenture, the principal of this Series PP Bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

              No recourse shall be had for the payment of the principal of or interest on this Series PP Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Series PP Bond and being likewise waived and released by the terms of the Indenture.

              This Series PP Bond is nontransferable except to effect transfer to any replacement or successor issuer or assignee of the Bank in connection with the transfer of all of the Bank's right, title and interest in, to and under the Millstone Reimbursement Agreement, or to any replacement or successor issuer of a Millstone Letter of Credit, or the Company, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee, in Boston, Massachusetts, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Series PP Bond and the payment of any stamp tax or other governmental charge, and upon any such transfer or exchange a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee, or the registered holder, as the case may be, in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this Series PP Bond is registered as the absolute owner for the purpose of receiving payment and for all other purposes.

              This Series PP Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

              IN WITNESS WHEREOF, Central Vermont Public Service Corporation has caused this Series PP Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this               day of                                        ,              .

CENTRAL VERMONT PUBLIC SERVICE
    CORPORATION

By
      President

Attest:

Secretary

(FORM OF TRUSTEE'S CERTIFICATE)

Trustee's Certificate of Authentication

              This Bond is one of the Series PP Bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
      Trustee,

By
     Authorized Officer

EXHIBIT I
(to Forty-Fourth Supplemental Indenture)

SERIES QQ BONDS

              The terms and provisions of the Series QQ Bonds of the Company which were issued pursuant to the Forty-First Supplemental Indenture dated as of July 19, 1999 (the "Forty-First Supplemental Indenture") have been amended and restated in this Exhibit I, which shall from and after the Restatement Date control the terms and provisions of such Series QQ Bonds, and the Forty-First Supplemental Indenture shall have no further force or effect with respect to such terms and conditions.

              All things have been done and performed which are necessary to make the Series QQ Bonds, when authenticated by the Trustee and issued as herein provided, legal valid and binding obligations of the Company;

              AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, as set forth in the following covenants, agreements, conditions and provisions, to wit:

ARTICLE 1

AMENDMENT AND RESTATEMENT OF SERIES QQ BONDS

              Section 1.      There is hereby amended and restated the series of Bonds heretofore designated as and entitled "First Mortgage Bonds, Series QQ (Seabrook)" due not later than December 16, 2009 (hereinafter referred to as the "Series QQ Bonds"), which series is limited in aggregate principal amount to $5,788,750. The Series QQ Bonds and the Trustee's certificate of authentication shall be substantially in the form set forth in Annex A attached hereto. The Series QQ Bonds are issued to secure the payment of all of the obligations and liabilities of the Company (the "Seabrook Obligations") under the Letter of Credit and Reimbursement Agreement, dated as of August 1, 2002, between the Company and Citizens Bank of Massachusetts (the "Bank") (as amended, restated, supplemented or otherwise modified from time to time, the "Seabrook Reimbursement Agreement", and including any replacement or successor reimbursement agreement entered into by the Company through December 1, 2009), in connection with the issuance by the Bank (or its successor or assignee or any replacement issuer) of the Letter of Credit (as defined in the Seabrook Reimbursement Agreement, the "Seabrook Letter of Credit") which secures the Company's obligations pursuant to the New Hampshire Industrial Development Authority Demand Pollution Control Revenue Bonds (Central Vermont Public Service Corporation - Seabrook Project), due December 1, 2009. The Series QQ Bonds will be registered in the name of the Bank and will be transferable to any successor or assignee of the Bank in connection with the transfer of all of the Bank's right, title and interest in, to and under the Seabrook Reimbursement Agreement, or to any issuer of any replacement or successor Seabrook Letter of Credit, or to the Company. The Trustee shall be fully protected in registering the transfer of the Series QQ Bonds in accordance with the written directions from the Bank or its registered transferee. Capitalized terms not defined herein shall have the meaning set forth in the Indenture.

              Section 2.      The Series QQ Bonds shall mature upon the irrevocable and indefeasible satisfaction in full by or on behalf of the Company of the Seabrook Obligations and the expiration or termination of the Seabrook Letter of Credit (including any replacement thereof or successor thereto) in accordance with its terms. The obligation of the Company to make payments with respect to the Series QQ Bonds shall be satisfied and discharged to the extent the Company shall have irrevocably and indefeasibly satisfied and discharged in full the Seabrook Obligations. The Trustee may conclusively presume that no Event of Default (as defined in the Seabrook Reimbursement Agreement) has occurred and no amounts are due under the Series QQ Bonds unless and until the Trustee shall have received from the Bank a written notice of the occurrence of an Event of Default (as defined in the Seabrook Reimbursement Agreement) or a written demand from the Bank (which notice or demand has not been subsequently rescinded or revoked by the Bank) as described in the form of Series QQ Bond. Upon the release of the Series QQ Bonds to the Trustee by the Bank and written affirmation from the Company to the Trustee that no replacement or successor Seabrook Letter of Credit shall be entitled to the benefits of the Series QQ Bonds, the Trustee shall cancel and destroy the Series QQ Bonds, and the Series QQ Bonds shall be deemed to have been paid in full and shall cease to be entitled to the lien of the Indenture.

              Section 3.      The Series QQ Bonds shall bear interest at the same rates as the Seabrook Obligations that such Bonds secure, which may provide for interest at floating interest rates on overdue amounts and other costs and expenses.

              Section 4.      The Series QQ Bonds shall not be redeemable prior to maturity except as set forth in the form of Series QQ Bond.

              Section 5.      Notwithstanding any provisions of the Indenture or the Series QQ Bonds, all payments on the Series QQ Bonds shall be made directly to each registered holder of such Bonds, or its nominee, at such address as may from time to time be furnished by such holder in writing without surrender or presentation of such Bonds, as the case may be, to the Trustee (except in the case of payment or redemption of any Series QQ Bond in whole) and with respect to each such original holder or subsequent holder such payments shall be made in accordance with the provisions of any written agreement between such holder and the Company which shall have been communicated and consented to by the Trustee.

              Section 6.      The following two Events of Default are added to Section 6.01 of the Indenture but are only for the benefit of the holders of the Series QQ Bonds:

              (a) default in the performance or observance of any covenants on the part of the Company in the Seabrook Reimbursement Agreement and the continuance thereof for a period of 30 days after written notice to the Company and the Trustee by the holders of not less than 10% in aggregate principal amount of the Series QQ Bonds then Outstanding, or

              (b) any representation or warranty made by or on behalf of the Company by an officer of the Company in any writing furnished in connection with the performance or observance of any covenants on the part of the Company in the Seabrook Reimbursement Agreement proves to have been false or incorrect in any material respect on the date as of which made.

The holders of a majority in principal amount of the Series QQ Bonds at the time Outstanding may on behalf of the holders of all Series QQ Bonds waive any of the above two Events of Default or any Default with respect to any such Event of Default and its consequences.

ANNEX A
(to EXHIBIT I to Forty-Fourth Supplemental Indenture)

(FORM OF SERIES QQ BOND)

No. RQQ                                                                                                                                                  $5,788,750.00

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FIRST MORTGAGE BOND, SERIES QQ (SEABROOK)

DUE no later than December 16, 2009

              CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation (hereinafter called the "Company"), for value received, hereby promises to pay to                                                               (the "Bank") under the Seabrook Reimbursement Agreement hereinafter defined, or its registered successors or assigns, the principal sum of up to $5,788,750.00 (FIVE MILLION SEVEN HUNDRED EIGHTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS) on the date U.S. Bank National Association, as Trustee (the "Trustee"), shall have received from the Bank a written notice of the occurrence of an Event of Default (as defined in the Seabrook Reimbursement Agreement) or a written demand from the Bank (which notice or demand has not been subsequently rescinded or revoked by the Bank), but in no event later than December 16, 2009, and to pay to the registered holder hereof all other Obligations (as defined in the Seabrook Reimbursement Agreement), plus interest on such amounts, if any, as described below.

              All amounts payable on this bond shall be payable at the corporate trust office of the Trustee in the City of Boston, Massachusetts, or its successor trustee under the Indenture (hereinafter defined) at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment, is legal tender for public and private debts, and may be paid by wire transfer to the holder of this bond in accordance with written payment instructions from such holder to the Trustee if given sufficiently prior, in the Trustee's sole determination, to the date on which any such payment is due under this bond.

              This bond is one of the series of bonds entitled "First Mortgage Bonds, Series QQ (Seabrook)" due not later than December 16, 2009 (hereafter, the "Series QQ Bonds") issued and to be issued from time to time under and in accordance with, and, irrespective of the designations thereof or the series in which issued, all equally secured by, an Indenture of Mortgage dated as of October 1, 1929 (said Indenture, as amended and supplemented, modified or confirmed by forty-four supplemental indentures, counterparts of which are on file with the Trustee, and by all other indentures supplemental to any or all, collectively called the "Indenture"), between the Company and the Trustee (as successor to Old Colony Trust Company as trustee and other successor trustees), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which releases and other dispositions of the property covered by the Indenture may be made, and the rights of the holders of the Series QQ Bonds and of the Trustee in respect of such security; but neither the foregoing reference to the Indenture nor any provisions of this Series QQ Bond or of the Indenture shall affect or permit any impairment of the absolute, unconditional and unalterable obligations of the Company to pay, at the maturities herein provided, the amounts payable on this Series QQ Bond as herein provided. By the terms of the Indenture, the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, and in other respects as in the Indenture provided.

              The Series QQ Bonds have been issued to the Bank as the provider of a Letter of Credit pursuant to the Letter of Credit and Reimbursement Agreement, dated as of August 1, 2002, between the Company and the Bank (as amended, restated, supplemented or otherwise modified from time to time, and including any replacement or successor reimbursement agreement entered into by the Company through December 1, 2009 the "Seabrook Reimbursement Agreement") to secure all obligations and liabilities (the "Seabrook Obligations") of the Company that may be due and payable in connection with the Seabrook Reimbursement Agreement. The principal amount of this Series QQ Bond is and shall not exceed $5,788,750.00.

              Except as hereinafter provided, interest on this Series QQ Bond accrues and is payable at the same rates (determined on a weighted average basis if more than one rate is in effect with respect to the Seabrook Obligations) and on the same dates as interest is payable on the Seabrook Obligations under the terms of the Seabrook Reimbursement Agreement, which provides for interest at a floating rate on overdue amounts (all as provided for in the Seabrook Reimbursement Agreement). Interest shall accrue from the date of an Event of Default under the Seabrook Reimbursement Agreement, as provided therein, but shall not be deemed to accrue under this Series QQ Bond from that date until the date the Trustee has received a certificate from the holder of this Series QQ Bond stating that an Event of Default has occurred and is continuing, and setting forth the principal amount, the amount of all other Seabrook Obligations, if any, and the interest rate applicable thereto.

              The obligation of the Company to make payments on the Series QQ Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have irrevocably and indefeasibly paid fully or partially the then-due Seabrook Obligations.

              Upon surrender for cancellation, at any time or from time to time, of the Series QQ Bonds by the Bank to the Trustee, the Series QQ Bonds surrendered shall be deemed fully redeemed or paid and the obligations of the Company thereunder shall be terminated, and such Bonds shall be canceled.

              In the manner provided in the Indenture, the Series QQ Bonds shall be redeemed only in whole by payment of the principal amount thereof plus all other Seabrook Obligations and accrued interest thereon, if any, to the redemption date, upon receipt by the Trustee and the Company of a written demand from the Bank. Such demand shall also (a) state that an Event of Default has occurred and is continuing under (and as defined in) the Seabrook Reimbursement Agreement, (b) state that the amount of the Seabrook Obligations then outstanding under the Seabrook Reimbursement Agreement has been declared immediately due and payable pursuant to the provisions of the Seabrook Reimbursement Agreement, (c) specify the amount of the Seabrook Obligations then due for which demand is being made, and identify the portions of such amount that are attributable to principal, interest and fees, respectively, and (d) specify the interest rate then applicable and the date from which unpaid interest on such Seabrook Obligations has then accrued, if any is due, and the interest rate, if any, applicable to unpaid amounts from the date of such demand until paid, and (e) state that such declaration of maturity has not been rescinded. The Series QQ Bonds shall be redeemed on the fifth (5th) business day following receipt by the Trustee of the notice from the Bank of such Event of Default and demand for payment in accordance with the terms of this paragraph. Such redemption shall be rescinded and become null and void for all purposes of the Indenture upon rescission in writing of the aforesaid demand for payment and notice of redemption under the Seabrook Reimbursement Agreement received by the Trustee no later than the business day prior to the date fixed for redemption, and thereupon no redemption of Series QQ Bonds and no payments in respect thereof shall be effected or required.

              Notwithstanding the provisions of the previous paragraph, in the case of certain Events of Default specified in the Indenture, the principal of this Series QQ Bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

              No recourse shall be had for the payment of the principal of or interest on this Series QQ Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Series QQ Bond and being likewise waived and released by the terms of the Indenture.

              This Series QQ Bond is nontransferable except to effect transfer to any replacement or successor issuer or assignee of the Bank in connection with the transfer of all of the Bank's right, title and interest in, to and under the Seabrook Reimbursement Agreement, or to any replacement or successor issuer of a Seabrook Letter of Credit, or the Company, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee, in Boston, Massachusetts, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Series QQ Bond and the payment of any stamp tax or other governmental charge, and upon any such transfer or exchange a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee, or the registered holder, as the case may be, in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this Series QQ Bond is registered as the absolute owner for the purpose of receiving payment and for all other purposes.

              This Series QQ Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

              IN WITNESS WHEREOF, Central Vermont Public Service Corporation has caused this Series QQ Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this               day of                                        ,              .

CENTRAL VERMONT PUBLIC SERVICE
    CORPORATION

By
      President

Attest:

Secretary

(FORM OF TRUSTEE'S CERTIFICATE)

Trustee's Certificate of Authentication

              This Bond is one of the Series QQ Bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
      Trustee,

By
     Authorized Officer

EXHIBIT J
(to Forty-Fourth Supplemental Indenture)

SERIES RR BONDS

              The terms and provisions of the Series RR Bonds of the Company which were issued pursuant to the Forty-First Supplemental Indenture dated as of July 19, 1999 (the "Forty-First Supplemental Indenture") have been amended and restated in this Exhibit J, which shall from and after the Restatement Date control the terms and provisions of such Series RR Bonds, and the Forty-First Supplemental Indenture shall have no further force or effect with respect to such terms and conditions.

              All things have been done and performed which are necessary to make the Series RR Bonds, when authenticated by the Trustee and issued as herein provided, legal valid and binding obligations of the Company;

              AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, as set forth in the following covenants, agreements, conditions and provisions, to wit:

ARTICLE 1

AMENDMENT AND RESTATEMENT OF SERIES RR BONDS

              Section 1.      There is hereby amended and restated the series of Bonds heretofore designated as and entitled "First Mortgage Bonds, Series RR (East Barnet)" due not later than December 16, 2013 (hereinafter referred to as the "Series RR Bonds"), which series is limited in aggregate principal amount to $6,015,275.35. The Series RR Bonds and the Trustee's certificate of authentication shall be substantially in the form set forth in Annex A attached hereto. The Series RR Bonds are issued to secure the payment of all of the obligations and liabilities of the Company (the "East Barnet Obligations") under the Guaranty, dated as of March 1, 2002 (the "Guaranty") made by the Company in favor of the Bank in connection with the (i) Letter of Credit and Reimbursement Agreement, dated as of March 1, 2002, between Central Vermont Public Service Corporation - East Barnet Hydroelectric, Inc. ("East Barnet") and Citizens Bank of Massachusetts (the "Bank") (as amended, restated, supplemented or otherwise modified from time to time, the "East Barnet Reimbursement Agreement", and including any replacement or successor reimbursement agreement entered into by the Company through December 1, 2013), and (ii) the issuance by the Bank (or its successor or assignee or any replacement issuer) of the Letter of Credit (as defined in the East Barnet Reimbursement Agreement, the "East Barnet Letter of Credit") which secures the obligations of East Barnet and the Company pursuant to the Vermont Industrial Development Authority Floating Rate Monthly Demand Hydroelectric Revenue Bonds (Central Vermont Public Service Corporation - East Barnet Project), due December 1, 2013. The Series RR Bonds will be registered in the name of the Bank and will be transferable to any successor or assignee of the Bank in connection with the transfer of all of the Bank's right, title and interest in, to and under the East Barnet Reimbursement Agreement and the Guaranty, or to any issuer of any replacement or successor East Barnet Letter of Credit, or to the Company. The Trustee shall be fully protected in registering the transfer of the Series RR Bonds in accordance with the written directions from the Bank or its registered transferee. Capitalized terms not defined herein shall have the meaning set forth in the Indenture.

              Section 2.      The Series RR Bonds shall mature upon the irrevocable and indefeasible satisfaction in full by or on behalf of the Company of the East Barnet Obligations and the expiration or termination of the East Barnet Letter of Credit (including any replacement thereof or successor thereto) in accordance with its terms. The obligation of the Company to make payments with respect to the Series RR Bonds shall be satisfied and discharged to the extent the Company shall have irrevocably and indefeasibly satisfied and discharged in full the East Barnet Obligations. The Trustee may conclusively presume that no Event of Default (as defined in the East Barnet Reimbursement Agreement) has occurred and no amounts are due under the Series RR Bonds unless and until the Trustee shall have received from the Bank a written notice of the occurrence of an Event of Default (as defined in the East Barnet Reimbursement Agreement) or a written demand from the Bank (which notice or demand has not been subsequently rescinded or revoked by the Bank) as described in the form of Series RR Bond. Upon the release of the Series RR Bonds to the Trustee by the Bank and written affirmation from the Company to the Trustee that no replacement or successor East Barnet Letter of Credit shall be entitled to the benefits of the Series RR Bonds, the Trustee shall cancel and destroy the Series RR Bonds, and the Series RR Bonds shall be deemed to have been paid in full and shall cease to be entitled to the lien of the Indenture.

              Section 3.      The Series RR Bonds shall bear interest at the same rates as the East Barnet Obligations that such Bonds secure, which may provide for interest at floating interest rates on overdue amounts and other costs and expenses.

              Section 4.      The Series RR Bonds shall not be redeemable prior to maturity except as set forth in the form of Series RR Bond.

              Section 5.      Notwithstanding any provisions of the Indenture or the Series RR Bonds, all payments on the Series RR Bonds shall be made directly to each registered holder of such Bonds, or its nominee, at such address as may from time to time be furnished by such holder in writing without surrender or presentation of such Bonds, as the case may be, to the Trustee (except in the case of payment or redemption of any Series RR Bond in whole) and with respect to each such original holder or subsequent holder such payments shall be made in accordance with the provisions of any written agreement between such holder and the Company which shall have been communicated and consented to by the Trustee.

              Section 6.      The following two Events of Default are added to Section 6.01 of the Indenture but are only for the benefit of the holders of the Series RR Bonds:

              (a) default in the performance or observance of any covenants on the part of the Company in the East Barnet Reimbursement Agreement and the continuance thereof for a period of 30 days after written notice to the Company and the Trustee by the holders of not less than 10% in aggregate principal amount of the Series RR Bonds then Outstanding, or

              (b) any representation or warranty made by or on behalf of the Company by an officer of the Company in any writing furnished in connection with the performance or observance of any covenants on the part of the Company in the East Barnet Reimbursement Agreement proves to have been false or incorrect in any material respect on the date as of which made.

The holders of a majority in principal amount of the Series RR Bonds at the time Outstanding may on behalf of the holders of all Series RR Bonds waive any of the above two Events of Default or any Default with respect to any such Event of Default and its consequences.

ANNEX A
(to Exhibit J to Forty-Fourth Supplemental Indenture)

(FORM OF SERIES RR BOND)

No. RRR                                                                                                                                                  $6,015,275.35

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FIRST MORTGAGE BOND, SERIES RR (EAST BARNET)

DUE no later than December 16, 2013

              CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation (hereinafter called the "Company"), for value received, hereby promises to pay to                                                               (the "Bank") under the East Barnet Reimbursement Agreement hereinafter defined, or its registered successors or assigns, the principal sum of up to $6,015,275.35 (SIX MILLION FIFTEEN THOUSAND TWO HUNDRED SEVENTY-FIVE DOLLARS AND THIRTY-FIVE CENTS) on the date U.S. Bank National Association, as Trustee (the "Trustee"), shall have received from the Bank a written notice of the occurrence of an Event of Default (as defined in the East Barnet Reimbursement Agreement) and a written demand on the Guaranty hereinafter defined or a written demand from the Bank (which notice or demand has not been subsequently rescinded or revoked by the Bank), but in no event later than December 16, 2013, and to pay to the registered holder hereof all other Obligations (as defined in the Guaranty), plus interest on such amounts, if any, as described below.

              All amounts payable on this bond shall be payable at the corporate trust office of the Trustee in the City of Boston, Massachusetts, or its successor trustee under the Indenture (hereinafter defined) at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment, is legal tender for public and private debts, and may be paid by wire transfer to the holder of this bond in accordance with written payment instructions from such holder to the Trustee if given sufficiently prior, in the Trustee's sole determination, to the date on which any such payment is due under this bond.

              This bond is one of the series of bonds entitled "First Mortgage Bonds, Series RR (East Barnet)" due not later than December 16, 2013 (hereafter, the "Series RR Bonds") issued and to be issued from time to time under and in accordance with, and, irrespective of the designations thereof or the series in which issued, all equally secured by, an Indenture of Mortgage dated as of October 1, 1929 (said Indenture, as amended and supplemented, modified or confirmed by forty-four supplemental indentures, counterparts of which are on file with the Trustee, and by all other indentures supplemental to any or all, collectively called the "Indenture"), between the Company and the Trustee (as successor to Old Colony Trust Company as trustee and other successor trustees), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which releases and other dispositions of the property covered by the Indenture may be made, and the rights of the holders of the Series RR Bonds and of the Trustee in respect of such security; but neither the foregoing reference to the Indenture nor any provisions of this Series RR Bond or of the Indenture shall affect or permit any impairment of the absolute, unconditional and unalterable obligations of the Company to pay, at the maturities herein provided, the amounts payable on this Series RR Bond as herein provided. By the terms of the Indenture, the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, and in other respects as in the Indenture provided.

              The Series RR Bonds have been issued to the Bank as the provider of a Letter of Credit pursuant to the Letter of Credit and Reimbursement Agreement, dated as of March 1, 2002, between Central Vermont Public Service Corporation - East Barnet Hydroelectric, Inc. ("East Barnet") and the Bank (as amended, restated, supplemented or otherwise modified from time to time, and including any replacement or successor reimbursement agreement entered into by East Barnet through December 1, 2013 the "East Barnet Reimbursement Agreement") and the Guaranty, dated as of March 1, 2002 (as it may be from time to time amended, supplemented or replaced, the "Guaranty") made by the Company in favor of the Bank to secure all obligations and liabilities (the "East Barnet Obligations") of the Company that may be due and payable in connection with the East Barnet Reimbursement Agreement. The principal amount of this Series RR Bond is and shall not exceed $6,015,275.35.

              Except as hereinafter provided, interest on this Series RR Bond accrues and is payable at the same rates (determined on a weighted average basis if more than one rate is in effect with respect to the East Barnet Obligations) and on the same dates as interest is payable on the East Barnet Obligations under the terms of the Guaranty and the East Barnet Reimbursement Agreement, which provides for interest at a floating rate on overdue amounts (all as provided for in the East Barnet Reimbursement Agreement). Interest shall accrue from the date of an Event of Default under the East Barnet Reimbursement Agreement, as provided therein, but shall not be deemed to accrue under this Series RR Bond from that date until the date the Trustee has received a certificate from the holder of this Series RR Bond stating that an Event of Default has occurred and is continuing and that a written demand has been made by the Bank under the Guaranty, and setting forth the principal amount, the amount of all other East Barnet Obligations, if any, and the interest rate applicable thereto.

              The obligation of the Company to make payments on the Series RR Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company or East Barnet shall have irrevocably and indefeasibly paid fully or partially the then-due East Barnet Obligations.

Upon surrender for cancellation, at any time or from time to time, of the Series RR Bonds by the Bank to the Trustee, the Series RR Bonds surrendered shall be deemed fully redeemed or paid and the obligations of the Company and East Barnet thereunder shall be terminated, and such Bonds shall be canceled.

              In the manner provided in the Indenture, the Series RR Bonds shall be redeemed only in whole by payment of the principal amount thereof plus all other East Barnet Obligations and accrued interest thereon, if any, to the redemption date, upon receipt by the Trustee and the Company of a written demand from the Bank. Such demand shall also (a) state that an Event of Default has occurred and is continuing under (and as defined in) the East Barnet Reimbursement Agreement, (b) state that the amount of the East Barnet Obligations then outstanding under the Guaranty has been declared immediately due and payable pursuant to the provisions of the Guaranty and the East Barnet Reimbursement Agreement, (c) specify the amount of the East Barnet Obligations then due for which demand is being made, and identify the portions of such amount that are attributable to principal, interest and fees, respectively, and (d) specify the interest rate then applicable and the date from which unpaid interest on such East Barnet Obligations has then accrued, if any is due, and the interest rate, if any, applicable to unpaid amounts from the date of such demand until paid, and (e) state that such declaration of maturity has not been rescinded. The Series RR Bonds shall be redeemed on the fifth (5th) business day following receipt by the Trustee of the notice from the Bank of such Event of Default and demand for payment in accordance with the terms of this paragraph. Such redemption shall be rescinded and become null and void for all purposes of the Indenture upon rescission in writing of the aforesaid demand for payment and notice of redemption under the Guaranty and the East Barnet Reimbursement Agreement received by the Trustee no later than the business day prior to the date fixed for redemption, and thereupon no redemption of Series RR Bonds and no payments in respect thereof shall be effected or required.

              Notwithstanding the provisions of the previous paragraph, in the case of certain Events of Default specified in the Indenture, the principal of this Series RR Bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

              No recourse shall be had for the payment of the principal of or interest on this Series RR Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Series RR Bond and being likewise waived and released by the terms of the Indenture.

              This Series RR Bond is nontransferable except to effect transfer to any replacement or successor issuer or assignee of the Bank in connection with the transfer of all of the Bank's right, title and interest in, to and under the East Barnet Reimbursement Agreement and the Guaranty, or to any replacement or successor issuer of an East Barnet Letter of Credit, or to the Company or East Barnet, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee, in Boston, Massachusetts, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Series RR Bond and the payment of any stamp tax or other governmental charge, and upon any such transfer or exchange a new registered bond or bonds of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee, or the registered holder, as the case may be, in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this Series RR Bond is registered as the absolute owner for the purpose of receiving payment and for all other purposes.

              This Series RR Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

              IN WITNESS WHEREOF, Central Vermont Public Service Corporation has caused this Series RR Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this               day of                                        ,              .

CENTRAL VERMONT PUBLIC SERVICE
    CORPORATION

By
      President

Attest:

Secretary

(FORM OF TRUSTEE'S CERTIFICATE)

Trustee's Certificate of Authentication

              This Bond is one of the Series RR Bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
      Trustee,

By
     Authorized Officer

SCHEDULE I
(to Forty-Fourth Supplemental Indenture)

DESCRIPTION OF REAL PROPERTY

State County	Town	Type of Doc	Grantor	Grantee	Book	Page	Partial Convey ance Out	Date
Connecticut
New London	Waterford		Connecticut Light & Power Company, The Hartford Electric Light Company & Western Massachusetts Electric Company	CVPS	215	252		2/28/1975
Maine
Cumberland	Yarmouth	Deed	Central Maine Power	CVPS	3890	263		8/10/1976
New Hampshire
Cheshire	Hinsdale	Deed	Theron C. Merchant	CVPS	753	222		7/16/1966
Cheshire	Hinsdale	Deed	Yvonne B. Donzey	CVPS	754	159		8/3/1966
Cheshire	Hinsdale	Deed	John G. Jorgensen	CVPS	756	148		9/6/1966
Cheshire	Hinsdale	Deed	Stella Z. & Peter Zavarotny	CVPS	756	149		9/12/1966
Cheshire	Hinsdale	Deed	Town of Hinsdale	CVPS	757	479		10/17/1966
Cheshire	Winchester	Deed	Walter R. & Alta H. Smart	CVPS	756	146		9/10/1966
Cheshire	Winchester	Deed	Stella Z. & Peter Zavarotny	CVPS	756	149		9/12/1966
Grafton	Bath, Haverhill, Lyme, Orford, Piermont, Lyman	Deed	CVPS	CVEC	788	381	X	12/31/1949
Grafton	Haverhill	Deed	William H. Millette, et als	CVPS	706	433		2/19/1942
Grafton	Woodsville	Deed	Bradford Electric Light Co., Inc.	CVPS	616	481		10/24/1929
Sullivan	Charleston, Claremont & Cornish	Deed	Vermont Hydro-Electric Corporation	CVPS	234	523		10/24/1929
Sullivan	Charlestown, Claremont, Cornish, Newport, Plainfield, Unity	Deed	CVPS	CVEC	330	250	X	12/31/1949
Sullivan	Claremont	Deed	CVPS	Peter Ostrovsky, et al	238	257		7/11/1931
Sullivan	Claremont	Deed	CVPS	Town of Claremont	268	306	X	12/21/1939
Sullivan	Claremont	Deed	CVPS	Town of Claremont	268	306	X	12/31/1939
Sullivan	Claremont	Warranty Deed	CVPS	Herbert O. and Nioma B. Harris	293	273	X	6/22/1944
Sullivan	Claremont	Deed	Claremont Industrial and Development Corporation	CVPS	300	25		12/3/1945
Sullivan	Claremont	Deed	Public Service Company of New Hampshire	CVPS	359	17		11/24/1953
Sullivan	Claremont	Deed	CVPS	J.P. Goddard Realty & Bakery Co.	451	452	X	6/20/1963
Sullivan	Claremont	Deed	Sugar River Sand and Gravel Co., Inc.	CVPS	454	191		11/20/1967
Sullivan	Claremont	Deed	CVPS	Nancy E. Twitchell	672	61	X	9/3/1980
Sullivan	Claremont	Deed	CVPS	James H. and Lorraine B. Impey	784	140	X	9/4/1985
Sullivan	Claremont	Deed	CVPS	Ronald & Mary Barrette	1098	475	X	8/30/1996
Sullivan	Claremont	Deed	CVPS	James & Lois Dube	1098	477	X	8/30/1996
Sullivan	Claremont	Deed	CVPS	Amsource, LLC	1167	383	X	10/6/1998
Sullivan	Claremont	Deed	CVPS	Public Service Company of New Hampshire	1423	629	X	1/1/2004
Sullivan	Cornish	Deed	Windsor Electric Light Company	CVPS	234	521		10/24/1929
Sullivan	Cornish	Deed	CVPS	Town of Cornish	489	481	X	11/19/1969
Sullivan	Cornish	Deed	CVPS	John G. and Betty E. Mistler	481	258	X	3/17/1970
Sullivan	Cornish	Deed	CVPS	George A. and Joyce M. Darling	481	256	X	3/17/1970
New York
Rensselaer		Agreement of Merger	Twin State Gas & Electric Company	CVPS	688	88		11/27/1943
Rensselaer	Hoosick		CVPS	New York Power & Light
Rensselaer	Hoosick	Deed	Sylvanus D. & Ellen J. Locke	Hoosick Falls Electric Light and Power Company	223	418		5/15/1888
Rensselaer	Hoosick	Deed	John B. & Almeda White	Hoosick Falls Electric Light and Power Company	227	506		5/21/1889
Rensselaer	Hoosick	Deed	John & Mary Kokley	Hoosick Falls Electric Light and Power Company	229	445		11/20/1889
Rensselaer	Hoosick	Deed	J. Russell & Ellen E. Parsons	Hoosick Falls Electric Light and Power Company	230	268		1/23/1890
Rensselaer	Hoosick	Deed	Wtadystaw Chrzanoski and Maryanna Chrzanoski	Twin State Gas & Electric Company	422	323		9/10/1924
Rensselaer	Hoosick	Deed	Twin State Gas & Electric Company	New York Power and Light Corporation	675	457		4/30/1943
Rensselaer	Hoosick		CVPS	New York Power & Light	819	166		12/31/1948
Rensselaer	Hoosick	Deed	CVPS	Hydro-Power, Inc.	1184	835	X	9/8/1981
Rensselaer	Hoosick Falls	Deed	CVPS	Village of Hoosick Falls	1208	169	X	4/2/1969
Washington	Hampton	Deed	Rutland Railway Light & Power Company	CVPS	199	172		10/24/1929
Washington	Hampton	Deed	CVPS	County of Washington	223	557	X	7/24/1940
Washington	Hampton	Agreement of Merger	VT Hydro Electric Corporation	CVPS	199	185		10/24/1949
Vermont
Addison	Addison	Agreement of Merger	Vermont Utilities, Inc.	CVPS	27	520		8/5/1945
Addison	Brandon	Deed	Powers, Thomas & James	CVPS	66	95		5/19/1939
Addison	Bridport	Merger Agreement	Public Service Corporation of Vermont	CVPS	19	461		10/24/1929
Addison	Bridport	Agreement of Merger	Vermont Utilities, Inc.	CVPS	20	515		8/5/1945
Addison	Bristol	Merger Agreement	Public Service Corporation of Vermont	CVPS	27	576		10/24/1929
Addison	Bristol	Deed	CVPS	Ronald F. and Gertrude L. Hunt	32	167	X	8/31/1945
Addison	Bristol	Deed	CVPS	Town of Bristol	37	472	X	12/3/1963
Addison	Bristol	Deed	CVPS	Village of Bristol	38	197	X	5/13/1965
Addison	Bristol	Deed	CVPS	John and Theresa J. Bouchard	38	226	X	6/23/1965
Addison	Bristol	Deed	CVPS	Roger J. and Ninabelle G. Blaise	38	417	X	1/10/1966
Addison	Bristol	Deed	Gertrude H. Lathrop, et al	CVPS	39	515		5/15/1968
Addison	Cornwall	Merger Agreement	Public Service Corporation of Vermont	CVPS	16	600		10/24/1929
Addison	Cornwall	Agreement of Merger	Vermont Utilities, Inc.	CVPS	18	373		8/5/1945
Addison	Ferrisburgh	Agreement of Merger	Vermont Utilities, Inc.	CVPS	32	558		8/5/1945
Addison	Goshen	Merger Agreement	Public Service Corporation of Vermont	CVPS	10	471		10/24/1929
Addison	Goshen	Deed	CVPS	Richard L. Gouchoe	12	12	X	5/6/1949
Addison	Goshen	Deed	Albert A. Cree	CVPS	12	155		3/12/1952
Addison	Goshen	Deed	Vina R. Hitchcock	CVPS	12	223		3/6/1953
Addison	Goshen	Deed	CVPS	Patrice Lopatin	18	507	X	12/31/1991
Addison	Goshen	Deed	CVPS	U.S. Department of Agriculture Forest Service	20	9	X	7/9/1996
Addison	Goshen	Deed	CVPS	U.S. Department of Agriculture Forest Service	20	32	X	8/27/1996
Addison	Granville	Merger Agreement	Public Service Corporation of Vermont	CVPS	17	431		10/24/1929
Addison	Hancock	Deed	VT Plywood	CVPS	14	273		6/13/1947
Addison	Hancock	Deed	John C. Eaton	CVPS	15	319		7/21/1960
Addison	Hancock	Agreement of Merger	Community Light and Power Company	CVPS	16	91		1/31/1969
Addison	Leicester	Merger Agreement	Public Service Corporation of Vermont	CVPS	22	483		10/24/1929
Addison	Leicester	Deed	CVPS	Robert R. and Cora W. Johnston	26	545	X	7/20/1951
Addison	Leicester	Agreement of Merger	Community Light and Power Company	CVPS	30	152		1/31/1969
Addison	Leicester	Deed	CVPS	Earle and Alta Sprague	30	413	X	6/7/1971
Addison	Lincoln	Merger Agreement	Public Service Corporation of Vermont	CVPS	20	553		10/24/1929
Addison	Middlebury	Deed	Middlebury Manufacturing Co.	Middlebury Electric Co.	31	19		5/2/1893
Addison	Middlebury	Deed	Green Mtn. Pulp Co.	Hortonia Power Co.	39	173		5/31/1917
Addison	Middlebury	Merger Agreement	Public Service Corporation of Vermont	CVPS	43	749		10/24/1929
Addison	Middlebury	Deed	Middlebury Electric Company	CVPS	43	752		10/24/1929
Addison	Middlebury	Deed	Public Service Corp. of VT	CVPS	43	749		10/24/1929
Addison	Middlebury	Deed	Middlebury Electric Company	CVPS	43	752		10/24/1929
Addison	Middlebury	Deed	George N. E. Burditt and Wilbert E. Burditt	CVPS	46	299		5/2/1938
Addison	Middlebury	Deed	Vermont Marble Company	CVPS	46	355		6/27/1938
Addison	Middlebury	Deed	Lucia, Arthur L. & Delia M.	Community Light & Power Co. Inc.	43	463		5/15/1939
Addison	Middlebury	Deed	Vermont Marble Company	CVPS	47	386		9/10/1941
Addison	Middlebury	Deed	CVPS	Chester A. and Belle S. Ingalls	51	598	X	1/18/1951
Addison	Middlebury	Deed	Beckwith Motors, Inc.	CVPS	52	137		8/24/1951
Addison	Middlebury	Deed	Eleanor F. & Robert J. Cartmell	CVPS	52	217		12/10/1951
Addison	Middlebury	Deed	Richard E. & Shirley G. Pominville	CVPS	53	493		4/23/1954
Addison	Middlebury	Deed	CVPS	Doris L. Cyr	54	508	X	11/15/1955
Addison	Middlebury	Deed	Fred M. Highter and Ella M. Highter	CVPS	55	582		12/17/1957
Addison	Middlebury	Deed	Ralph W. Landon and Nina Landon	CVPS	55	583		12/17/1957
Addison	Middlebury	Deed	CVPS	VELCO	57	13		11/14/1959
Addison	Middlebury	Deed	CVPS	Town of Middlebury	57	13	X	11/17/1959
Addison	Middlebury	Deed	CVPS	William J. Rogers	62	127	X	9/27/1966
Addison	Middlebury	Deed	CVPS	Vermont Electric Power Company, Inc.	62	242	X	12/16/1966
Addison	Middlebury	Deed	Community Light and Power Company, Inc.	CVPS	64	504		10/22/1968
Addison	Middlebury	Agreement of Merger	Community Light and Power Company	CVPS	64	504		1/31/1969
Addison	Middlebury	Deed	Edson & Marjorie A. Sessions	CVPS	65	274		7/3/1969
Addison	Middlebury	Deed	CVPS	A.C. Dutton Smith and Catherine B. Smith	77	57	X	5/30/1975
Addison	Middlebury	Deed	CVPS	William J. and Doris Y. Devoid	84	584	X	1/23/1978
Addison	Middlebury	Deed	CVPS	John & Margaret Zecker	87	8	X	9/22/1978
Addison	Middlebury	Deed	J. Wesley Murdock	CVPS	92	201		3/5/1980
Addison	Middlebury	Deed	CVPS	Town of Middlebury	97	518	X	2/22/1982
Addison	Middlebury	Deed	CVPS	Green Mountain Rental Realty Ltd.	103	454	X	9/30/1983
Addison	New Haven	Merger Agreement	Public Service Corporation of Vermont	CVPS	23	228		10/24/1929
Addison	New Haven	Agreement of Merger	Vermont Utilities, Inc.	CVPS	26	295		8/5/1945
Addison	New Haven	Agreement of Merger	Community Light and Power Company	CVPS	31	45		1/31/1969
Addison	Orwell	Merger Agreement	Public Service Corporation of Vermont	CVPS	25	137		10/24/1929
Addison	Panton	Agreement of Merger	Vermont Utilities, Inc.	CVPS	13	81		8/5/1945
Addison	Ripton	Agreement of Merger	Community Light and Power Company	CVPS	17	138		1/31/1969
Addison	Salisbury	Merger Agreement	Public Service Corporation of Vermont	CVPS	17	217		10/24/1929
Addison	Salisbury	QC Deed	CVPS	William M. and Mary Edgerton	25	148	X	6/25/1963
Addison	Salisbury	Deed	CVPS	U.S. Department of Agriculture Forest Service	42	551	X	2/15/1996
Addison	Salisbury	Quit-claim Deed	CVPS	Max P. and Rosemary Petersen, James E. Petersen, Helen P. and Ralph G. Aulis, Jacqueline P. and Lawrence English	143	387	X	1/16/1997
Addison	Salisbury	Deed	Donald & Christine Brush	CVPS	44	273		11/25/1997
Addison	Shoreham	Merger Agreement	Public Service Corporation of Vermont	CVPS	21	20		10/24/1929
Addison	Shoreham	Agreement of Merger	Vermont Utilities, Inc.	CVPS	23	1		8/5/1945
Addison	Shoreham	Deed	Maurice & Evie M. L'Heureux	CVPS	26	94		12/27/1965
Addison	Shoreham	Agreement of Merger	Community Light and Power Company	CVPS	26	518		1/31/1969
Addison	Shoreham	Deed	CVPS	Lawton	30	217	X	5/30/1978
Addison	Shoreham	Deed	CVPS	Fred & Barbara Shoup	33	4	X	6/15/1982
Addison	Vergennes	Merger Agreement	Public Service Corporation of Vermont	CVPS	16	159		10/24/1929
Addison	Vergennes	Agreement of Merger	Vermont Utilities, Inc.	CVPS	18	289		8/5/1945
Addison	Waltham	Merger Agreement	Public Service Corporation of Vermont	CVPS	7	529		10/24/1929
Addison	Waltham	Agreement of Merger	Vermont Utilities, Inc.	CVPS	8	356		8/5/1945
Addison	Weybridge	Agreement of Merger	Public Service Corporation of VT	CVPS	14	179		10/24/1929
Addison	Weybridge	Merger Agreement	Public Service Corporation of Vermont	CVPS	14	179		10/24/1929
Addison	Weybridge	Agreement of Merger	Vermont Utilities, Inc.	CVPS	14	657		8/5/1945
Addison	Weybridge	Deed	First Ecclesiastical Society of Weybridge Congregational Church	CVPS	15	381		5/11/1950
Addison	Weybridge	Deed	CVPS	Town of Weybridge	18	494	X	8/28/1969
Addison	Weybridge	Deed	Town of Weybridge	CVPS	19	37		4/16/1970
Addison	Weybridge	Deed	CVPS	Kenneth E. Hopper	22	155	X	3/27/1979
Addison	Weybridge	Deed	CVPS	Christopher and Stephanie Smith-Stackhouse	24	95	X	11/1/1983
Addison	Weybridge	Deed	CVPS	Julie & Peter Neary	27	339	X	3/14/1988
Addison	Weybridge	Deed	Esther G., Grayson E., Elizabeth D., Laurance C. and Fern W. Wyman	CVPS	30	79		5/10/1991
Addison	Whiting	Merger Agreement	Public Service Corporation of Vermont	CVPS	10	41		10/24/1929
Bennington	Arlington	Deed	Bertha C. Ward	Twin State Gas & Electric Company	23	347		7/12/1927
Bennington	Arlington	Deed	Ralph S. & Lucina E. Nichols	Twin State Gas & Electric Company	26	39		10/8/1941
Bennington	Arlington	Agreement of Merger	Twin State Gas & Electric Company	CVPS	26	334		11/27/1943
Bennington	Arlington	Deed	William & Priscilla Williams	CVPS	34	373		11/14/1968
Bennington	Arlington	Deed	Jerome & Nancy Sargood	CVPS	34	372		11/14/1968
Bennington	Arlington	Deed	CVPS	Vermont Electric Power Company, Inc.	38	215	X	6/29/1973
Bennington	Bennington	Deed	James W. Wakefield	Bennington Electric Light and Power Company	57	481		11/16/1888
Bennington	Bennington	Deed	John S. Holden	Bennington Gas Company	68	260		5/10/1905
Bennington	Bennington		B Owles	Bennington Electric	68	406		2/19/1907
Bennington	Bennington	Deed	New England Power Company	Twin State Gas & Electric Company	0-13	148		12/13/1919
Bennington	Bennington	Deed	Arthur E. & Elizabeth Barnhardt	Twin State Gas & Electric Company	0-28	54		8/11/1924
Bennington	Bennington	Deed	H.C. White Company	Twin State Gas & Electric Company	0-39	144		5/21/1928
Bennington	Bennington	Deed	John N. Leonard	Twin State Gas & Electric Company	0-39	75		7/16/1928
Bennington	Bennington	Deed	Twin State Gas & Electric Company	Frank A. Humphries	73	41		12/17/1940
Bennington	Bennington	Agreement of Merger	Twin State Gas & Electric Company	CVPS	0-82	119		11/27/1943
Bennington	Bennington	Deed	CVPS	Louis N. and Fanny H. Knapp	O-91	26	X	8/31/1945
Bennington	Bennington	Quit-claim Deed	CVPS	Frank A and Louella A. Humphries	O-104	39	X	12/11/1947
Bennington	Bennington	Deed	Young Men's Christian Association of Bennington	CVPS	0-104	85		12/30/1947
Bennington	Bennington	Deed	W. Kendall & W. Rich	CVPS	O-111	74		3/24/1949
Bennington	Bennington	Deed	CVPS	Vermont Gas Corp.	O-111	132	X	4/21/1949
Bennington	Bennington	Deed	CVPS	Vermont Electric Power Company, Inc.	O-148	220	X	3/10/1958
Bennington	Bennington	Deed	D. Herbert & Helen M. Lillie	CVPS	O-158	235		10/10/1961
Bennington	Bennington	Deed	Union High School District No. 14	CVPS	O-175	65		3/10/1966
Bennington	Bennington	Deed	Floyd J. & Helena R. Rice	CVPS	O-176	131		7/22/1966
Bennington	Bennington	Deed	Raymond P. Betit	CVPS	O-176	136		7/25/1966
Bennington	Bennington	Deed	William H. Browning, Jr., and Florence T. Browning	CVPS	O-182	151		5/3/1968
Bennington	Bennington	Deed	Ronald R. Knapp and Robert Purdy	CVPS	O-182	150		5/3/1968
Bennington	Bennington	Deed	D. Herbert & Helen M. Lillie	CVPS	O-194	173		9/7/1971
Bennington	Bennington	Deed	County National Bank, Bennington, Vermont, Administrator of the Estate of Harold A. Hilliard, Sr.	CVPS	O-195	64		10/12/1971
Bennington	Bennington	Deed	CVPS	Vermont Electric Power Company, Inc.	O-203	30	X	6/29/1973
Bennington	Bennington	Deed	C.V. Realty, Inc.	CVPS	O-203	65		7/20/1973
Bennington	Bennington	Deed	CVPS	Vermont Electric Power Company, Inc.	O-203	193	X	9/5/1973
Bennington	Dorset	Deed	Vermont Hydro-Electric Corporation	CVPS	31	569		10/24/1929
Bennington	Dorset	Deed	Sarah Clarke Colbourn	CVPS	49	94		6/7/1971
Bennington	Dorset	Deed	Walter O. Harwood and Clark R. Harwood	CVPS	49	163		2/29/1972
Bennington	Dorset	Deed	CVPS	Stephen Langstaff and Keith Mithoefer	96	325	X	1/10/1996
Bennington	Dorset	Deed	CVPS	Mary M. Miles	96	321	X	1/16/1996
Bennington	Manchester	Deed	Vermont Hydro-Electric Corporation	CVPS	35	511		10/24/1929
Bennington	Manchester	Agreement of Merger	Twin State Gas & Electric Company	CVPS	42	374		11/27/1943
Bennington	Manchester	Deed	Evelyn Hollister Perry	CVPS	51	208		11/16/1955
Bennington	Manchester	Deed	George Burton Hollister	CVPS	51	209		11/28/1955
Bennington	Manchester	Deed	John B. Hollister	CVPS	51	210		12/30/1955
Bennington	Manchester	Deed	Howard K. Hollister	CVPS	51	211		1/31/1956
Bennington	Manchester	Deed	CVPS	Albina M. Perry and Evelyn V. (Perry) Johnston	53	443	X	7/11/1961
Bennington	Manchester	Deed	CVPS	Charles A. and Nadine J. Hosley	53	446	X	7/11/1961
Bennington	Manchester	Deed	William A. & Kathleen Horton Coombs	CVPS	55	158		5/29/1963
Bennington	Manchester	Deed	CVPS	Teton Prepress Systems, Inc.	165	205	X	4/3/1997
Bennington	Peru	Agreement of Merger	Vermont Utilities, Inc.	CVPS	17	15		8/5/1945
Bennington	Pownal	Agreement of Merger	Twin State Gas & Electric Company	CVPS	52	241		11/27/1943
Bennington	Pownal	Deed	Walter M. & Winifred M. Lampman	CVPS	62	156		10/5/1960
Bennington	Pownal	Deed	Ned A. & Dorothy F. Towslee	CVPS	62	524		5/16/1962
Bennington	Pownal	Deed	CVPS	Vermont Electric Power Company, Inc.	70	265	X	6/29/1973
Bennington	Rupert	Deed	Granville Electric Company	CVPS	27	300		3/28/1944
Bennington	Sandgate	Agreement of Merger	Twin State Gas & Electric Company	CVPS	22	233		11/27/1943
Bennington	Searsburg	Agreement of Merger	Twin State Gas & Electric Company	CVPS	8	554		11/27/1943
Bennington	Shaftsbury	Agreement of Merger	Twin State Gas & Electric Company	CVPS	40	205		11/27/1943
Bennington	Shaftsbury	Deed	Wm. E. Dailey	CVPS	43	74		6/10/1953
Bennington	Shaftsbury	Deed	Wm. Dailey	CVPS	43	74		6/10/1953
Bennington	Shaftsbury	Deed	CVPS	Vermont Electric Power Company, Inc.	54	167	X	6/29/1973
Bennington	Stamford	Agreement of Merger	Twin State Gas & Electric Company	CVPS	24	291		11/27/1943
Bennington	Stamford	Deed	CVPS	Vermont Electric Power Company, Inc.	31	388	X	6/29/1973
Bennington	Sunderland	Agreement of Merger	Twin State Gas & Electric Company	CVPS	24	446		11/27/1943
Bennington	Sunderland	Deed	C & W Properties, Inc.	CVPS	51	84		8/11/1994
Bennington	Winhall	Agreement of Merger	Vermont Utilities, Inc.	CVPS	15	549		8/5/1945
Bennington	Winhall	Deed	Stratton Corporation	CVPS	22	43A		6/15/1968
Bennington	Winhall	Deed	Stratton Corp.	CVPS	22	43		6/15/1968
Bennington	Winhall	Deed	Roy E. Coleman	CVPS	23	44A		9/25/1969
Bennington	Winhall	Deed	Howard F. Whitney, Jr. and Dorothy Whitney	CVPS	24	131		3/9/1970
Bennington	Winhall	Deed	John & Margaret Britton	CVPS	24	320		10/6/1970
Bennington	Winhall	Deed	C.V. Realty, Inc.	CVPS	28	395		1/30/1973
Bennington	Woodford	Agreement of Merger	Twin State Gas & Electric Company	CVPS	19	156		11/27/1943
Caledonia	Barnet	Deed	E.T. and H.K. Ide Corporation	St. Johnsbury Electric Company	30	568		7/1/1905
Caledonia	Barnet	Deed	Chase Fibre Company, Inc.	Twin State Gas & Electric Company	39	22		9/19/1928
Caledonia	Barnet	Deed	Harriet A. Cushman	Twin State Gas & Electric Company	36	295		4/20/1929
Caledonia	Barnet	Agreement of Merger	Twin State Gas & Electric Company	CVPS	45	461		11/27/1943
Caledonia	Barnet	Deed	CVPS	Douglas B. Kitchel	50	1	X	6/26/1952
Caledonia	Danville	Agreement of Merger	Twin State Gas & Electric Company	CVPS	35	120		11/27/1943
Caledonia	Kirby	Agreement of Merger	Twin State Gas & Electric Company	CVPS	1	146		11/27/1943
Caledonia	St. Johnsbury	Deed	Truman C. Fletcher, et als	St. Johnsbury Electric Company	34	321		12/31/1891
Caledonia	St. Johnsbury	Deed	Truman C. Fletcher, et als	St. Johnsbury Electric Company	31	423		12/31/1891
Caledonia	St. Johnsbury	Deed	Freeman A. Pierce and Charles H. Stevens	St. Johnsbury Electric Company	42	391		10/11/1901
Caledonia	St. Johnsbury	Deed	H.N. Turner	St. Johnsbury Electric Company	52	99		3/20/1909
Caledonia	St. Johnsbury	Deed	Freeman A. Pierce and Josiah W. Pierce	Twin State Gas & Electric Company	58	263		7/1/1918
Caledonia	St. Johnsbury	Deed	Caledonia Mills, Inc.	Twin State Gas & Electric Company	68	334		1/8/1926
Caledonia	St. Johnsbury	Deed	Hooker manufacturing Corporation	Twin State Gas & Electric Company	68	329		1/26/1926
Caledonia	St. Johnsbury	Deed	Cornell R. Lynch	Twin State Gas & Electric Company	69	296		6/13/1928
Caledonia	St. Johnsbury	Deed	Fredrika Burrows	Twin State Gas & Electric Company	79	136		6/11/1937
Caledonia	St. Johnsbury	Deed	Connecticut and Passumpsic Rivers Railroad Co.	Twin State Gas & Electric Company	84	333		10/20/1941
Caledonia	St. Johnsbury	Agreement of Merger	Twin State Gas & Electric Company	CVPS	88	310		11/27/1943
Caledonia	St. Johnsbury	Quit-claim Deed	CVPS	Carl D. Hovey	92	417	X	8/22/1946
Caledonia	St. Johnsbury	Deed	CVPS	Henry M. and Pansy E. Graham	100	51	X	4/1/1952
Caledonia	St. Johnsbury	Deed	Alfred E. Burrows, Collector of Taxes	CVPS	106	103		10/30/1953
Caledonia	St. Johnsbury	Deed	L. Arthur & Rose F. Royer	CVPS	128	646		10/17/1966
Caledonia	St. Johnsbury	Deed	John & Beatrice Nelson	CVPS	139	327		1/22/1971
Caledonia	St. Johnsbury	Deed	Howard & Alice Calkins	CVPS	140	183		5/14/1971
Caledonia	St. Johnsbury	Deed	CVPS	C.V. Realty	144	425	X	12/26/1972
Caledonia	St. Johnsbury	Deed	CVPS	Robert A. and Marilyn F. Norcross	154	516	X	1/29/1976
Caledonia	St. Johnsbury	Deed	CVPS	Allen Lumber Company, Inc.	154	277	X	1/30/1976
Caledonia	St. Johnsbury	Deed	Allen Lumber Company, Inc.	CVPS	154	292		1/31/1976
Caledonia	St. Johnsbury	Deed	CVPS	State of Vermont	155	62-64	X	5/4/1976
Caledonia	St. Johnsbury	Deed	CVPS	Mark Hughes	155	560	X	8/16/1976
Caledonia	St. Johnsbury	Deed	CVPS	Edgar E. and Elaine M. Edwards	161	155	X	2/27/1978
Caledonia	St. Johnsbury	Deed	CVPS	Edgar E. & Elaine M. Edwards	161	155	X	2/27/1978
Caledonia	St. Johnsbury	Deed	William H. Rodd	CVPS	172	98		12/1/1981
Caledonia	St. Johnsbury	Deed	Marion E. Sevigny, Roy A. Calkins, Carmen M. Bigelow, Paul R. Calkins, Zana A. Tauriainen, Leland E.	CVPS	214	415		4/17/1992
Caledonia	St. Johnsbury	Deed	Town of St. Johnsbury	CVPS	227	281		9/19/1994
Caledonia	St. Johnsbury	Deed	CVPS	St. Johnsbury Academy	265	339	X	1/7/2002
Caledonia	Waterford	Agreement of Merger	Twin State Gas & Electric Company	CVPS	25	359		11/27/1943
Caledonia	Waterford	Deed	State of Vermont	CVPS	39	1		2/24/1976
Chittenden	Burlington	Deed	C.V. Realty Inc.	CVPS	311	77		4/2/1984
Chittenden	Charlotte	Deed	C.V. Realty, Inc.	CVPS	31	145		6/30/1970
Chittenden	Charlotte	Deed	CVPS	Richard B. and Mary D. Thurber	34	268	X	2/1/1977
Chittenden	Charlotte	Deed	CVPS	Willet S. Foster, IV and Pam Foster	35	91	X	5/2/1978
Chittenden	Jericho	Agreement of Merger	Public Electric Light Company	CVPS	32	297		7/9/1953
Chittenden	Jericho	Deed	Herbert W. Fay	CVPS	32	516		11/22/1954
Chittenden	Milton	Deed	Orvis & Lucy Mayville	Public Electric Light Company	25	65		9/28/1916
Chittenden	Milton	Deed	International Paper Company	Public Electric Light Company	27	423		10/27/1926
Chittenden	Milton	Deed	Minnie M. Allen	Public Electric Light Company	27	666		4/20/1928
Chittenden	Milton	Deed	P.B. Jerome and wife	Public Electric Light Company	27	665		4/21/1928
Chittenden	Milton	Deed	Archibald Perry and wife	Public Electric Light Company	27	664		4/21/1928
Chittenden	Milton	Deed	Joseph St. Pierre and wife	Public Electric Light Company	27	668		4/23/1928
Chittenden	Milton	Deed	H. & D. Mossey and H.L. Powell	Public Electric Light Company	27	669		4/19/1929
Chittenden	Milton	Deed	Belle Osgood	Public Electric Light Company	27	854		10/2/1929
Chittenden	Milton	Deed	Edith O. Bombard	Public Electric Light Company	27	853		10/4/1929
Chittenden	Milton	Deed	H.H. Beeman	Public Electric Light Company	27	885		10/4/1929
Chittenden	Milton	Deed	Public Electric Light Company	Noah & Lucia Phelps	29	479		9/25/1930
Chittenden	Milton	Deed	Public Electric Light Company	Wright and Hewey	29	77		7/22/1935
Chittenden	Milton	Deed	Public Electric Light Company	W.N. and Della A. Lawrence	29	52		1/10/1936
Chittenden	Milton	Deed	Milton Community Electric Service Inc.	Public Electric Light Company	29	60		3/9/1936
Chittenden	Milton	Deed	Public Electric Light Company	Wright and Hewey	29	89		5/19/1936
Chittenden	Milton	Deed	Napoleon & Mary Viens and Joseph & Alvine Roy	Public Electric Light Company	29	145		9/10/1936
Chittenden	Milton	Deed	Leo J. & Mildred A. Mayville	Public Electric Light Company	29	171		9/25/1936
Chittenden	Milton	Deed	Alfred & Josephine Fortier and Alexander & Laura D. Paquette	Public Electric Light Company	29	148		10/6/1936
Chittenden	Milton	Deed	Orlando H. & Mary J. Hewey	Public Electric Light Company	29	149		10/7/1936
Chittenden	Milton	Deed	Leslie A. Rugg and Ida F. Rugg	Public Electric Light Company	29	150		10/8/1936
Chittenden	Milton	Deed	John McGrath, Harvey L. Bevens and Bessie Bevins	Public Electric Light Company	29	153		10/10/1936
Chittenden	Milton	Deed	John B. & Mary E. Cadreact	Public Electric Light Company	29	154		10/14/1936
Chittenden	Milton	Deed	Arthur & Georgianna LaRochelle and Mary E. & Arthur Kennedy	Public Electric Light Company	29	170		10/14/1936
Chittenden	Milton	Deed	Allie S. & Arthur W. Lyman	Public Electric Light Company	29	155		10/15/1936
Chittenden	Milton	Deed	George A. Phelps and Karl J. Phelps	Public Electric Light Company	29	160		10/19/1936
Chittenden	Milton	Public Service Commission Order #1974			29	157		10/19/1936
Chittenden	Milton	Deed	Delbert D. & Grace A. Lafayette and Burlington Savings Bank	Public Electric Light Company	29	172		11/2/1936
Chittenden	Milton	Deed	Jacob E. Cooper	Public Electric Light Company	29	173		11/5/1936
Chittenden	Milton	Deed	Mary L. Rich	Public Electric Light Company	29	177		11/9/1936
Chittenden	Milton	Deed	Public Electric Light Company	Keith N. Jackson	29	238		11/9/1936
Chittenden	Milton	Deed	John & Etta Booth	Public Electric Light Company	29	179		11/11/1936
Chittenden	Milton	Deed	Luman C. Holcomb and Luman C. Holcomb, Jr.	Public Electric Light Company	29	183		11/16/1936
Chittenden	Milton	Deed	Aristide H. & Mary J. Cote	Public Electric Light Company	29	199		11/17/1936
Chittenden	Milton	Deed	George Lapan, Doris B. Lapan, Hazel L. Lapan and Rose Viens	Public Electric Light Company	29	227		11/17/1936
Chittenden	Milton	Deed	Arthur E. & Mary E. Kennedy	Public Electric Light Company	29	184		11/19/1936
Chittenden	Milton	Deed	John McGrath	Public Electric Light Company	29	185		11/20/1936
Chittenden	Milton	Deed	James L. & Gertrude B. Manley	Public Electric Light Company	29	193		12/1/1936
Chittenden	Milton	Deed	Harley & Agnes Fisher	Public Electric Light Company	29	219		12/26/1936
Chittenden	Milton	Deed	Public Electric Light Company	Harley & Agnes White Fisher	29	220		12/26/1936
Chittenden	Milton	Deed	Public Electric Light Company	J.E. Cooper	29	217		12/31/1936
Chittenden	Milton	Deed	Estate of L.B. Powell	Public Electric Light Company	29	293		5/12/1937
Chittenden	Milton	Public Service Commission Order #2004			29	277		5/19/1937
Chittenden	Milton	Public Service Commission Order #2005			29	278		5/21/1937
Chittenden	Milton	Deed	Estate of Charles C. Frisbie	Public Electric Light Company	29	338		10/20/1937
Chittenden	Milton	Deed	Milton Co-operative Creamery	Public Electric Light Company	29	397		12/2/1937
Chittenden	Milton	Deed	Public Electric Light Company	Augustus Harold and Carl Turner	29	378		2/4/1938
Chittenden	Milton	Deed	Public Electric Light Company	Milton Co-operative Dairy Corp.	29	399		3/23/1938
Chittenden	Milton	Deed	Public Electric Light Company	Alexander & Laura Paquette	29	400		3/24/1938
Chittenden	Milton	Deed	Public Electric Light Company	New England Telephone & Telegraph Co.	29	478		5/5/1938
Chittenden	Milton	Deed	H.H. Beeman	Public Electric Light Company	29	438		6/23/1938
Chittenden	Milton	Deed	Public Electric Light Company	Aldis C. and Mildred Hewey	29	588		5/23/1939
Chittenden	Milton	Deed	Public Electric Light Company	Irvey Sweeney	29	595		7/6/1939
Chittenden	Milton	Deed	Public Electric Light Company	John H. and Sadie Wilbur	30	72		10/11/1939
Chittenden	Milton	Deed	Public Electric Light Company	Kenneth & Alice Miner	30	112		10/11/1939
Chittenden	Milton	Deed	Public Electric Light Company	Town of Milton	30	58		11/6/1939
Chittenden	Milton	Deed	Public Electric Light Company	Leon D. Latham	30	65		11/13/1939
Chittenden	Milton	Deed	Public Electric Light Company	Leon D. Latham	30	174		9/17/1940
Chittenden	Milton	Deed	Public Electric Light Company	Edward & Helen Robinson	30	467		9/29/1943
Chittenden	Milton	Deed	Public Electric Light Company	W.O. Villeneuve	31	41		6/16/1945
Chittenden	Milton	Deed	Public Electric Light Company	Branch Brothers	31	50		7/3/1945
Chittenden	Milton	Deed	Public Electric Light Company	A.C. Hewey	31	56		7/17/1945
Chittenden	Milton	Deed	Public Electric Light Company	Ulric Duquette	31	186		4/25/1946
Chittenden	Milton	Deed	Public Electric Light Company	Zelda Paradee	31	216		5/22/1946
Chittenden	Milton	Deed	Public Electric Light Company	Charles Shoiniere et al	31	269		10/1/1946
Chittenden	Milton	Deed	N.E. Bourgeois	Public Electric Light Company	31	304		12/3/1946
Chittenden	Milton	Deed	Public Electric Light Company	Roger & Ina Rugg	33	11		6/17/1952
Chittenden	Milton	Deed	Public Electric Light Company	James & Bertha Annis	33	99		5/18/1953
Chittenden	Milton	Deed	Public Electric Light Company	John and Marjorie Bourgeois	33	105		6/26/1953
Chittenden	Milton	Agreement of Merger	Public Electric Light Company	CVPS	33	120		7/9/1953
Chittenden	Milton	Deed	State of Vermont	CVPS	37	426		10/15/1965
Chittenden	Milton	Deed	CVPS	Town of Milton	48	81	X	7/29/1972
Chittenden	Milton	Deed	CVPS	Sawyer	99	95	X	8/15/1986
Chittenden	Underhill	Deed	Clark R. & Lucia Woodworth	Public Electric Light Company	30	427		9/22/1924
Chittenden	Underhill	Agreement of Merger	Public Electric Light Company	CVPS	36	190		7/9/1953
Chittenden	Westford	Agreement of Merger	Public Electric Light Company	CVPS	27	289		7/9/1953
Essex	Concord	Agreement of Merger	Twin State Gas & Electric Company	CVPS	31	508		11/27/1943
Essex	Guildhall	Agreement of Merger	Twin State Gas & Electric Company	CVPS	R	261		11/27/1943
Essex	Lunenburg	Deed	Connecticut River Power Company	Twin State Gas & Electric Company	24	488		4/12/1938
Essex	Lunenburg	Agreement of Merger	Twin State Gas & Electric Company	CVPS	24	671		11/27/1943
Essex	Lunenburg	Deed	Robert & Gemma Pelletier	CVPS	29	179		12/1/1949
Essex	Lunenburg	Deed	Public Service Company of New Hampshire	CVPS	36	157		3/29/1963
Franklin	Bakersfield	Agreement of Merger	Public Electric Light Company	CVPS	27	281		7/9/1953
Franklin	Berkshire	Deed	George E. Brouillette	CVPS	28	187		11/8/1968
Franklin	Berkshire	Deed	CVPS	Citizens Utilities Company	30	238-239	X	7/29/1976
Franklin	Berkshire	Deed	Citizens Utilities Company	CVPS	30	238		8/27/1976
Franklin	Fairfax	Deed	Vermont Power and Manufacturing Company	Public Electric Light Company	27	12		1/25/1916
Franklin	Fairfax	Deed	Wayne & Leona Warren	Public Electric Light Company	27	447		9/17/1919
Franklin	Fairfax	Deed	Clinton W. & Ethel C. Tylee	Public Electric Light Company	29	221		5/10/1920
Franklin	Fairfax	Deed	Estate of Hester M. Vincent	Public Electric Light Company	29	250		1/27/1921
Franklin	Fairfax	Deed	Estate of Luther B. Hunt	Public Electric Light Company	29	373		1/29/1923
Franklin	Fairfax	Deed	Albert Naylor and wife	Public Electric Light Company	26	81		9/30/1930
Franklin	Fairfax	Deed	Wilfred & Clara Villeneuve	Public Electric Light Company	30	445		9/25/1931
Franklin	Fairfax	Deed	Ernest Harvey Lunn and wife	Public Electric Light Company	30	448		10/22/1931
Franklin	Fairfax	Deed	John B. Desmarais and wife	Public Electric Light Company	30	42		1/27/1932
Franklin	Fairfax	Deed	Felix W. & Olive McGettrick	Public Electric Light Company	30	454		3/12/1932
Franklin	Fairfax	Deed	Louis & Maude Abare and Edgar D. Sherpardson	Public Electric Light Company	30	458		4/29/1932
Franklin	Fairfax	Deed	Cleophas Bessette and wife	Public Electric Light Company	30	472		8/25/1932
Franklin	Fairfax	Deed	Paige Maxfield	Public Electric Light Company	31	469		10/9/1936
Franklin	Fairfax	Deed	Joseph & Unice Mesih	Public Electric Light Company	35	6		3/9/1937
Franklin	Fairfax	Deed	Public Electric Light Company	Ruth & Arthur Toof	34	164		4/3/1947
Franklin	Fairfax	Agreement of Merger	Public Electric Light Company	CVPS	35	462		7/9/1953
Franklin	Fairfax	Deed	Vermont Electric Cooperative, Inc.	CVPS	39	189		2/8/1965
Franklin	Fairfax	Deed	CVPS	Town of Fairfax	43	292	X	1/18/1974
Franklin	Fairfax	Deed	CVPS	David & Catherine Howell	46	372	X	10/4/1978
Franklin	Fairfax	Deed	Ernest & Baillargeon	CVPS	57	422		1/8/1986
Franklin	Fairfax	Deed	Janet Geer	CVPS	87	136		12/6/1993
Franklin	Fairfax	Deed	CVPS	Janet S. Geer	87	318	X	12/14/1993
Franklin	Fairfax	Deed	CVPS	Town of Fairfax	96	154	X	1/18/1996
Franklin	Fairfield	Deed	Orison V. & Hester Fletcher and Town of Bakersfield	Public Electric Light Company	29	543		2/9/1935
Franklin	Fairfield	Agreement of Merger	Public Electric Light Company	CVPS	34	75		7/9/1953
Franklin	Fletcher	Agreement of Merger	Public Electric Light Company	CVPS	27	119		7/9/1953
Franklin	Georgia	Deed	Clinton W. & Ethel C. Tylee	Public Electric Light Company	19	446		5/10/1920
Franklin	Georgia	Deed	Franklin H. Dewart	Public Electric Light Company	19	84		10/10/1923
Franklin	Georgia	Deed	Napoleon & Mary Viens, Joseph & Alvine Roy	Public Electric Light Company	21	72		9/10/1936
Franklin	Georgia	Deed	Burlington Savings Bank	Public Electric Light Company	21	67		11/13/1936
Franklin	Georgia	Deed	John McGrath	Public Electric Light Company	21	73		11/20/1936
Franklin	Georgia	Deed	Hormadas & Anna Viens	Public Electric Light Company	21	69		11/23/1936
Franklin	Georgia	Deed	Public Electric Light Company	Harley & Agnes White Fisher	21	71		12/26/1936
Franklin	Georgia	Deed	Harley & Agnes White Fisher	Public Electric Light Company	21	70		12/26/1936
Franklin	Georgia	Deed	Frank S. Shepard	Public Electric Light Company	22	285		8/13/1937
Franklin	Georgia	Deed	Charles Bascomb and John Tyler	Public Electric Light Company	21	99		5/4/1938
Franklin	Georgia	Deed	Estate of T.R. Wills	Public Electric Light Company	22	366		10/28/1938
Franklin	Georgia	Deed	Estate of Carrie J. Spaulding	Public Electric Light Company	22	466		8/18/1939
Franklin	Georgia	Deed	Fred King	Public Electric Light Company	22	512		3/29/1940
Franklin	Georgia	Deed	Estate of Don J. Smith	Public Electric Light Company	22	529		7/22/1940
Franklin	Georgia	Deed	Charles Bascomb and wife and John Tyler	Public Electric Light Company	21	134		10/4/1940
Franklin	Georgia	Deed	Estate of James A. Ryan	Public Electric Light Company	23	201		4/22/1941
Franklin	Georgia	Deed	Howard & Rector Lapan	Public Electric Light Company	23	4		4/25/1941
Franklin	Georgia	Deed	Public Electric Light Company	A.W. and Anna O., Peterson	23	24		6/8/1942
Franklin	Georgia	Agreement of Merger	Public Electric Light Company	CVPS	26	223		7/9/1953
Franklin	Georgia	Deed	Vermont Electric Cooperative, Inc.	CVPS	29	143		2/8/1965
Franklin	Georgia	Deed	CVPS	State of Vermont	35	351	X	9/11/1973
Franklin	Georgia	Deed	Henry & Madalyn H. Tulip, Alden G. & Rebecca N. Ballard	CVPS	36	40		5/30/1974
Franklin	Georgia	Deed	C.V. Realty, Inc.	CVPS	40	201		2/28/1978
Franklin	Georgia	Deed	CVPS	Co_operative Association	47	89	X	5/25/1981
Franklin	Georgia	Deed	CVPS	State of Vermont	55	244	X	11/14/1984
Franklin	Highgate	Deed	Vermont Electric Power Company, Inc.	CVPS	68	64		4/17/1985
Franklin	Highgate	Deed	Vermont Electric Power Company, Inc.	CVPS	31	62		4/17/1985
Franklin	Highgate	Deed	Vermont Electric Power Company, Inc.	CVPS	68	70		4/17/1985
Franklin	Highgate	Deed	Vermont Electric Power Company, Inc.	CVPS	68	72		4/17/1985
Franklin	Highgate	Deed	Vermont Electric Power Company, Inc.	CVPS	68	67		4/17/1985
Franklin	Highgate	Deed	CVPS	Highgate Joint Owners	68	74	X	4/18/1985
Franklin	Highgate	Deed	ASEA Inc.	CVPS	60	295		8/23/1985
Franklin	Sheldon	Deed	Sheldon Electric Light Company	Public Electric Light Company	18	887		7/1/1929
Franklin	Sheldon	Agreement of Merger	Public Electric Light Company	CVPS	25	159		7/9/1953
Franklin	Sheldon	Deed	Harold H. & L. Phyllis Ward	CVPS	25	363		6/21/1955
Franklin	St. Albans	Deed	Carl S. Gregg, Administrator of the Estate of James G. Finn	CVPS	13	19		9/10/1957
Franklin	St. Albans	Deed	CVPS	Trustees of Coote Field	18	334	X	5/31/1966
Franklin	St. Albans	Deed	CVPS	City of St. Albans	23	381	X	8/7/1972
Franklin	St. Albans City	Deed	Vermont Power and Manufacturing Company	Public Electric Light Company	4	22		1/25/1916
Franklin	St. Albans City	Deed	E.W. Foster, Trustee	Public Electric Light Company	5	279		8/19/1924
Franklin	St. Albans City	Deed	Public Electric Light Company	Franklin Cnty Savings Bank & Trust Co., Trustee	5	64		8/23/1924
Franklin	St. Albans City	Deed	Public Electric Light Company	Lenwood & Gladys Griffin	7	647		11/24/1945
Franklin	St. Albans City	Deed	St. Albans City	Public Electric Light Company	8	559		2/28/1950
Franklin	St. Albans City	Deed	James G. Finn	CVPS	10	1		7/1/1953
Franklin	St. Albans City	Agreement of Merger	Public Electric Light Company	CVPS	10	3		7/9/1953
Franklin	St. Albans City	Deed	Centmont Corporation	CVPS	10	423		6/1/1954
Franklin	St. Albans City	Deed	Centmont Corporation	CVPS	10	521		9/20/1954
Franklin	St. Albans City	Deed	Ethan E. Aseltine	CVPS	12	332		3/29/1957
Franklin	St. Albans City	Deed	Philip W. Morton et al	CVPS	13	296		7/10/1958
Franklin	St. Albans City	Deed	Trustees of Coote Field	CVPS	18	343		6/14/1966
Franklin	St. Albans City	Deed	Franklin County Bank	CVPS	18	349		6/15/1966
Franklin	St. Albans City	Deed	R. James Finn, John R. Finn and Marion F. Bergin	CVPS	21	469		11/9/1970
Franklin	St. Albans City	Deed	Central Vermont Railway, Inc.	CVPS	28	115		10/3/1973
Franklin	St. Albans City	Deed	Edmond & Barbara Cross	CVPS	53	164		1/29/1986
Franklin	St. Albans Town	Deed	Vermont Power and Manufacturing Company	Public Electric Light Company	4	576		1/25/1916
Franklin	St. Albans Town	Deed	Public Electric Light Company	F.J. Minor and wife	7	711		11/13/1931
Franklin	St. Albans Town	Agreement of Merger	Public Electric Light Company	CVPS	14	95		7/9/1953
Franklin	St. Albans Town	Deed	Arthur A. Cheeseman	CVPS	18	255		2/3/1961
Franklin	St. Albans Town	Deed	Philip C. & Irene M Brodeur	CVPS	19	498		2/3/1964
Franklin	St. Albans Town	Deed	Philip C. & Irene M. Brodeur	CVPS	19	498		2/3/1964
Franklin	St. Albans Town	Deed	Rose A. St. Marie	CVPS	21	140		3/4/1966
Franklin	St. Albans Town	Deed	Steven F. & Jessie D. Cleveland	CVPS	22	207		7/10/1967
Franklin	St. Albans Town	Deed	Lewis J. Rocque, et al	CVPS	22	202		7/13/1967
Franklin	St. Albans Town	Deed	Maurice & Vivian McCracken	CVPS	23	503		5/30/1969
Franklin	St. Albans Town	Deed	Maurice & Vivian McCracken	CVPS	28	496		1/2/1976
Franklin	St. Albans Town	Deed	Pizzagalli Properties, LLC	CVPS	116	219		12/8/2000
Franklin	Swanton	Agreement of Merger	Public Electric Light Company	CVPS	67	329		7/9/1953
Lamoille	Belvidere	Agreement of Merger	Public Electric Light Company	CVPS	12	199A		7/9/1953
Lamoille	Cambridge	Deed	Fred B. Boyden and C.E. Elinwood	Public Electric Light Company	23	382		1/30/1917
Lamoille	Cambridge	Agreement of Merger	Public Electric Light Company	CVPS	38	561		7/9/1953
Lamoille	Cambridge	Deed	Roger W. & Muriel S, Mann	CVPS	42	387		6/21/1960
Lamoille	Cambridge	Deed	Raymond A. & Gladys M. Learned	CVPS	45	423		7/15/1968
Lamoille	Eden	Deed	Oscar H. Riggs	Public Electric Light Company	22	150		3/8/1929
Lamoille	Eden	Agreement of Merger	Public Electric Light Company	CVPS	25	315		7/9/1953
Lamoille	Eden	Deed	Robert M. Leach et al	CVPS	24	B-147		7/9/1959
Lamoille	Johnson	Agreement of Merger	Public Electric Light Company	CVPS	37	165		7/9/1953
Lamoille	Johnson	Deed	Maurice F. & Edith L. Way	CVPS	39	157		8/6/1960
Lamoille	Johnson	Deed	Fannie Benowitz	CVPS	41	422		5/27/1969
Lamoille	Waterville	Agreement of Merger	Public Electric Light Company	CVPS	10	279		7/9/1953
Orange	Bradford	Deed	Bradford Electric Light Co., Inc.	CVPS	28	662		10/24/1929
Orange	Bradford	Agreement of Merger	Bradford Generating & Substation	CVPS	28	662		10/24/1929
Orange	Bradford	Deed	Arthur B. Clogston	CVPS	31	401		6/24/1946
Orange	Bradford	Deed	CVPS	Bradford Veneer & Panel Co., Inc.	32	281	X	3/29/1949
Orange	Bradford	Deed	Arthur B. Clogson	CVPS	59	284		10/4/1950
Orange	Bradford	Deed	CVPS	Bradford Laundromat, Inc.	37	530	X	10/29/1965
Orange	Bradford	Deed	Kenneth W. Appleton, Pearl L. Appleton and Wm. George Appleton	CVPS	40	240		5/9/1970
Orange	Bradford	Deed	CVPS	Central Vermont Public Service Corporation - Bradford Hydroelectric, Inc.	53	633	X	11/3/1981
Orange	Bradford	Deed	Douglas J. Wolinsky, Trustee in Bankruptcy of the Estate of E.H. Larkham, Inc.	CVPS	55	348		9/22/1982
Orange	Bradford	Deed	CVPS	Bradford Mill Associates, a Partnershop	55	476	X	9/29/1982
Orange	Bradford	Deed	CVPS	Town of Bradford	56	393	X	3/31/1983
Orange	Bradford	Deed	Oakes Bros., Inc.	CVPS	57	405		1/3/1984
Orange	Braintree	Merger Agreement	Public Service Corporation of Vermont	CVPS	21	132		10/24/1929
Orange	Brookfield	Deed	Gulf Road Power and Light Company, Inc.	CVPS	26	529		1/28/1931
Orange	Chelsea	Merger Agreement	Public Service Corporation of Vermont	CVPS	28	509		10/24/1929
Orange	Chelsea	Deed	Edwin S. & Laura M. Luce	CVPS	35	255		11/1/1968
Orange	Chelsea	Deed	CVPS	Vermont Electric Power Company, Inc.	35	469	X	9/18/1970
Orange	Fairlee	Deed	Bradford Electric Light Co., Inc.	CVPS	16	373		10/24/1929
Orange	Fairlee	Deed	Donald A. & Lorraine H. Gulick	CVPS	23	181		7/15/1960
Orange	Fairlee	Deed	Grace B. Adams	CVPS	26	317		4/18/1969
Orange	Fairlee	Deed	Jean Henderson	CVPS	26	468		9/6/1969
Orange	Newbury	Deed	Bradford Electric Light Co., Inc.	CVPS	39	309		10/24/1929
Orange	Newbury	Deed	John F. & Charlien W. George	CVPS	44	437		12/5/1952
Orange	Newbury	Deed	Raymond E. Farwell	CVPS	46	297		8/7/1956
Orange	Randolph	Merger Agreement	Public Service Corporation of Vermont	CVPS	46	541		10/24/1929
Orange	Randolph	Deed	Fred & Mae Smith	CVPS	50	180		8/26/1930
Orange	Randolph	Deed	Gulf Road Power and Light Company, Inc.	CVPS	50	199		1/28/1931
Orange	Randolph	Deed	Gulf Road Power and Light Company, Inc.	CVPS	50	199		1/28/1931
Orange	Randolph	Deed	Gulf Road Power and Light Company, Inc.	CVPS	50	199		1/28/1931
Orange	Randolph	Deed	Kenneth E. Norton	CVPS	58	387		10/20/1948
Orange	Randolph	Deed	CVPS	Town of Randolph			X	11/29/1949
Orange	Randolph	Deed	Edwin C. & Alice W. Griswold	CVPS	67	122		11/6/1968
Orange	Randolph	Deed	Lucia S. Conant	CVPS	67	135		12/13/1968
Orange	Randolph	Deed	Hugo & Anna Ask	CVPS	67	148		1/17/1969
Orange	Randolph	Deed	Alcide J& Gladys Jacques	CVPS	67	155		1/28/1969
Orange	Randolph	Deed	White River Valley Hardwoods, Inc.	CVPS	67	158		1/31/1969
Orange	Randolph	Deed	Ruth H. Taft	CVPS	67	168		3/19/1969
Orange	Randolph	Deed	Town of Randolph	CVPS	67	331		3/23/1970
Orange	Randolph	Deed	CVPS	Waterbury Companies, Inc.	70	15-16	X	12/15/1972
Orange	Randolph	Deed	Alcide & Gladys Jacques	CVPS	73	39		3/23/1974
Orange	Randolph	Deed	CVPS	Rodney R. Hughes	128	446	X	3/17/1999
Orange	Thetford	Deed	Bradford Electric Light Co., Inc.	CVPS	32	289		10/24/1929
Orange	Thetford	Deed	Carlton & Beulah Gray	CVPS	46	214		5/7/1969
Orange	Tunbridge	Merger Agreement	Public Service Corporation of Vermont	CVPS	26	405		10/24/1929
Orleans	Irasburg	Deed	Arthur & Selma Brackman	CVPS	27	149		6/9/1973
Orleans	Irasburg	Deed	CVPS	Vermont Electric Power Company, Inc.	27	396	X	4/15/1975
Orleans	Irasburg	Deed	CVPS	Vermont Electric Power Company, Inc.	27	395	X	4/15/1975
Orleans	Lowell	Agreement of Merger	Public Electric Light Company	CVPS	22	211		7/9/1953
Orleans	Lowell	Deed	Russell F. & Elizabeth B. Bliss	CVPS	22	103		6/30/1959
Orleans	Lowell	Deed	Lake Charles Properties, Incorporated	CVPS	26	29		11/27/1972
Orleans	Lowell	Deed	William A. Donovan	CVPS	26	51		1/12/1973
Orleans	Lowell	Deed	Philip Royer, Sr., Philip Royer,Jr., and Richard Royer	CVPS	26	99		4/11/1973
Orleans	Lowell	Deed	Peter & Anne Wursthorne	CVPS	26	150		5/17/1973
Orleans	Lowell	Deed	Town of Newport	CVPS	26	151		5/17/1973
Orleans	Lowell	Deed	Alice England	CVPS	26	152		5/21/1973
Orleans	Lowell	Deed	CVPS	Vermont Electric Power Company, Inc.	26	440	X	4/15/1975
Orleans	Lowell	Deed	CVPS	Vermont Electric Power Company, Inc.	26	437	X	4/15/1975
Orleans	Lowell	Deed	CVPS	Vermont Electric Power Company, Inc.	26	434	X	4/15/1975
Orleans	Lowell	Deed	CVPS	Vermont Electric Power Company, Inc.	26	435	X	4/15/1975
Orleans	Lowell	Deed	CVPS	Vermont Electric Power Company, Inc.	26	439	X	4/15/1975
Orleans	Lowell	Deed	CVPS	Vermont Electric Power Company, Inc.	26	438	X	4/15/1975
Rutland	Benson	Merger Agreement	Public Service Corporation of Vermont	CVPS	17	181		10/24/1929
Rutland	Benson	Deed	CVPS	William T. Doane	19	19	X	12/21/1939
Rutland	Brandon	Merger Agreement	Public Service Corporation of Vermont	CVPS	64	24		10/24/1929
Rutland	Brandon	Deed	CVPS	Barker	65	578	X	5/23/1938
Rutland	Brandon	Deed	Harold A. & May B. Severy	CVPS	71	28		5/7/1946
Rutland	Brandon	Deed	CVPS	Town of Brandon	70	450	X	12/3/1948
Rutland	Brandon	Deed	Harold L. Durgin	CVPS	71	131		10/5/1949
Rutland	Brandon	Deed	Judson R. & Millie A. Rowe	CVPS	71	130		10/6/1949
Rutland	Brandon	Deed	CVPS	Earl J. and Barbara N. Cummings	71	524	X	9/29/1951
Rutland	Brandon	Deed	Herman W. Dodge	CVPS	75	356		6/29/1960
Rutland	Brandon	Deed	CVPS	Town of Brandon	75	471	X	12/15/1960
Rutland	Brandon	Deed	CVPS	Lee A. Simowitz	85	55	X	10/10/1979
Rutland	Castleton	Deed	Vermont Hydro-Electric Corporation	CVPS	39	120		10/24/1929
Rutland	Castleton	Deed	Rutland Railway Light & Power Company	CVPS	39	111		10/24/1929
Rutland	Castleton	W Deed	Calloway	CVPS	40	128		8/5/1932
Rutland	Castleton	Warranty Deed	CVPS	Thomas J. Grace	43	205	X	9/18/1945
Rutland	Castleton	Deed	James William O'Day, Harry M. O'Day, Mary P. O'Day and Mary Frances O'Day	CVPS	43	552		7/2/1946
Rutland	Castleton	Quit-claim Deed	CVPS	Ray C. and Erma Lyman	44	326	X	11/13/1947
Rutland	Castleton	Deed	Castleton Industries Inc.	CVPS	51	34		11/10/1964
Rutland	Castleton	Deed	CVPS	Stanley H. and Georgetta Russell	52	310	X	6/30/1967
Rutland	Castleton	Deed	Stanley H. & Georgetta Russell	CVPS	52	309		12/27/1967
Rutland	Castleton	Deed	Harold L. Durgin, Agent	CVPS	52	315		12/28/1967
Rutland	Chittenden	Deed	Pittsford Power Company	CVPS	19	372		10/24/1929
Rutland	Chittenden	Merger Agreement	Public Service Corporation of Vermont	CVPS	20	68		10/24/1929
Rutland	Chittenden	Deed	Rutland Railway Light & Power Company	CVPS	19	362		10/24/1929
Rutland	Chittenden	Quit-claim Deed	CVPS	Francoise M.D. Barstow	20	83	X	12/21/1940
Rutland	Chittenden	Deed	CVPS	Town of Chittenden	21	159	X	2/28/1949
Rutland	Chittenden	Deed	CVPS	Richard N. and Carolyn A. Smith	21	313	X	12/11/1953
Rutland	Chittenden	Deed	CVPS	Richard & Carolyn Smith	21	313	X	12/11/1953
Rutland	Chittenden	Deed	A. Johnson Co.	CVPS	22	221		12/29/1958
Rutland	Chittenden	Deed	CVPS	Clara M. Gee	22	324	X	4/18/1963
Rutland	Chittenden	Deed	CVPS	Eva F. Phillips	23	39	X	5/7/1964
Rutland	Chittenden	Deed	CVPS	Eva F. Phillips	23	145	X	6/18/1965
Rutland	Chittenden	Deed	CVPS	Town of Chittenden	23	199	X	3/30/1966
Rutland	Chittenden	Deed	James H. Reynolds	CVPS	47	267		4/17/1995
Rutland	Chittenden	Deed	CVPS	Robert Muzzy, Trustee Under A Certain Trust Agreement Executed by J. Marjorie Mussy	48	200	X	2/8/1996
Rutland	Chittenden	Deed	CVPS	Town of Chittenden	50	74	X	1/30/1997
Rutland	Chittenden	Deed	CVPS	U.S. Department of Agriculture Forest Service	49	529	X	1/30/1997
Rutland	Chittenden	Deed	Town of Chittenden	CVPS	50	77		4/24/1997
Rutland	Chittenden	Deed	Scott J. Casey and Kristina M. Mollison	CVPS	58	532		12/17/2001
Rutland	Clarendon	Merger Agreement	Public Service Corporation of Vermont	CVPS	25	220		10/24/1929
Rutland	Clarendon	Deed	Rutland Railway Light & Power Company	CVPS	25	208		10/24/1929
Rutland	Clarendon	Deed	Vermont Hydro-Electric Corporation	CVPS	25	198		10/24/1929
Rutland	Clarendon	Deed	CVPS	Doris Carleton	32	137	X	8/9/1963
Rutland	Clarendon	Deed	CVPS	Ann V. Scanlon	32	463	X	10/12/1965
Rutland	Clarendon	Deed	CVPS	State of Vermont	32	495	X	1/10/1966
Rutland	Clarendon	Deed	CVPS	State of Vermont Fish and Game	33	217	X	1/16/1967
Rutland	Clarendon	Deed	CVPS	Wendell W. Cultice	33	426	X	2/23/1968
Rutland	Clarendon	Deed	CVPS	James & Carol Byrne	69	95	X	12/31/1990
Rutland	Danby	Deed	Vermont Hydro-Electric Corporation	CVPS	20	512		10/24/1929
Rutland	Danby	Deed	Vermont Marble Company	CVPS	21	468		2/17/1937
Rutland	Fair Haven	Deed	Vermont Hydro-Electric Corporation	CVPS	21	286		10/24/1929
Rutland	Fair Haven	Deed	Rutland Railway Light & Power Company	CVPS	21	277		10/24/1929
Rutland	Fair Haven	Quit-claim Deed	CVPS	Village of Fair Haven	24	475	X	11/3/1941
Rutland	Fair Haven	Deed	CVPS	Ralph E. Durfee	29	436	X	4/14/1952
Rutland	Fair Haven	Deed	CVPS	State of Vermont	33	70	X	1/18/1960
Rutland	Fair Haven	Deed	Richard N. Funkhouser	CVPS	33	480		6/1/1964
Rutland	Fair Haven	Deed	Robert E. & Joan Van Guilder	CVPS	37	24		3/26/1969
Rutland	Fair Haven	Deed	CVPS	Town of Fair Haven	37	343	X	12/15/1970
Rutland	Fair Haven	Deed	CVPS	Rudolph J. and Josephine S. Hancsarik	37	419	X	6/24/1971
Rutland	Fair Haven	Deed	CVPS	Robert E. Howard and Lorraine I. Howard	61	499	X	4/5/1994
Rutland	Fair Haven	Deed	CVPS	Elizabeth J. Smith	67	435	X	6/24/1998
Rutland	Hubbardton	Merger Agreement	Public Service Corporation of Vermont	CVPS	12	215		10/24/1929
Rutland	Hubbardton	Deed	CVPS	A. Russell &Judith Allan	30	166	X	6/1/1989
Rutland	Ira	Deed	Vermont Hydro-Electric Corporation	CVPS	10	129		10/24/1929
Rutland	Ira	Deed	Rutland Railway Light & Power Company	CVPS	0	137		10/24/1929
Rutland	Mendon	Deed	Vermont Hydro-Electric Corporation	CVPS	15	120		10/24/1929
Rutland	Mendon	Deed	Erwin W. & Dorothy S. Bradley	CVPS	20	150		11/17/1961
Rutland	Mendon	Deed	Tamarack Notch-Aitken Forest, Inc.	CVPS	22	474		9/8/1972
Rutland	Mendon	Deed	Dorothy S. Bradley	CVPS	43	356		3/15/1991
Rutland	Middleton Springs	Deed	Vermont Hydro-Electric Corporation	CVPS	15	709		10/24/1929
Rutland	Mount Holly	Deed	Vermont Hydro-Electric Corporation	CVPS	24	116		10/24/1929
Rutland	Mount Tabor	Deed	Vermont Hydro-Electric Corporation	CVPS	13	96		10/24/1929
Rutland	Mt. Holly	Deed	Estey, Bert E. & Oscar H.	Claremont Power Co.	20	535		5/21/1907
Rutland	Mt. Holly	Deed	West River Power Company	CVPS	25	413		11/30/1944
Rutland	Mt. Holly	Deed	Harry A. & Cecile H. Colburn	CVPS	28	390		1/16/1964
Rutland	Mt. Holly	Deed	Harry A. & Cecile H. Colburn	CVPS	29	137		5/10/1966
Rutland	Mt. Holly	Deed	CVPS	Wilderness Corporation	55	505	X	12/19/1984
Rutland	Pawlet	Deed	Vermont Hydro-Electric Corporation	CVPS	23	664		10/24/1929
Rutland	Pawlet	Deed	Granville Electric Company	CVPS	26	397		3/28/1944
Rutland	Pawlet	Quit-claim Deed	CVPS	Thomas and Emma Brooks	26	448	X	8/28/1944
Rutland	Pawlet	Deed	Thomas & Emma Brooks	CVPS	26	448		8/28/1944
Rutland	Pawlet	Deed	Martin & Shirley Waite	CVPS	34	251		11/9/1971
Rutland	Pawlet	Deed	Bryan &Joyce Scribner	CVPS	34	411		6/8/1972
Rutland	Pittsfield	Deed	James McDonald, Trustee for Dean B. Yarnall, Bankrupt	CVPS	18	64		11/28/1944
Rutland	Pittsford	Deed	Rutland Railway Light & Power Company	CVPS	40	362		10/24/1929
Rutland	Pittsford	Deed	Vermont Hydro-Electric Corporation	CVPS	40	375		10/24/1929
Rutland	Pittsford	Agreement of Merger	VT Hydro Electric Corporation	CVPS	40	362		10/24/1929
Rutland	Pittsford	Merger Agreement	Public Service Corporation of Vermont	CVPS	40	356		10/24/1929
Rutland	Pittsford	Deed	Pittsford Power Company	CVPS	40	358		10/24/1929
Rutland	Pittsford	Deed	George H. Davis	CVPS	50	232		12/6/1946
Rutland	Pittsford	Deed	CVPS	Mendon Fish & Game Club, Inc.	61	75	X	12/28/1964
Rutland	Pittsford	Deed	CVPS	Vladimir and Eleanor S. Sviatopolk-Mirsky	61	114	X	1/29/1965
Rutland	Pittsford	Deed	CVPS	Wladyslaw J. and Betty Lee Otorowski	61	191	X	6/30/1965
Rutland	Pittsford	Deed	CVPS	John Ernest Weeden	61	222	X	7/23/1965
Rutland	Pittsford	Deed	CVPS	Thomas E. Loyzelle and Suzanne S. Loyzelle	86	177	X	11/9/1989
Rutland	Pittsford	Deed	CVPS	Larry A. Clough	86	425	X	2/8/1990
Rutland	Pittsford	Certificates of Merger	Allied Power & Light Company	CVPS	88	394		4/30/1991
Rutland	Pittsford	Deed	Robert and Cynthia M. Bienieki	CVPS	96	65		9/15/1994
Rutland	Pittsford	Deed	CVPS	Mendon Fish & Game Club, Inc.	98	332	X	1/19/1996
Rutland	Pittsford	Deed	CVPS	John F. Coppinger, Jr. and Katherine F. Coppinger	98	422		2/15/1996
Rutland	Poultney	Deed	Vermont Hydro-Electric Corporation	CVPS	40	549		10/24/1929
Rutland	Poultney	Deed	Rutland Railway Light & Power Company	CVPS	40	556		10/24/1929
Rutland	Poultney	Deed	Granville Electric Company	CVPS	45	201		3/28/1944
Rutland	Poultney	Quit-claim Deed	CVPS	Stewart S. Hawes	45	561	X	11/14/1946
Rutland	Poultney	Deed	Robert W. Owens, Jr.	CVPS	49	126		1/26/1951
Rutland	Poultney	Deed	Anna F., Jan P., Edward M., & Edward F. Butler and Frances A. Van Zandt	CVPS	49	142		2/3/1951
Rutland	Poultney	Deed	Harvey & Edith J. Cairns	CVPS	50	205		9/14/1953
Rutland	Poultney	Deed	CVPS	Edward F. and Alice V. Cooke	50	263	X	11/23/1953
Rutland	Poultney	Deed	Williams Machine Company, Inc.	CVPS	52	376		1/30/1959
Rutland	Poultney	Deed	CVPS	Vermont Structural Slate Company, Inc.	94	109	X	1/16/1996
Rutland	Rutland	Deed	Rutland Railway Light & Power Company	CVPS	51	139		10/24/1929
Rutland	Rutland	Deed	Vermont Hydro-Electric Corporation	CVPS	51	341		10/24/1929
Rutland	Rutland	Quit-claim Deed	CVPS	Davis Feed Company	84	151	X	2/10/1948
Rutland	Rutland	Deed	Chaffee, Frederick	CVPS	87	343		9/12/1950
Rutland	Rutland	Deed	CVPS	John G. Fenton	103	426	X	6/25/1957
Rutland	Rutland	Deed	CVPS	City of Rutland	119	228	X	2/28/1962
Rutland	Rutland	Deed	CVPS	City of Rutland	168	707	X	6/20/1973
Rutland	Rutland	Deed	CVPS	Mill Village Society of Christian Endeavor	29	73	X	5/14/1979
Rutland	Rutland	Deed	CVPS	Rutland Veterinary Clinic, Inc.	28	407	X	5/14/1979
Rutland	Rutland	Deed	CVPS	John G. Fenton	215	468	X	7/28/1980
Rutland	Rutland	Deed	CVPS	Kent D. Belden	373	627	X	5/13/1998
Rutland	Rutland	Deed	CVPS	Donald P. Quirk and John J. Quirk	97	161	X	11/13/1998
Rutland	Rutland City	Deed	John & Eliza D. Fitzgerald	CVPS	66	219		2/3/1941
Rutland	Rutland City	Deed	Delaware and Hudson Railroad Corporation	CVPS	73	428		5/9/1945
Rutland	Rutland City	Deed	Cinflex Corporation	CVPS	84	3		9/23/1947
Rutland	Rutland City	Deed	Henry W. & Agnes O'N Clement	CVPS	84	49		10/20/1947
Rutland	Rutland City	Deed	Frederick S. Chaffee & Charlotte C. Jarvis ind. & as Trustees for Alice Chaffee Bowker	CVPS	87	343		9/12/1950
Rutland	Rutland City	Deed	Helen Malinowski	CVPS	90	367		9/14/1950
Rutland	Rutland City	Deed	Orlando V. & Virginia T. Zullo	CVPS	90	368		9/15/1950
Rutland	Rutland City	Deed	Francis J. Guiltinan and Francis Murphy	CVPS	96	357		3/26/1953
Rutland	Rutland City	Deed	James E. & Bernice H. Norton	CVPS	104	458		6/18/1957
Rutland	Rutland City	Deed	Nicholas J. & Carolyn Lafaso	CVPS	108	371		1/27/1958
Rutland	Rutland City	Deed	Anna & John Phillips	CVPS	108	374		2/6/1958
Rutland	Rutland City	Deed	Howard A. Sabin, Agent and Attorney of Philena S. Sabin	CVPS	111	478		5/29/1961
Rutland	Rutland City	Deed	Barbara S. Wall	CVPS	122	172		4/10/1963
Rutland	Rutland City	Deed	Rutland Corporation	CVPS	141	122		3/28/1968
Rutland	Rutland City	Deed	Remo J. Baccei and Dorothy L. Baccei	CVPS	144	44		7/25/1968
Rutland	Rutland City	Deed	Shirley M. Fredette, Executrix of the Estate of Rome S. White	CVPS	152	206		6/15/1970
Rutland	Rutland City	Deed	C.V. Realty, Inc.	CVPS	229	220		2/8/1983
Rutland	Rutland City	Deed	Miller Holdings	CVPS	335	162		11/3/1993
Rutland	Rutland City	Deed	City of Rutland	CVPS	335	164		1/27/1994
Rutland	Rutland Town	Deed	Hoag, Homer L.	Chittenden Power Co.	31	316		7/25/1900
Rutland	Rutland Town	Deed	VT Hydro Elec Corp	Quirk, John J. & Anna M.	5	135		4/11/1921
Rutland	Rutland Town	Deed	Vermont Hydro-Electric Corporation	CVPS	6	473		10/24/1929
Rutland	Rutland Town	Deed	Rutland Railway Light & Power Company	CVPS	8	1		10/24/1929
Rutland	Rutland Town	Deed	Pittsford Power Company	CVPS	6	486		10/24/1929
Rutland	Rutland Town	Deed	Vermont Marble Company	CVPS	8	573		2/17/1937
Rutland	Rutland Town	Deed	Hollis S. & Sylvia H. Adams	CVPS	10	560		6/11/1948
Rutland	Rutland Town	Deed	Gertrude L. & Maurice A. Pelott	CVPS	10	572		6/23/1948
Rutland	Rutland Town	Quit-claim Deed	CVPS	Robert F. and Elsie S. Davis	11	91	X	1/13/1949
Rutland	Rutland Town	Quit-claim Deed	CVPS	A.B. and Lillian Congdon	11	276	X	1/14/1949
Rutland	Rutland Town	Deed	Mary D. Baird	CVPS	11	110		2/19/1949
Rutland	Rutland Town	Deed	CVPS	Walter M and Janet A. Dunton	12	130	X	3/26/1953
Rutland	Rutland Town	Deed	CVPS	State of Vermont	12	282	X	7/20/1954
Rutland	Rutland Town	Deed	Hollis S. & Sylvia H. Adams	CVPS	13	210		6/25/1957
Rutland	Rutland Town	Deed	CVPS	Vermont Electric Power Company, Inc.	13	336	X	10/22/1957
Rutland	Rutland Town	Deed	Philip F. Quirk et al, Administrators of the Estate of Anna F. Quirk	CVPS	14	10		5/4/1959
Rutland	Rutland Town	Deed	CVPS	Town of Rutland	15	172	X	6/14/1963
Rutland	Rutland Town	Deed	CVPS	C. John and Irene L. Morse	15	374	X	4/28/1964
Rutland	Rutland Town	Deed	CVPS	Rutland Town School District	15	594	X	9/22/1964
Rutland	Rutland Town	Deed	CVPS	Wladyslaw J. and Betty Lee Otorowski	16	196	X	6/30/1965
Rutland	Rutland Town	Deed	CVPS	Town of Rutland	16	461	X	3/30/1966
Rutland	Rutland Town	Deed	CVPS	Rutland Town School District	17	543	X	10/25/1967
Rutland	Rutland Town	Deed	CVPS	State of Vermont	18	83	X	4/8/1968
Rutland	Rutland Town	Deed	CVPS	Geroge C. and Anna Mae Munger, and Lewis E. and Margaret A. Grover	23	338	X	2/27/1975
Rutland	Rutland Town	Deed	CVPS	Eastern R. & I	57	5	X	2/1/1989
Rutland	Sherburne	Deed	Harry Madden	CVPS	24	35		4/3/1968
Rutland	Sherburne	Deed	Ray Saunders and Oscar J. Saunders	CVPS	24	47		5/7/1968
Rutland	Sherburne	Deed	Ray Saunders, Guardian of Jon Saunders	CVPS	24	47		5/7/1968
Rutland	Sherburne	Deed	Richard C. Rose	CVPS	24	216		9/21/1968
Rutland	Sherburne	Deed	C.V. Realty, Inc.	CVPS	24	325		10/11/1968
Rutland	Sherburne	Deed	John Eaton	CVPS	24	478		7/23/1969
Rutland	Sherburne	Deed	CVPS	John & Marie Harrington	121	158	X	6/26/1990
Rutland	Sherburne	Deed	James McDonald, Trustee for Dean B. Yarnall, Bankrupt	CVPS	17	581		11/28/1994
Rutland	Shrewsbury	Deed	Rutland Railway Light & Power Company	CVPS	15	287		10/24/1929
Rutland	Shrewsbury	Deed	Vermont Hydro-Electric Corporation	CVPS	15	294		10/24/1929
Rutland	Shrewsbury	Deed	West River Power Company	CVPS	17	237		11/30/1944
Rutland	Shrewsbury	Deed	West River Power Company	CVPS	17	245		12/30/1944
Rutland	Shrewsbury	Deed	CVPS	International Paper Company	18	285	X	9/30/1952
Rutland	Shrewsbury	Deed	CVPS	John D. Colgan	20	397	X	10/12/1965
Rutland	Shrewsbury	Deed	CVPS	State of Vermont Fish and Game	20	589	X	1/16/1967
Rutland	Sudbury	Merger Agreement	Public Service Corporation of Vermont	CVPS	11	383		10/24/1929
Rutland	Sudbury	Warranty Deed	CVPS	Charles, Theodore, August, and William Michel	12	176	X	9/13/1940
Rutland	Sudbury	Deed	CVPS	Stanley L. Burns	14	480	X	10/15/1952
Rutland	Tinmouth	Merger Agreement	Public Service Corporation of Vermont	CVPS	13	233		10/24/1929
Rutland	Tinmouth	Deed	CVPS	Tinmouth Cemetery Association	17	65	X	10/8/1963
Rutland	Tinmouth	Deed	CVPS	The Nature Conservancy	22	146	X	4/19/1983
Rutland	Wallingford	Deed	Vermont Hydro-Electric Corporation	CVPS	23	604		10/24/1929
Rutland	Wallingford	Deed	Rutland Railway Light & Power Company	CVPS	23	604		10/24/1929
Rutland	Wallingford	Deed	West River Power Company	CVPS	27	187		11/30/1944
Rutland	Wallingford	Deed	Virginia E. Austin	CVPS	33	215		5/26/1966
Rutland	Wallingford	Deed	Calvin C. & Arietta D. Brown	CVPS	33	216		6/1/1966
Rutland	Wallingford	Deed	CVPS	Town of Wallingford	35	222	X	7/13/1971
Rutland	Wallingford	Deed	CVPS	David Zsido and Assigns	63	189	X	6/1/1996
Rutland	Wallingford	Deed	Lynn J. Edmunds and Judith A. Edmunds	CVPS	74	532		11/12/2002
Rutland	Wallingford	Deed	CVPS	Lynn J. Edmunds & Judith A. Edmunds	74	538	X	11/13/2002
Rutland	Wells	Deed	Vermont Hydro-Electric Corporation	CVPS	29	143		10/24/1929
Rutland	Wells	Deed	Granville Electric Company	CVPS	31	267		3/28/1944
Rutland	West Haven	Deed	Vermont Hydro-Electric Corporation	CVPS	16	79		10/24/1929
Rutland	West Haven	Merger Agreement	Public Service Corporation of Vermont	CVPS	16	76		10/24/1929
Rutland	West Rutland	Deed	Rutland Railway Light & Power Company	CVPS	10	177		10/24/1929
Rutland	West Rutland	Deed	Vermont Hydro-Electric Corporation	CVPS	10	170		10/24/1929
Rutland	West Rutland	Merger Agreement	Public Service Corporation of Vermont	CVPS	10	167		10/24/1929
Rutland	West Rutland	Deed	Vermont Marble Company	CVPS	11	86		2/17/1937
Rutland	West Rutland	Deed	Albert A. Cree, Agent	CVPS	9	386		3/27/1940
Rutland	West Rutland	Quit-claim Deed	CVPS	Michael J. Romano	13	92	X	7/17/1947
Rutland	West Rutland	Deed	CVPS	Town of West Rutland	17	367	X	7/5/1967
Rutland	West Rutland	Deed	CVPS	Jonathan N. Furman and A. Kathryn Furman	43	422	X	4/29/1994
Washington	Roxbury	Merger Agreement	Public Service Corporation of Vermont	CVPS	20	440		10/24/1929
Windham	Athens	Agreement of Merger	Vermont Utilities, Inc.	CVPS	9	479		8/5/1945
Windham	Brattleboro	Deed	Emily S. & William H. Minor	Brattleboro Gas Light Company	38	88		10/8/1892
Windham	Brattleboro	Deed	Twin State Gas & Electric Company	Susie E. Miner and Ellen S. Mixer	80	157		10/27/1943
Windham	Brattleboro	Deed	Susie E. Miner, S. Mixer and Elizabeth Johnson	Twin State Gas & Electric Company	80	158		11/5/1943
Windham	Brattleboro	Agreement of Merger	Twin State Gas & Electric Company	CVPS	80	198		11/27/1943
Windham	Brattleboro	Deed	Joseph & Bertha Kozlowski	CVPS	89	116		10/4/1949
Windham	Brattleboro	Deed	Betty F. Whiting	CVPS	101	578		12/8/1958
Windham	Brattleboro	Deed	Robert C. & Ruth B. Allard	CVPS	101	570		12/26/1958
Windham	Brattleboro	Deed	Berkshire Hathaway Inc.	CVPS	103	42		3/25/1959
Windham	Brattleboro	Deed	Central Vermont Railway, Inc.	CVPS	103	274		9/9/1959
Windham	Brattleboro	Deed	New England Power Company	CVPS	109	214		11/15/1963
Windham	Brattleboro	Deed	CVPS	Dorr W. Allen	111	395	X	11/3/1965
Windham	Brattleboro	Deed	CVPS	Jerry J. and Lorraine K. Gembarowski	111	404	X	11/4/1965
Windham	Brattleboro	Deed	CVPS	Pauline T. Vescio	117	18	X	11/4/1965
Windham	Brattleboro	Deed	F. Richard & M. Gertrude Bradley	CVPS	113	472		8/26/1966
Windham	Brattleboro	Deed	Paper Manufacturing and Realty Co., Inc.	CVPS	119	140		2/23/1968
Windham	Brattleboro	Deed	American Optical Corporation	CVPS	119	613		5/14/1968
Windham	Brattleboro	Deed	CVPS	State of Vermont	133	44	X	6/8/1972
Windham	Brattleboro	Deed	CVPS	Town of Brattleboro	135	429	X	2/20/1973
Windham	Brattleboro	Deed	William N. Scranton and Walter J. Zuk	CVPS	142	506		4/17/1975
Windham	Brattleboro	Deed	Estate of Merrill H. Hamilton, by F. Elliott Barber, Jr., Trustee	CVPS	142	621		4/30/1975
Windham	Brattleboro	Deed	CVPS	The Park Corporation	145	560	X	2/10/1976
Windham	Brattleboro	Deed	Roland J. Fisher, Frank W. Miller and Thomas J. Kaskie	CVPS	165	445		3/6/1981
Windham	Brookline	Agreement of Merger	Twin State Gas & Electric Company	CVPS	9	215		11/27/1943
Windham	Brookline	Agreement of Merger	Vermont Utilities, Inc.	CVPS	9	293		8/5/1945
Windham	Dover	Agreement of Merger	Twin State Gas & Electric Company	CVPS	15	511		11/27/1943
Windham	Dummerston	Deed	Charles H. & Ruth N. Thompson	Brattleboro Gas Light Company	19	349		8/30/1902
Windham	Dummerston	Deed	Lorenzo & Mina H. Streeter	Brattleboro Gas Light Company	19	95		7/16/1904
Windham	Dummerston	Deed	H.P. Wellman, Administrator, Est. of Amos V. May	Twin State Gas & Electric Company	20	145		7/6/1908
Windham	Dummerston	Agreement of Merger	Twin State Gas & Electric Company	CVPS	30	294		11/27/1943
Windham	Dummerston	Deed	CVPS	Town of Dummerston	34	25	X	11/29/1949
Windham	Dummerston	Deed	CVPS	Harry M. and Nan M. Whitaker	34	365	X	9/29/1952
Windham	Dummerston	Deed	CVPS	State of Vermont	42	73	X	6/22/1971
Windham	Dummerston	Deed	CVPS	State of Vermont	42	74	X	6/22/1971
Windham	Dummerston	Deed	CVPS	Charles Townsend	72	305	X	10/26/1999
Windham	Grafton	Agreement of Merger	Vermont Utilities, Inc.	CVPS	26	36		8/5/1945
Windham	Guilford	Agreement of Merger	Twin State Gas & Electric Company	CVPS	29	258		11/27/1943
Windham	Jamaica	Agreement of Merger	Vermont Utilities, Inc.	CVPS	31	420		8/5/1945
Windham	Jamaica	Deed	Frederick D. & Helen R. Wilkins	CVPS	36	23		11/20/1964
Windham	Jamaica	Deed	George E. & Margaret C. Day	CVPS	36	20		11/24/1964
Windham	Jamaica	Deed	John & Bernardine Morris	CVPS	37	385		5/26/1969
Windham	Londonderry	Agreement of Merger	Vermont Utilities, Inc.	CVPS	25	462		8/5/1945
Windham	Londonderry	Deed	CVPS	United States of America	28	157	X	9/8/1960
Windham	Londonderry	Deed	B. Allen Rowland	CVPS	30	450		12/15/1969
Windham	Londonderry	Deed	Herbert & Catherine Smith	CVPS	31	278		5/13/1971
Windham	Londonderry	Deed	CVPS	E. Carroll and Mary Joe Stollenwerck	32	547	X	5/18/1973
Windham	Marlboro	Agreement of Merger	Twin State Gas & Electric Company	CVPS	20	2		11/27/1943
Windham	Newfane	Agreement of Merger	Twin State Gas & Electric Company	CVPS	32	30		11/27/1943
Windham	Newfane	Agreement of Merger	Vermont Utilities, Inc.	CVPS	32	199		8/5/1945
Windham	Newfane	Deed	Harold L. Durgin	CVPS	39	153		5/22/1967
Windham	Newfane	Deed	CVPS	State of Vermont	57	244	X	1/21/1986
Windham	Rockingham	Agreement of Merger	Vermont Utilities, Inc.	CVPS	103	135		8/5/1945
Windham	Townshend	Agreement of Merger	Vermont Utilities, Inc.	CVPS	33	21		8/5/1945
Windham	Townshend	Deed	Anthony F. Cersosimo	CVPS	69	1		12/21/1998
Windham	Wardsboro	Agreement of Merger	Vermont Utilities, Inc.	CVPS	21	170		8/5/1945
Windham	Westminster	Agreement of Merger	Vermont Utilities, Inc.	CVPS	37	424		8/5/1945
Windham	Windham	Agreement of Merger	Vermont Utilities, Inc.	CVPS	14	424		8/5/1945
Windsor	Andover	Deed	James McDonald, Trustee for Dean B. Yarnall, Bankrupt	CVPS	17	112		11/28/1944
Windsor	Andover	Agreement of Merger	Vermont Utilities, Inc.	CVPS	17	127		8/5/1945
Windsor	Baltimore	Deed	Vermont Hydro-Electric Corporation	CVPS	4	205		10/24/1929
Windsor	Barnard	Merger Agreement	Public Service Corporation of Vermont	CVPS	27 1/2	217		10/24/1929
Windsor	Barnard	Agreement of Merger	Woodstock Electric Company	CVPS	32	147		4/17/1956
Windsor	Barnard	Deed	Romaine & Sandra M. Potwin	CVPS	36	393		5/22/1972
Windsor	Bethel	Agreement of Merger	Public Service Corp. of VT	CVPS	40	362		10/24/1929
Windsor	Bethel	Merger Agreement	Public Service Corporation of Vermont	CVPS	32 1/2	Sec. 5		10/24/1929
Windsor	Bethel	Deed	CVPS	Bethel Mills, Inc.	85	492	X	5/14/2003
Windsor	Bridgewater	Deed	James McDonald, Trustee for Dean B. Yarnall, Bankrupt	CVPS	31	321		11/28/1944
Windsor	Bridgewater	Agreement of Merger	Woodstock Electric Company	CVPS	33	219		4/17/1956
Windsor	Bridgewater	Deed	Bridgewater Electric Company	CVPS	62	183		10/29/1971
Windsor	Cavendish	Deed	Vermont Hydro-Electric Corporation	CVPS	26	565		10/24/1929
Windsor	Cavendish	Deed	James McDonald, Trustee for Dean B. Yarnall, Bankrupt	CVPS	28	335		11/28/1944
Windsor	Cavendish	Agreement of Merger	Vermont Utilities, Inc.	CVPS	28	388		8/5/1945
Windsor	Cavendish	Deed	CVPS	Duttonsville Common School District No. Seven	29	590	X	10/6/1952
Windsor	Cavendish	Deed	CVPS	William H. and Blanche A. Merrill	30	135	X	9/1/1953
Windsor	Cavendish	Deed	CVPS	Robert L. and Linda L. Butler	32	87	X	7/15/1966
Windsor	Cavendish	Deed	CVPS	Town of Cavendish	32	260	X	12/29/1967
Windsor	Cavendish	Deed	CVPS	Cavendish Fire District #2	32	332	X	9/16/1968
Windsor	Cavendish	Deed	CVPS	Town of Cavendish	35	151	X	9/16/1974
Windsor	Cavendish	Deed	Town of Cavendish	CVPS	36	435		11/21/1977
Windsor	Cavendish	Deed	Fletcher Farm, Inc.	CVPS	39	273		8/15/1983
Windsor	Cavendish	Deed	CVPS	Town of Cavendish	43	414	X	4/24/1989
Windsor	Cavendish	Deed	CVPS	Town of Cavendish	49	306	X	12/31/1997
Windsor	Chester	Deed	Vermont Hydro-Electric Corporation	CVPS	31	480		10/24/1929
Windsor	Chester	Agreement of Merger	Vermont Utilities, Inc.	CVPS	34	330		8/5/1945
Windsor	Chester	Deed	Charles & Paul Jeffrey	CVPS	38	101		5/31/1956
Windsor	Chester	Deed	Charles M. Jeffrey	CVPS	38	10		5/31/1956
Windsor	Chester	Deed	Ardis J. Johnson Clark	CVPS	40	11		1/20/1961
Windsor	Chester	Deed	CVPS	Donald B. McKinley	53	147	X	6/8/1976
Windsor	Hartford	Deed	Bradford Electric Light Co., Inc.	CVPS	47	39		10/24/1929
Windsor	Hartford	Merger Agreement	Public Service Corporation of Vermont	CVPS	47	40		10/24/1929
Windsor	Hartford	Deed	Vermont Hydro-Electric Corporation	CVPS	47	41		10/24/1929
Windsor	Hartford	Agreement of Merger	Woodstock Electric Company	CVPS	56	371		4/17/1956
Windsor	Hartford	Deed	Joseph DePalo, Jr., and Margaret S. DePalo	CVPS	61	196		7/20/1965
Windsor	Hartford	Deed	Quechee Lakes Corporation	CVPS	74	190		12/24/1974
Windsor	Hartford	Deed	Quechee Lakes Corporation	CVPS	79	150		12/2/1976
Windsor	Hartford	Deed	The Trustees of the Diocese of Vermont	CVPS	79	393		2/1/1977
Windsor	Hartland	Deed	Vermont Hydro-Electric Corporation	CVPS	33	215		10/24/1929
Windsor	Hartland	Agreement of Merger	Woodstock Electric Company	CVPS	40	291		4/17/1956
Windsor	Hartland	Deed	W.R. & Helen Schofield	CVPS	44	443		4/15/1971
Windsor	Hartland	Deed	CVPS	Maybe Martinez & Bryan Dieter	101	433	X	4/9/1996
Windsor	Ludlow	Deed	Vermont Hydro-Electric Corporation	CVPS	37	352		10/24/1929
Windsor	Ludlow	Deed	James McDonald, Trustee for Dean B. Yarnall, Bankrupt	CVPS	41	547		11/28/1944
Windsor	Ludlow	Deed	Frank L. Bixby and Kenneth R. Bixby	CVPS	63	492		2/28/1974
Windsor	Ludlow	Deed	CVPS	Susan Switzer Robinson	73	49	X	7/31/1979
Windsor	Ludlow	Deed	Fletcher Farm, Inc.	CVPS	83	300		8/15/1983
Windsor	Norwich	Deed	Bradford Electric Light Co., Inc.	CVPS	25	702		10/24/1929
Windsor	Plymouth	Deed	Vermont Hydro-Electric Corporation	CVPS	23	666		10/24/1929
Windsor	Plymouth	Deed	James McDonald, Trustee for Dean B. Yarnall, Bankrupt	CVPS	26	225		11/28/1944
Windsor	Plymouth	Deed	CVPS	State of Vermont	25	460	X	1/14/1954
Windsor	Plymouth	Deed	CVPS	W. Howard and Cecile Smith	37	245	X	2/24/1977
Windsor	Plymouth	Deed	CVPS	May B. and A.J. Maranville and Sally-Jayne Peniuk	39	497	X	1/17/1980
Windsor	Plymouth	Deed	CVPS	Riparian Rights, Ltd.	41	202	X	7/20/1981
Windsor	Plymouth	Deed	CVPS	Bernard & Marli Delaney	41	221	X	7/20/1981
Windsor	Pomfret	Merger Agreement	Public Service Corporation of Vermont	CVPS	26	13		10/24/1929
Windsor	Pomfret	Agreement of Merger	Woodstock Electric Company	CVPS	28	14		4/17/1956
Windsor	Reading	Deed	James McDonald, Trustee for Dean B. Yarnall, Bankrupt	CVPS	31	462		11/28/1944
Windsor	Reading	Agreement of Merger	Vermont Utilities, Inc.	CVPS	33	54		8/5/1945
Windsor	Rochester	Merger Agreement	Public Service Corporation of Vermont	CVPS	27	1		10/24/1929
Windsor	Rochester	Deed	Clinton J. & Mata J. Reed	CVPS	33	372		5/20/1965
Windsor	Rochester	Deed	Rawson C. & Susie Adams Kittredge	CVPS	33	373		5/20/1965
Windsor	Royalton	Merger Agreement	Public Service Corporation of Vermont	CVPS	5	509		10/24/1929
Windsor	Royalton	Deed	C.O. Spaulding, Executor - O.C. Sawyer Estate	CVPS	7	373		12/1/1937
Windsor	Royalton	Deed	Maude R. Harris	CVPS	10	367		7/1/1949
Windsor	Royalton	Deed	CVPS	Frank G. Spaulding	11	422	X	8/5/1953
Windsor	Royalton	Deed	Walter J. & Jeannette B. Therrien	CVPS	12	21		11/23/1953
Windsor	Royalton	Deed	CVPS	Town of Bethel	14	465	X	11/20/1962
Windsor	Royalton	Deed	Judith M. Sanders and Willo R. McCullough	CVPS	51	495		4/6/1995
Windsor	Sharon	Deed	C.O. Spaulding - Executor, O.C. Sawyer Estate	CVPS	23	168		12/1/1927
Windsor	Sharon	Merger Agreement	Public Service Corporation of Vermont	CVPS	22	84		10/24/1929
Windsor	Sharon	Agreement of Merger	Woodstock Electric Company	CVPS	26	416		4/17/1956
Windsor	Sharon	Deed	William & Jeanne Rikert	CVPS	29	406		2/8/1972
Windsor	Springfield	Deed	Vermont Hydro-Electric Corporation	CVPS	41	331		10/24/1929
Windsor	Springfield	Deed	Black River Power Company	CVPS	41	338		10/24/1929
Windsor	Springfield	Deed	George L. & Maud M. Merrifield	CVPS	44	490		7/14/1937
Windsor	Springfield	Deed	Peraska Skelaba & Terras Ankuda	CVPS	47	130		6/9/1941
Windsor	Springfield	Agreement of Merger	Vermont Utilities, Inc.	CVPS	48	547		8/5/1945
Windsor	Springfield	Deed	Town of Springfield	CVPS	56	103		3/14/1956
Windsor	Springfield	Deed	CVPS	Town of Springfield	58	358	X	11/4/1964
Windsor	Springfield	Deed	William J. Hall Jr. and Agnes E. Hall	CVPS	61	177		9/1/1965
Windsor	Springfield	Deed	Stanley T. Cichonowicz	CVPS	61	341		7/18/1966
Windsor	Springfield	Deed	The Fellows Gear Shaper Company	CVPS	63	21		8/19/1968
Windsor	Springfield	Deed	Fellows Corporation	CVPS	65	115		9/16/1971
Windsor	Springfield	Deed	CVPS	Alan R. and Valery H. Woodbury	120	211	X	11/19/1993
Windsor	Springfield	Deed	Springfield Regional Development Corporation	CVPS	120	202		12/29/1993
Windsor	Springfield	Deed	CVPS	Rockingham Area Community Land Trust, Inc.	188	71	X	2/23/1999
Windsor	Stockbridge	Merger Agreement	Public Service Corporation of Vermont	CVPS	27	375		10/24/1929
Windsor	Stockbridge	Deed	B. Hollister Goddard	CVPS	33	77		7/31/1968
Windsor	Stockbridge	Deed	William G. Stockle and Olga M. Stockle	CVPS	33	91		8/29/1968
Windsor	Stockbridge	Deed	Donald & Elizabeth Chamberlain	CVPS	34	121		7/13/1973
Windsor	Weathersfield	Deed	Black River Power Company	CVPS	27	582		10/24/1929
Windsor	Weathersfield	Deed	Vermont Hydro-Electric Corporation	CVPS	27	585		10/24/1929
Windsor	Weathersfield	Deed	CVPS	William H. and Blanche F. Merrill	29	359	X	4/13/1939
Windsor	Weathersfield	Agreement of Merger	Vermont Utilities, Inc.	CVPS	30	555		8/5/1945
Windsor	Weathersfield	Deed	CVPS	Waldo A. Parison	33	24	X	4/12/1951
Windsor	Weathersfield	Deed	Vermont Electric Power Company, Inc.	CVPS	38	479		9/29/1961
Windsor	Weathersfield	Deed	Philip V. & Eva A. Jarvis	CVPS	39	137		6/15/1962
Windsor	Weathersfield	Deed	CVPS	State of Vermont	40	275	X	2/3/1964
Windsor	Weathersfield	Deed	Wellwood Orchards, Inc.	CVPS	43	115		5/4/1967
Windsor	Weathersfield	Deed	Richard A. Connor, d.b.a. Perkinsville Electric Company	CVPS	47	202		5/29/1971
Windsor	Weathersfield	Deed	CVPS	Vermont Electric Power Company, Inc.	53	338	X	8/6/1976
Windsor	West Windsor	Agreement of Merger	Vermont Utilities, Inc.	CVPS	11	169		8/5/1945
Windsor	West Windsor	Deed	Deane H. & Eliza M. Parker	CVPS	14	474		11/5/1963
Windsor	Weston	Agreement of Merger	Vermont Utilities, Inc.	CVPS	22	29		8/5/1945
Windsor	Windsor	Deed	CVPS	Betsy H. and Richard P. Osgood	41	504	X	9/22/1927
Windsor	Windsor	Deed	Windsor Electric Light Company	CVPS	40	500		10/24/1929
Windsor	Windsor	Deed	Vermont Hydro-Electric Corporation	CVPS	40	402		10/24/1929
Windsor	Windsor	Deed	Windsor Electric Light Company	CVPS	48	500		10/25/1929
Windsor	Windsor	Agreement of Merger	Vermont Utilities, Inc.	CVPS	48	216		8/5/1945
Windsor	Windsor	Deed	CVPS	Roger T. Maher	52	365	X	6/12/1951
Windsor	Windsor	Deed	CVPS	American Precision Museum	61	379	X	9/6/1966
Windsor	Windsor	Deed	CVPS	American Precision Museum	79	118	X	11/23/1982
Windsor	Woodstock	Deed	Betsy S. & William H. Brownell	Woodstock Electric Company	33	400		6/12/1893
Windsor	Woodstock	Deed	William S. Dewey, John J. Dewey, Emma Dewey Denison and Henry C. Denison	Woodstock Electric Company	33	233		6/12/1893
Windsor	Woodstock	Deed	William H. Brownell	Woodstock Electric Company	33	398		6/12/1893
Windsor	Woodstock	Deed	Woodstock Electric Company	William H. Brownell	34	371		6/12/1893
Windsor	Woodstock	Deed	W.H. & Brownell	Woodstock Electric Company	38	384		6/21/1909
Windsor	Woodstock	Deed	Wilfred Smith	Woodstock Electric Company	38	58		12/16/1910
Windsor	Woodstock	Deed	Elisha S. & Lucia E. Spaulding	Woodstock Electric Company	40	372		8/5/1914
Windsor	Woodstock	Deed	Henry C. Cushing	Woodstock Electric Company	41	399		3/29/1926
Windsor	Woodstock	Deed	Woodstock Electric Company	Vermont Hydro-electric Corporation	44	19		6/16/1929
Windsor	Woodstock	Deed	Woodstock Railway Company by Richard Billings	Woodstock Electric Company	43	279		6/20/1929
Windsor	Woodstock	Deed	Vermont Hydro-Electric Corporation	CVPS	44	381		10/24/1929
Windsor	Woodstock	Deed	Woodstock Railway Company by C.H. Furber	Woodstock Electric Company	45	251		7/7/1933
Windsor	Woodstock	Deed	Woodstock Railway Company by C.H. Furber	Woodstock Electric Company	45	276		9/7/1933
Windsor	Woodstock	Deed	Gulf Refining Company by J.W. Williams	Woodstock Electric Company	45	278		10/6/1933
Windsor	Woodstock	Deed	Woodstock Railway Company by C.H. Furber	Woodstock Electric Company	51	248		5/24/1934
Windsor	Woodstock	Deed	Woodstock Railway Company by C.H. Furber	Woodstock Electric Company	45	332		9/17/1934
Windsor	Woodstock	Deed	Clara Vail & Henry S. Brooks	Woodstock Electric Company	45	530		9/10/1935
Windsor	Woodstock	Deed	Woodstock Electric Company	CVPS	45	526		2/12/1937
Windsor	Woodstock	Deed	Woodstock Electric Company	Ralph Maxham	51	10		8/18/1949
Windsor	Woodstock	Deed	George B. & Edna C. Aycrigg	Woodstock Electric Company	53	25		7/9/1953
Windsor	Woodstock	Deed	Woodstock Electric	CVPS	53	538		4/17/1956
Windsor	Woodstock	Agreement of Merger	Woodstock Electric Company	CVPS	53	540		4/17/1956
Windsor	Woodstock	Deed	Bridgewater Electric Company	CVPS	55	37	X	8/29/1960
Windsor	Woodstock	Deed	CVPS	Town of Woodstock	59	586	X	1/23/1969
Windsor	Woodstock	Deed	CVPS	Laurance S. Rockefeller	60	394	X	12/24/1970
Windsor	Woodstock	Deed	Woodrock Corporation	CVPS	60	429		3/29/1971
Windsor	Woodstock	Deed	Bridgewater Electric Company	CVPS	62	229		10/29/1971
Windsor	Woodstock	Deed	Bridgewater Electric Company	CVPS	62	228		10/29/1971
Windsor	Woodstock	Deed	CVPS	Town of Woodstock	62	287	X	2/10/1972
Windsor	Woodstock	Deed	Laurence S. Rockefeller	CVPS	63	421		10/20/1973
Windsor	Woodstock	Deed	CVPS	Laurance S. Rockefeller	63	419	X	10/24/1973
Windsor	Woodstock	Deed	CVPS	Laurance S. Rockefeller	63	417	X	10/24/1973
Windsor	Woodstock	Deed	CVPS	State of Vermont	65	28	X	5/10/1974
Windsor	Woodstock	Deed	CVPS	Laurance S. Rockefeller	65	12	X	5/17/1974
Windsor	Woodstock	Deed	CVPS	Neal A. and Betty Ann Lantz	65	515	X	6/23/1975
Windsor	Woodstock	Deed	CVPS	Neal A. and Betty Ann Lantz	67	307	X	5/26/1977
Windsor	Woodstock	Deed	CVPS	Lawrence Hazen and Paula June Boynton	69	6	X	6/19/1978
Windsor	Woodstock	Deed	CVPS	Woodstock National Bank	69	299	X	4/29/1979
Windsor	Woodstock	Deed	CVPS	John & Robin Fernsell	86	165	X	3/26/1986
Windsor	Woodstock	Deed	CVPS	Woodstock Recycling and Refuse Corp	125	488	X	12/20/1996
Also, all property of every kind whatsoever, including land and premises, rights, privileges, easements, transmission lines, substations and distribution lines, in the following towns:

IN NEW LONDON COUNTY, STATE OF CONNECTICUT:
Waterford

IN HARTFORD COUNTY, STATE OF CONNECTICUT:
Berlin

IN CUMBERLAND COUNTY, STATE OF MAINE:
Yarmouth

IN SULLIVAN COUNTY, STATE OF NEW HAMPSHIRE:
Charlestown	Cornish	Plainfield
Claremont	Newport	Unity

IN CHESHIRE COUNTY, STATE OF NEW HAMPSHIRE:
Chesterfield	Hinsdale

IN GRAFTON COUNTY, STATE OF NEW HAMPSHIRE:
Bath	Lyman	Orford
Haverhill	Lyme	Piermont

IN WASHINGTON COUNTY, STATE OF NEW YORK:
Granville	Hampton

IN RENSSELAER COUNTY, STATE OF NEW YORK:
Hoosick

IN ADDISON COUNTY, STATE OF VERMONT:
Addison	Leicester	Ripton
Bridport	Lincoln	Salisbury
Bristol	Middlebury	Shoreham
Cornwall	Monkton	Starksboro
Ferrisburg	New Haven	Vergennes
Goshen	Orwell	Weybridge
Granville	Panton	Whiting
Hancock

IN BENNINGTON COUNTY, STATE OF VERMONT:
Arlington	Manchester	Searsburg
Bennington	Peru	Shaftsbury
Dorset	Pownal	Sunderland
Glastenbury	Rupert	Winhall
Landgrove	Sandgate	Woodford

IN CALEDONIA COUNTY, STATE OF VERMONT:
Barnet	Lyndon	Walden
Danville	Ryegate	Waterford
Kirby	St. Johnsbury	Wheelock

IN CHITTENDEN COUNTY, STATE OF VERMONT:
Buels Gore	Essex	Milton
Burlington	Huntington	Underhill
Colchester	Jericho	Westford

IN ESSEX COUNTY, STATE OF VERMONT:
Concord	Guildhall	Victory
Granby	Lunenburg

IN FRANKLIN COUNTY, STATE OF VERMONT:
Bakersfield	Fletcher	Richford
Berkshire	Franklin	Sheldon
Enosburg	Georgia	St. Albans City
Fairfax	Highgate	St. Albans Town
Fairfield	Montgomery	Swanton

IN LAMOILLE COUNTY, STATE OF VERMONT:
Belvidere	Eden	Johnson
Cambridge	Hyde Park

IN ORANGE COUNTY, STATE OF VERMONT:
Bradford	Fairlee	Thetford
Braintree	Newbury	Tunbridge
Brookfield	Randolph	Vershire
Chelsea	Strafford	West Fairlee

IN ORLEANS COUNTY, STATE OF VERMONT:
Lowell	Irasburg

IN RUTLAND COUNTY, STATE OF VERMONT:
Benson	Mendon	Rutland Town
Brandon	Middletown Springs	Shrewsbury
Castleton	Mt. Holly	Sudbury
Chittenden	Mt. Tabor	Tinmouth
Clarendon	Pawlet	Wallingford
Danby	Pittsfield	Wells
Fair Haven	Pittsford	West Haven
Hubbardton	Poultney	West Rutland
Ira	Proctor
Killington (fka Sherburne)	Rutland City

IN WASHINGTON COUNTY, STATE OF VERMONT:
Northfield	Roxbury

IN WINDHAM COUNTY, STATE OF VERMONT:
Athens	Guilford	Stratton
Brattleboro	Jamaica	Townshend
Brookline	Londonderry	Vernon
Dover	Marlboro	Wardsboro
Dummerston	Newfane	Westminster
Grafton	Rockingham	Windham

IN WINDSOR COUNTY, STATE OF VERMONT:
Andover	Hartland	Sharon
Baltimore	Ludlow	Springfield
Barnard	Norwich	Stockbridge
Bethel	Plymouth	Weathersfield
Bridgewater	Pomfret	Weston
Cavendish	Reading	West Windsor
Chester	Rochester	Windsor
Hartford	Royalton	Woodstock